BAYVIEW FINANCIAL
MORTGAGE PASS-THROUGH TRUST 2006-D

Mortgage Pass-Through Certificates, Series 2006-D

[$485,162,000] (Approximate)

Subject to Revision

December 5, 2006 - Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. - All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

STATIC POOL INFORMATION
The content of the website http://www.bfstaticpools.com will be updated prior to the Pricing Date of the Offered Securities to comply with the requirements of Item 1105 of Regulation AB under the Securities Act of 1933.

JPMorgan

New Issue Free Writing Prospectus

[$485,162,000]
(Approximate)

BAYVIEW FINANCIAL

MORTGAGE PASS-THROUGH TRUST 2006-D
Mortgage Pass-Through Certificates,
SERIES 2006-D

Preliminary Term Sheet

Bayview Financial Securities Company, LLC
Depositor

Wells Fargo Bank, N.A.
Master Servicer

U.S. Bank National Association
Trustee

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES (“CURRENT
BALANCES”) AS OF NOVEMBER 1, 2006 (“THE CUT-OFF DATE”) UNLESS OTHERWISE INDICATED.
On the cut-off date , the assets of the trust fund primarily consist of two pools (each a “Mortgage Pool”) of first lien, fully amortizing and balloon, fixed and adjustable rate, mortgage loans secured by residential properties.

Free Writing Prospectus for
BAYV 2006-D

JPMorgan Contact List

Mortgage Backed Securities			Syndicate/Sales Desk
Origination:	Stanley Labanowski	(212) 834-9312	Matthew Cherwin	(212) 834-4154
	Matthew Wong	(212) 834-5709	Andrew Cherna	(212) 834-4154
	Ekaterina Fayn	(212) 834-9112	Melissa Traylor	(212) 834-4154
	Rifat Chowdhury	(212) 834-5873

Structuring:	Kavitha Vignarajah	(212) 834-5399
	Steven Wang	(212) 834-5833

Trading:	Peter Basso	(212) 834-3720
	Samir Noriega	(212) 834-4574

Rating Agency Contacts
Standard & Poor’s
Waqas Shaikh	(212) 438-6318

Moody’s
Wioletta Frankowicz	(212) 553-1019
James Huang
Fitch
Michele Patterson	(212) 908-0779
Marissa Kimmel	(212) 908-0343

Please Direct All Questions to the Syndicate Desk (212)834-4154 Matthew Cherwin Andy Cherna Randall Outlaw Melissa Traylor

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

BOND SUMMARY

$[485,162,000]
(APPROXIMATE, SUBJECT TO +/- 10% VARIANCE)
 BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2006-D
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-D
Senior / Subordinate REMIC Certificates

Class	Approximate Size ($)	Initial Coupon (1)	Est.WAL (yrs.) Call/Mat (2)	Prin. Window (Mths.) Call/Mat (2)	Approx. Initial C/E (3)	Approx. Targeted C/E (4)	Legal Final Maturity(12)	Expected Ratings (5) Moody’s/S&P/Fitch
A-IO	(6)	Variable	1.21 / 1.21	1-30 / 1-30	13.30%	14.55%	5/2009	Aaa/AAA/AAA
1-A1	$91,428,000	[ ]%	1.00 / 1.00	1-27 / 1-27	13.30%	14.55%	12/2036	Aaa/AAA/AAA
1-A2	$35,257,000	[ ]%	3.00 / 3.00	27-51 / 27-51	13.30%	14.55%	12/2036	Aaa/AAA/AAA
1-A3	$13,886,000	[ ]%	4.95 / 4.95	51-71 / 51-71	13.30%	14.55%	12/2036	Aaa/AAA/AAA
1-A4	$17,571,000	[ ]%	7.93 / 9.99	71-104 / 71-225	13.30%	14.55%	12/2036	Aaa/AAA/AAA
1-A5(7)	$17,571,000	[ ]%	6.42 / 6.54	37-104 / 37-223	13.30%	14.55%	12/2036	Aaa/AAA/AAA
2-A1	$64,529,000	1mL+[ ]%	1.00 / 1.00	1-28 / 1-28	13.30%	14.55%	12/2036	Aaa/AAA/AAA
2-A2	$24,712,000	1mL+[ ]%	3.00 / 3.00	28-49 / 28-49	13.30%	14.55%	12/2036	Aaa/AAA/AAA
2-A3	$34,065,000	1mL+[ ]%	6.67 / 7.50	49-104 / 49-225	13.30%	14.55%	12/2036	Aaa/AAA/AAA
2-A4	$123,306,000	1mL+[ ]%	2.97 / 3.19	1-104 / 1-225	13.30%	14.55%	12/2036	Aaa/AAA/AAA
M-1	$24,843,000	1mL+[ ]%	5.88 / 6.50	37-104 / 37-225	8.20%	9.45%	12/2036	Aa2/AA/AA
M-2	$7,063,000	1mL+[ ]%	5.88 / 6.50	37-104 / 37-225	6.75%	8.00%	12/2036	Aa3/AA-/AA-
M-3	$12,178,000	1mL+[ ]%	5.88 / 6.50	37-104/ 37- 225	4.25%	5.50%	12/2036	A2/A/A
M-4	$4,871,000	1mL+[ ]%	5.88 / 6.50	37-104 / 37-225	3.25%	4.50%	12/2036	A3/A-/A-
B-1	$4,871,000	1mL+[ ]%	5.88 / 6.50	37-104 / 37-225	2.25%	3.50%	12/2036	Baa1/BBB+/BBB+
B-2	$4,140,000	1mL+[ ]%	5.88 / 6.50	37-104 / 37-225	1.40%	2.65%	12/2036	Baa2/BBB/BBB
B-3	$4,871,000	1mL+[ ]%	5.88 / 6.50	37-104 / 37-225	0.40%	1.65%	12/2036	Baa3/BBB-/BBB-
X (8) (9)	Not Offered Hereby							NR
P (8) (10)	Not Offered Hereby							NR
R (8) (11)	Not Offered Hereby							NR
RL(8)(11)	Not Offered Hereby							NR

(1)
Each class of Offered Certificates, other than the Class A-IO Certificates, is subject to the applicable Available Funds Cap, as described on page 19. Following the first distribution date on which the 10% Optional Call may be exercised, the coupon on any class of Pool 1 Senior Certificates will equal the Initial Coupon for such class plus 0.50%, and the margin on any class of Pool 2 Senior Certificates and the Subordinate Certificates will equal 1.5 times the initial spread for such class. One Month LIBOR for the first accrual period will be determined two business days prior to the Closing Date. The Class A-IO Certificates will have a coupon as described on pages 24.

(2)
The weighted average lives (“WAL”) and Principal Window assume prepayments occur at 21% CPR and the certificates pay on the 28th of each month beginning in December 2006. The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Distribution Date. The principal window for the Class A-IO represents distributions of interest only.

(3)
Initial credit support (“C/E”) for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the initial O/C amount. The initial O/C amount on the Closing Date will equal 0.40% of the Cut-Off Date collateral balance. Rating levels are subject to final approval.

(4)	Assumes O/C has increased from 0.40% to the O/C Target. The O/C Target is 1.65% of Cut-Off Date collateral balance.

(5)	Ratings are subject to final rating agency approval.

(6)
The Class A-IO Certificates will be entitled to receive payments of interest only based on a variable rate and notional amount. The class notional amount of the Class A-IO Certificates for each Distribution Date up to the Distribution Date in May 2009 will equal the sum of the Component Notional Amounts of the A-IO(1) and A-IO(2) Components for such date and thereafter will equal zero, as described on page 24.

(7)
The Class 1-A5 Certificates (the “Non-Accelerating Senior”) are not expected to receive accelerated payments of principal to the same extent as the other senior certificates because principal distributions with respect to this class will not be made until the Distribution Date in December 2009, unless the other Pool 1 Senior Certificates have been retired.

(8)	The Class X, P, R and RL Certificates are not offered hereby.

(9)
The Class X Certificates represent the entitlement to certain remaining cash flows in respect of the mortgage loans, the interest rate swap agreement, and the interest rate cap agreement, following payment of principal and interest in respect of the Offered Certificates, interest rate swap, and the Class P Certificates, as described herein.

(10)	The Class P Certificates are entitled to all prepayment penalty distributions.

(11)	The Class R and RL Certificates are non-economic REMIC tax residuals.

(12)
The legal final maturity date was determined to occur in the calendar month that is 30 years following the closing date for each class of Offered Certificates except the Class A-IO Certificates. The legal final maturity date for the Class A-IO Certificates is the 30th Distribution Date.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

DEAL OVERVIEW

•
Bayview Financial Mortgage Pass-Through Trust 2006-D Mortgage Pass-Through Certificates, Series 2006-D is a term mortgage-backed securitization. On the Closing Date, the Trustee will issue REMIC Certificates. The mortgage loans will have been sold by Bayview Financial, L.P. and Bayview Financial Property Trust II (each a “Seller”) to Bayview Financial Securities Company, LLC (the “Depositor”). The Depositor will sell the mortgage loans and other assets to the Trustee.

•
Certificates will represent ownership interests in the assets of the trust fund, which will consist primarily of fixed and adjustable rate, first lien, fully amortizing and balloon, residential loans, as described in detail on pages 43.

•
The rate type of the mortgage loans to be included in the trust fund will be comprised of approximately (i) 41.34% ($201,357,270) fixed-rate mortgage loans (“Fixed”) and (ii) 58.66% ($285,753,341) adjustable-rate mortgage loans (“ARMs”). The aggregate stated principal balance as of mortgage loans as of the Cut-off Date is $487,110,611.

•
The mortgage loans to be included in the trust fund will be divided into two pools (“Pool 1” and “Pool 2”, each a “Mortgage Pool”). Pool 1 will represent approximately 41.61% of the mortgage loans and Pool 2 will represent approximately 58.39% of the mortgage loans. Below are the criteria for each mortgage loan Pool:

Pool 1 will consist of: (i) fixed-rate mortgage loans with gross rates greater than 5.80% and (ii) any adjustable-rate mortgage loan with a months-to-roll greater than sixty months as of each loan’s Paid Through Date (approximately 13.01% of the pool 1 mortgage loans); and

Pool 2 will consist of: (i) adjustable-rate mortgage loans with a months-to-roll less than or equal to sixty months as of each loan’s Paid Through Date and (ii) any fixed-rate mortgage loan with a gross rate less than or equal to 5.80% (approximately 8.81% of the pool 2 mortgage loans).

•	Distributions of interest and principal on the Senior Certificates identified with a “1-” in their class designation will be primarily based on collections from the Pool 1 mortgage loans.

•	Distributions of interest and principal on the Senior Certificates identified with a “2-” in their class designation will be primarily based on collections from the Pool 2 mortgage loans.

•
Distributions on the Class A-IO Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 (the “Subordinate Certificates”) will be will be based on collections from both mortgage pools.

•	Limited Cross-Collateralization: If the Senior Certificates relating to one Mortgage Pool have been retired, then principal payments on the mortgage loans in that Mortgage Pool will be subject to distribution to the remaining Senior Certificates relating to the other Mortgage Pool, if any, before being distributed to the Subordinate Certificates.

•	The trust will feature a 10% Optional Call.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

OFFERED CERTIFICATES

•
The Trust will issue five classes of fixed rate Certificates: Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 (the “Fixed-Rate Certificates” or the “Pool 1 Senior Certificates”). In addition to the Fixed-Rate Certificates, the trust will issue eleven classes of one-month LIBOR floating-rate Certificates: Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 (the “LIBOR Certificates”). The Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 (the “Senior LIBOR Certificates” or the “Pool 2 Senior Certificates”), along with the Fixed-Rate Certificates, will be the “Class A Certificates”.

•
In addition to the Fixed-Rate and the LIBOR Certificates, the Trustee will issue one interest-only class, the “Class A-IO” Certificates. The Class A-IO is a 30-month scheduled interest-only certificate that will not have a class principal balance and will not be entitled to payments of principal. Interest will accrue on the Class A-IO based on a variable notional amount comprised of two components “A-IO(1)” and “A-IO(2)” that will accrue interest based on variable interest rates, as described herein.

•
The Class X, Class R and Class RL Certificates are residual classes. The Class X Certificates will be entitled to releases of excess interest, as described below under Interest Payment Priority and Supplemental Interest Trust Payment Priority. The Class R and Class RL Certificates represent the REMIC tax residuals.

•	The Class P Certificates are entitled to all prepayment penalty distributions.

•
The Class A-IO and Class A Certificates are collectively the “Senior Certificates”. The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates are collectively, the “Subordinate Certificates”. The Class A-IO, Class A and Subordinate Certificates are the “Offered Certificates”. The Class X, Class P, Class R and Class RL Certificates are not offered hereby.

•
In addition to the mortgage loans, the assets of the trust fund will include an interest rate cap agreement pursuant to a 10-year schedule whereby the cap provider will be required to make monthly payments to the trust from December 2006 through November 2016 if one-month LIBOR moves above certain specified strike rates, as described on pages 21 and 22. The interest rate cap agreement is intended to partially mitigate the amount of basis risk shortfalls experienced by the Fixed-Rate and LIBOR Certificates due to the application of the applicable Available Funds Cap.

•
Each class of Offered Certificates will represent an undivided beneficial ownership interest in the Supplemental Interest Trust. The Supplemental Interest Trust will hold an interest rate swap agreement pursuant to a 4-year schedule for the benefit of the Certificateholders. The Trustee, on behalf of the Supplemental Interest Trust, will enter into an interest rate swap agreement with BNP Paribas, as Swap Counterparty. Under the interest rate swap agreement, one business day prior to each Distribution Date, beginning in December 2006 and ending in November 2010, the Supplemental Interest Trust will be obligated to make payments to the Swap Counterparty if one month LIBOR (as determined under the interest rate swap agreement) is less than or equal to 4.721%, and the Swap Counterparty will be obligated to make payments to the Supplemental Interest Trust if one month LIBOR is greater than 4.721%, in each case calculated on the Swap Notional Amount for such Distribution Date, as described on page 23.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

CREDIT ENHANCEMENT

•
Credit enhancement for the benefit of the Certificateholders will be provided by (1) Excess Interest, (2) Overcollateralization, (3) Reserve Fund, and (4) Subordination. Excess Interest is described on page 42.

•
Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of the Subordinate Certificates in reverse order of seniority before reducing amounts distributable in respect of the Class A Certificates. The balances of the Class A Certificates will not be reduced by Realized Losses.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

STRUCTURE

Principal

•	Subordinate Certificates will be locked-out from distributions of principal until the earlier of (1) the first three years and (2) the date on which the Class A Certificates have been reduced to zero.
•
On or after the Stepdown Date, provided a Trigger Event (as described on page 15) is not in effect, principal will be distributed to the Class A and Subordinate Certificates pro rata, as described on pages 31 through 32 in reduction of their respective Class principal balances to the Targeted Overcollateralization Amount for that Distribution Date until reduced to zero.

Interest

•
Each class of Pool 1 Senior Certificates will accrue interest at a fixed rate, subject to the Pool 1 Senior Available Funds Cap. Each class of Pool 2 Senior Certificates will accrue interest at the rate of One Month LIBOR plus a specified margin, subject to the Pool 2 Senior Available Funds Cap.

•	Each class of Subordinate Certificates will accrue interest at the rate of One Month LIBOR plus a specified margin, subject to the Subordinate Available Funds Cap.

•	The coupon on the Pool 1 Senior Certificates will increase by 0.50% for each such class, taking effect after the first Distribution Date on which the 10% Optional Call may be exercised.

•
The spread on the Pool 2 Senior Certificates, Class M and B Certificates (i.e., the LIBOR Certificates) will increase to 1.5 times the stated margin for each such class, taking effect after the first Distribution Date on which the 10% Optional Call may be exercised.

•	Basis risk shortfalls will be paid on future Distribution Dates with interest, to the extent of funds available.

Subordination of Class M and B Certificates

Priority of Payment	Class A-IO and Class A(1) Initial Enhancement Pct. (13.30%)	Order of Loss Allocation
Class M-1 Initial Enhancement Pct. (8.20%)
The initial Enhancement Percentage is the Enhancement Percentage (as defined on page [13]), which includes the initial O/C Amount of approximately $1,948,611.04 or 0.40% of the Cut-off Date balance.

On or after the Stepdown Date (provided a Trigger Event is NOT in effect) O/C will step-down to 2 times Target O/C (3.30% of current collateral balance), subject to an O/C Floor
	Class M-2 Initial Enhancement Pct. (6.75%)		Classes M-1, M-2, M-3, M-4, B-1, B-2 B-2, and B-3 are subject to a lock-out period until the Stepdown Date with respect to principal payments.
Class M-3 Initial Enhancement Pct. (4.25%)
Class M-4 Initial Enhancement Pct. (3.25%)
Class B-1 Initial Enhancement Pct. (2.25%)
Class B-2 Initial Enhancement Pct. (1.40%)
Class B-3 Initial Enhancement Pct. (0.40%)

Overcollateralization Initial upfront (0.40%) Target (1.65%)

(1) The Interest-Only Class (Class A-IO) is not entitled to distributions of principal. Class A-IO and Class A Certificates have preferential right to receive interest over the Subordinate Certificates as described under “Interest Payment Priority” below.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS

Issuing Entity:	Bayview Financial Mortgage Pass-Through Trust 2006-D

Seller:	Bayview Financial, L.P., “BFLP”

Recent Developments:
The staff of the Securities and Exchange Commission (the “Commission”) has commenced an inquiry with respect to BFLP and has requested documents and information relating to BFLP’s securitization business, including documents showing any alteration of data with respect to loans acquired, owned, serviced or securitized by BFLP, as well as any information related to any reported act of fraud. There can be no assurance as to the scope or duration of the inquiry, whether it relates only to the matters described below, or what the result of the inquiry may be, or as to whether a formal investigation will be commenced by the Commission at some date in the future.

In March of 2006, the senior executives of the company became aware that a highly placed employee of BFLP had, over a period of years, altered credit-related data with respect to a portion of acquired mortgage loans. This individual, whose employment has since been terminated, was a senior salesperson, a managing director and a limited partner of BFLP, and was also the head of BFLP’s residential mortgage loan acquisition business.

This unauthorized alteration of loan-level information involved almost exclusively residential mortgage loans. The data alteration primarily involved falsely increasing borrower credit scores, but also included in some cases changes to property type or occupancy codes and, in fewer cases, other variables.

Prospective investors are encouraged to read the discussion under “Recent Developments” in the Prospectus Supplement.

Offered Certificates:
Class A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, 2-A4, M-1, M-2, M-3, M-4, B-1, B-2 and B-3 Certificates are the “Offered Certificates”. In addition to the Offered Certificates, the trust fund will issue the Class X, Class P, Class R and Class RL Certificates.

Senior Certificates:	Class A-IO and Class A Certificates.
Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates.
Fixed-Rate Certificates:	Class 1-A1, 1-A2, 1-A3, 1-A4 and 1-A5 Certificates.
Non-Accelerated Senior
Certificates:	Class 1-A5 Certificates.
LIBOR Certificates:	Class 2-A1, 2-A2, 2-A3, Class 2-A4 and the Subordinate Certificates.
Interest-Only Certificates:	Class A-IO Certificates.
Senior LIBOR Certificates:  Class 2-A1, 2-A2, 2-A3 and 2-A4 Certificates.

Lead Underwriter:	J.P. Morgan Securities Inc.

Co-Underwriters:	Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Revolving Trust Seller:	Bayview Financial Property Trust II

Depositor:	Bayview Financial Securities Company, LLC

Trustee:	U.S. Bank National Association

Master Servicer:	Wells Fargo Bank, N.A. (the “Master Servicer”)

Servicers:	M & T Mortgage Corporation, Bayview Loan Servicing, LLC, and others to be determined.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Servicing Advances:
The Servicers are required under the servicing agreements to advance delinquent payments of principal and interest on all Mortgage Loans in the trust, to the extent that such advances are expected to be ultimately recoverable from the related Mortgage Loan.

Custodian:	U.S. Bank National Association
Cap Counterparty:	Barclays Capital
Swap Counterparty:	BNP Paribas
Cut-off Date:	November 1, 2006.
Delinquency Determination Date:
The most recent date, for each mortgage loan, as of which information was received from the applicable servicer, which was on or after November 1, 2006, with respect to approximately 60.29% of the mortgage loans, on or after October 1, 2006 and prior to November 1, 2006, with respect to approximately 39.58% of the mortgage loans, and an earlier date with respect to approximate 0.13% of the mortgage loans.

Expected Pricing Date:	On or about December 7, 2006
Expected Closing Date:	On or about December 15, 2006
Pricing Prepayment Speed:	21% constant prepayment rate (“CPR”).
Distribution Date:
28th day of each month (or the next business day), commencing in December 2006. For the purposes of determining the month immediately preceding any Distribution Date, the Distribution Date will be deemed to be the 28th day of the month irrespective of whether such day is a business day.

Net Mortgage Rate:	The Net Mortgage Rate with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the Aggregate Fee.
Servicing Fee:	As of the Cut-off Date, approximately 0.48504% per annum on the aggregate principal balance of the mortgage loans, payable monthly.
Master Servicing Fee:	0.0150% per annum of the collateral balance
Trustee Fee:	0.0050% per annum of the collateral balance
Custodian Fee:	0.0025% per annum of the collateral balance
Aggregate Fee:
The “Aggregate Fee” for each Mortgage Loan is the sum of the applicable Servicing Fee, the Master Servicing Fee, the Trustee Fee, the Custodian Fee and the premium rate of any lender-paid primary mortgage insurance (if applicable).

Record Date:
The “Record Date” for each of the Fixed-Rate Certificates for any Distribution Date will be the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. The ‘‘Record Date” for the Class A-IO and the LIBOR Certificates for any Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. In the case of the first Distribution Date the Record Date will be the Closing Date for all Fixed Rate Certificates.

Day Count:
Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period; interest will accrue on the Fixed-Rate Certificates and the Class A-IO Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Delay Days:	0 days for the Class A-IO and LIBOR Certificates, 27 days for the Fixed-Rate Certificates.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Accrual Period:
Interest on the Class A-IO and LIBOR Certificates accrues from the last Distribution Date (or in the case of the first Distribution Date, the Closing Date) through the day preceding the current Distribution Date. Interest on the Fixed-Rate Certificates will accrue for each Distribution Date for the period consisting of the calendar month immediately preceding such Distribution Date.

Accrued Interest:	On the Closing Date, the Class A-IO and LIBOR Certificates will settle flat (without accrued interest), and the Fixed-Rate Certificates will settle with 44 days of accrued interest.

Due Period:
With respect to any Distribution Date, the “Due Period” is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the Prepayment Period is the immediately preceding calendar month (or, in certain cases, such other period as is specified in the applicable servicing agreement).

LIBOR Index:
LIBOR will be determined on the second business day immediately prior to the commencement of the applicable Accrual Period. The LIBOR rate will be equal to the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 AM, London time, on such LIBOR determination date.

Registration:	The Offered Certificates will be available in book-entry form through DTC.

Minimum Denominations:	LIBOR and Fixed-Rate Certificates: Minimum of $100,000, and multiples of $1 in excess thereof. Class A-IO Certificates: Minimum of $1,000,000 and multiples of $1 in excess thereof.

Clearing:	DTC, Euroclear or Clearstream

SMMEA Eligibility:	The offered Certificates will not be "mortgage-related securities" for purposes of SMMEA.

ERISA Eligibility:
As of the Closing Date, the Senior Certificates will be eligible for purchase by employee benefit plans and other plans and arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain conditions, including, during the term of the Supplemental Interest Trust, satisfaction of the requirements of Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or some other applicable administrative statutory exemption. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such Certificates. The Subordinate Certificates may only be purchased by plan investors that are life insurance companies that meet the requirements of PTCE 95-60.

Tax Status:	For federal income tax purposes, multiple elections will be made to treat specified portions of the Trust Fund as “real estate mortgage investment conduits” (each, a “REMIC”).

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

10% Optional Call:
On any Distribution Date beginning on the Optional Call Date, the Master Servicer will, as provided in the Pooling and Servicing Agreement, have the option to purchase the Mortgage Loans and all other property of the Trust Fund at a price equal to the sum of (a) the greater of (1) the aggregate unpaid principal balance of the Mortgage Loans and (2) the fair market value of the Mortgage Loans without regard to accrued interest, (b) interest accrued and unpaid on the Mortgage Loans (not already covered in (1) above), (c) any unpaid servicing advances with respect to the Mortgage Loans, (d) the fair market value of all other property of the Trust Fund and (e) any swap termination payment owed to the Swap Counterparty still unpaid or due as a result of the exercise of the 10% Optional Call.

The “Optional Call Date” is the first Distribution Date on which the Aggregate Pool Balance as of the beginning of the related Due Period is less than 10% of the Cut-off Date Aggregate Pool Balance.

Coupon Step Up:	The margins on the LIBOR Certificates will equal 1.5x their initial margins on each Distribution Date occurring after the Optional Call Date.

The coupons on the Pool 1 Senior Certificates will equal 0.50% plus the initial coupon for such class for each Distribution Date occurring after the Optional Call Date.

Mortgage Loans:
The mortgage loans included in the trust fund will consist of fixed-rate and adjustable-rate, first-lien, mortgage loans ("Mortgage Loans") having an aggregate stated principal balance as of the Cut-off Date of $487,110,611.

•	$201,357,270 principal balance of fixed-rate mortgage loans (41.34%).
•	$285,753,341 principal balance of adjustable-rate mortgage loans (58.66%).

Approximately 3.83% of the aggregate principal balance of the mortgage loans as of the Cut-off Date will be covered by primary mortgage insurance.

The mortgage loans will be divided into two pools (“Pool 1” and “Pool 2”). Pool 1 will consist of (i) fixed-rate mortgage loans with gross rates greater than 5.80% and (ii) any adjustable rate mortgage loan with a months-to-roll greater than sixty months as of each loan’s Paid Through Date (the “Pool 1 Mortgage Loans”). Pool 2 will consist of (i) adjustable-rate mortgage loans with a months-to-roll less than or equal to sixty months as of each loan’s Paid Through Date, and (ii) any fixed rate mortgage loan with a gross rate less than or equal to 5.80% (the “Pool 2 Mortgage Loans”).

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Credit Enhancements:
1.	Excess interest
2.	Overcollateralization (“O/C”)
3.	Reserve Fund
4.	Subordination

Excess Interest:
The mortgage loans included in the trust fund will accrue interest each month which, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and the Aggregate Fees and expenses of the trust fund.

This "Excess Interest'' received on the mortgage loans each month, together with (1) any available amounts under the interest rate cap agreement and (2) any Net Swap Payments owed to the Supplemental Interest Trust under the swap agreement, and not otherwise allocated, will be available to absorb realized losses on the mortgage loans. In addition, this “Excess Interest” received on the mortgage loans each month will be available to increase and maintain O/C to required levels.

To the extent that a Net Swap Payment for such Distribution Date is owed to the Swap Counterparty, Excess Interest will be diminished by such amount for such Distribution Date.

For every Distribution Date, Excess Interest will generally be applied, if necessary, as principal on each Distribution Date in reduction of the Class Principal Balances of the Fixed-Rate and LIBOR Certificates, to build and maintain the O/C Amount, as described herein. The amount of Excess Interest will vary over time based on the prepayment and default experience of the Mortgage Loans, changes in the weighted average of the interest rates on the Mortgage Loans due to payments and prepayments, whether the Servicer advances on delinquent Mortgage Loans (including any Mortgage Loans that become non-performing Mortgage Loans), and variations in the underlying indices on the adjustable rate Mortgage Loans.

Excess Cashflow:
Excess Cashflow, for any Distribution Date, equals the sum of (1) Excess Interest, (2) the Overcollateralization Release Amount and (3) any amounts remaining after distribution of the Principal Distribution Amount for each Mortgage Pool.

Overcollateralization:
On the Closing Date, the total principal balance of the mortgage loans is expected to exceed the total principal balance of the Fixed-Rate and LIBOR Certificates by approximately $1,948,611.04 or approximately 0.40% of the Cut-Off Date collateral balance. This condition is referred to as "Overcollateralization” or “O/C”.

Excess Interest will be used to reduce the principal balances of the Offered Certificates in order to reduce the total principal balance of the Offered Certificates to the Target O/C Amount, as described below.

Target O/C Amount:
The “Target O/C Amount” or “O/C Target” with respect to any Distribution Date prior to the Stepdown Date is equal to 1.65% of the Cut-Off Date collateral balance. On or after the Stepdown Date and on any Distribution Date for which a Trigger Event is not in effect, the O/C Target is equal to the greater of (i)3.30% of the then current collateral balance and (ii) the “OC Floor”. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the O/C Target will be equal to the O/C Target for the immediately preceding Distribution Date.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Overcollateralization
Floor
The “OC Floor” equals, with respect to any Distribution Date prior to December 2026, the product of (i) 0.50% and (ii) the Cut-off Date collateral balance of the Mortgage Loans. With respect to any Distribution Date on or after December 2026, the greater of (a) the product of (i) 0.50% and (ii) the Cut-off Date collateral balance of the Mortgage Loans and (b) the sum of (i) the aggregate principal balance as of the end of the related Due Period for the Mortgage Loans with a Cut-off Date remaining term to maturity greater than 30 years and (ii) the product of (x) 0.10% and (y) the Cut-off Date collateral balance of the Mortgage Loans.

O/C Release Amount:
The O/C Release Amount with respect to any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for both Mortgage Pools for such Distribution Date and (y) the amount, if any, by which (i) the O/C Amount for such date, assuming that 100% of the Principal Remittance Amount for both Mortgage Pools for such date is applied on such date to distribution of principal on the Fixed-Rate and LIBOR Certificates, exceeds (ii) the Target O/C Amount for such date.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

O/C Amount:
The O/C Amount with respect to any Distribution Date will be equal to the amount, if any, by which (x) the collateral balance for such date exceeds (y) the aggregate Class Principal Balance of the Fixed-Rate and LIBOR Certificates after giving effect to distributions on such Distribution Date.

Trigger Event:	A “Trigger Event” will be in effect for any Distribution Date if any of the following 3 events (each as described below) has occurred with respect to that Distribution Date:

1.	Delinquency Event;
2.	Cumulative Loss Trigger Event; or
3.	Subordination Trigger Event.

Delinquency Event:
A "Delinquency Event'' will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds [11.75%].

Delinquency Rate:
For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of all Mortgage Loans 60 or more days delinquent (including foreclosures, loans subject to bankruptcy proceeds and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Rolling Three Month
Delinquency Rate:
With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Cumulative Loss Trigger Event:
A "Cumulative Loss Trigger Event'' will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (1) the total amount of cumulative realized losses incurred on the mortgage loans from the Cut-Off Date through the last day of the related Due Period by (2) the Cut-Off Date Balance, exceeds the applicable percentages set forth below for that Distribution Date:

Distribution Date	Loss Percentage
December 2009 through November 2010 (Distribution Dates 37 to 48)	[1.75% for the first month, plus an additional 1/12th of 1.25% for each month thereafter].
December 2010 through November 2011 (Distribution Dates 49 to 60)	[3.00% for the first month, plus an additional 1/12th of 1.05% for each month thereafter.]
December 2011 through November 2012 (Distribution Dates 61 to 72)	[4.05% for the first month, plus an additional 1/12th of 0.75% for each month thereafter.]
December 2012, and thereafter (Distribution Dates 73+)	[4.80%]

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Subordination Trigger Event:
A "Subordination Trigger Event'' will have occurred with respect to any Distribution Date if the Enhancement Percentage for any class of Certificates becomes less than the applicable percentage set forth below:

Class	Enhancement Pct (%)
A	29.10%
M-1	18.90%
M-2	16.00%
M-3	11.00%
M-4	9.00%
B-1	7.00%
B-2	5.30%
B-3	3.30%

Enhancement Percentage:
The "Enhancement Percentage'' for each class of Fixed-Rate and LIBOR Certificates for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of (1) the total Class Principal Balance of the Subordinate Certificates that are lower in priority of distribution than that class after giving effect to application of the Principal Distribution Amount for each Mortgage Pool for such Distribution Date, (2) the O/C Amount (which will generally not be less than zero and will be calculated on the basis of the assumption that the Principal Distribution Amount for each Mortgage Pool has been distributed on that Distribution Date and no Trigger Event has occurred), and (3) amounts on deposit in the Reserve Fund after giving effect to withdrawals therefrom on that date, and the denominator of which is the aggregate principal balance of the mortgage loans.

Stepdown Date:	The "Stepdown Date'' is the latest to occur of:

1.	the Distribution Date in December 2009 (37th Distribution Date);
2.	the first Distribution Date on which the aggregate principal balance is less than or equal to 50.00% of the Cut-off Date collateral balance; and
3.	the first Distribution Date on which the Enhancement Percentage for each class of Certificates equals or exceeds 200% the applicable target enhancement percentage set forth below:

Class	Target Enhancement (1) Pct (%)	200% Target Enhancement Pct (%)
A	14.55%	29.10%
M-1	9.45%	18.90%
M-2	8.00%	16.00%
M-3	5.50%	11.00%
M-4	4.50%	9.00%
B-1	3.50%	7.00%
B-2	2.65%	5.30%
B-3	1.65%	3.30%

(1)
As described under “Approx. Targeted C/E” in Bond Summary on page 4, which assumes O/C has built to the O/C Target of 1.65% of the Cut-Off Date collateral balance. Initial credit support for a class equals (i) the aggregate balance of the certificates subordinate to such class, expressed as a percentage of the total mortgage loan balance, plus (ii) the O/C Target. The O/C amount on the Closing Date will equal approximately 0.40% of the Cut-Off Date collateral balance.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Reserve Fund Requirement:	The Reserve Fund Requirement for any Distribution Date will be an amount equal to the greater of (1) zero and (2) the Target O/C Amount for that date minus the O/C Amount for that date.

Reserve Fund:
A Reserve Fund will be created for the benefit of the Fixed-Rate and LIBOR Certificateholders. The source of funds on deposit in the Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Seller, (2) Excess Cashflow that would otherwise be distributed to the Class X Certificateholder, (3) any amounts received under the Cap Agreement for the related Distribution Date and (4) and any remaining amounts on deposit in the Supplemental Interest Trust Account as described under “Supplemental Interest Trust Payment Priority” below.

On a monthly basis, interest rate cap payments received under the Cap Agreement will be paid as follows:

1.	To pay any unpaid Carryforward Interest on the Fixed-Rate and LIBOR Certificates;
2.	To pay any current period Realized Losses;
3.	To pay any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Fixed-Rate and LIBOR Certificates;
4.	To pay any Deferred Principal Amounts to the Subordinate Certificates;
5.	To pay the Reserve Fund any remaining amounts up to the Reserve Fund Requirement, as defined below; and
6.	To pay any remaining amounts to the holder of the Class X Certificates.

After the Distribution Date in November 2016 (the 120th Distribution Date)] the Cap Agreement will expire and the Reserve Fund will only be available to the Fixed-Rate and LIBOR Certificateholders to the extent there is a remaining balance in the Reserve Fund.

On a monthly basis, amounts on deposit in the Reserve Fund will be available to absorb portfolio losses. The amount of losses on the mortgage loans to the extent these losses exceed (1) Excess Interest, (2) Overcollateralization, and (3) any amounts on deposit in Reserve Fund, will be applied to reduce the principal balance of the subordinate class of Offered Certificates still outstanding that has the lowest priority, until the principal balance of that class has been reduced to zero.

Subordination of Payments:
Payments of interest and principal (as applicable) will be made to holders of each class of Offered Certificates before payments are made to the holders of the Class X, Class R and Class RL Certificates. In addition, Senior Certificates will have a payment priority as a group over other certificates. The Class M-1 Certificates will have a payment priority over the Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates; the Class M-2 Certificates will have a payment priority over the Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates; the Class M-3 Certificates will have a payment priority over the Class M-4, Class B-1, Class B-2 and Class B-3 Certificates; the Class M-4 Certificates will have a payment priority over the Class B-1, Class B-2 and Class B-3 Certificates; the Class B-1 Certificates will have a payment priority over the Class B-2 and Class B-3 Certificates; and the Class B-2 Certificates will have a payment priority over the Class B-3 Certificates. Each class of Offered Certificates will have a payment priority over the Class X, Class R and Class RL Certificates.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Principal Distribution Amount:
The Principal Distribution Amount for each Mortgage Pool with respect to any Distribution Date will be equal to the Principal Remittance Amount for such Mortgage Pool for such Distribution Date minus the O/C Release Amount attributable to such Mortgage Pool (determined on the basis of the Principal Remittance Amount for such Mortgage Pool), if any, for such date.

Principal Remittance Amount:
The Principal Remittance Amount for each Mortgage Pool with respect to any Distribution Date will be equal, in general, to the sum of (i) all principal collected (other than payaheads) or advanced or otherwise remitted in respect of Monthly Payments on the Mortgage Loans in such Mortgage Pool during the related Due Period, (ii) all prepayments in full or in part received during the applicable Prepayment Period, (iii) the portion of the purchase price allocable to principal of each Mortgage Loan that was purchased from such Mortgage Pool during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool allocable to principal paid during the related Prepayment Period, and (v) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to principal, as reduced in each case, as provided in the Pooling and Servicing Agreement, by unreimbursed Advances with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to principal and other amounts due to the Master Servicer, the Servicers or the Trustee and not reimbursed from the Interest Remittance Amount for such Mortgage Pool for such Distribution Date.

Interest Remittance Amount:
The Interest Remittance Amount for each Mortgage Pool for any Distribution Date will equal, in general, to the extent provided in the pooling and servicing agreement and the servicing agreements, (a) the sum of (1) all interest collected (other than payaheads) or advanced or otherwise remitted in respect of monthly payments on the Mortgage Loans in such Mortgage Pool during the related Due Period, less (x) the Master Servicing Fee, the applicable Servicing Fee and the rate of any lender-paid primary mortgage insurance (if any) and (y) unreimbursed advances and other amounts due to the Master Servicer, the Servicers or the Trustee (other than the Trustee Fee) for such Mortgage Loans, to the extent allocable to interest, (2) all compensating interest paid by the applicable Servicer with respect to the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, (3) the portion of the purchase price allocable to interest (less unreimbursed advances, to the extent allocable to interest, and other amounts due the Master Servicer, the Servicers or the Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from such Mortgage Pool during the related Prepayment Period due to a breach of a representation or a warranty or a document defect, (4) the portion of any Substitution Amount paid with respect to the Mortgage Loans in such Mortgage Pool, during the related Prepayment Period allocable to interest, (5) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related prepayment period with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to interest, less unreimbursed Advances, to the extent allocable to interest, and other amounts due to the Master Servicer, the Servicers or the Trustee allocable to such Mortgage Pool, and (6) certain other amounts as provided in the Pooling and Servicing Agreement, as reduced by (b) any other expenses reimbursable to the Trustee.

Prepayment premiums and yield maintenance payments paid by borrowers will not be included in the Interest Remittance Amount and will not be available to pay interest on the Offered Certificates or be included in Excess Interest.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Current Interest:
Current Interest for any class of Offered Certificates (other than the Class A-IO Certificates) and any component of the Class A-IO Certificates, for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the related Class Principal Balance or component Notional Amount.

Carryforward Interest:
Carryforward Interest with respect to each class of Offered Certificates (other than the Class A-IO Certificates) and any component of the Class A-IO Certificates will equal, with respect to any Distribution Date, the amount, if any, by which (i) the sum of (x) Current Interest for such class or component for the immediately preceding Distribution Date and (y) any unpaid Carryforward Interest from previous Distribution Dates exceeds (ii) the amount distributed in respect of interest on such class or component on such immediately preceding Distribution Date.

Compensating Interest:
No servicer or other party to the transaction will be required to make any payment in respect of prepayment interest shortfalls with respect to prepayments in part. The servicers maintain the responsibility to make payments of Prepayment Interest Shortfalls for prepayment in full, generally limited at the servicing fee for the related period. Any such payment by a Servicer is referred to herein as "Compensating Interest'' and is limited, in certain cases. Any prepayment interest shortfalls not covered by Compensating Interest ("Net Prepayment Interest Shortfalls'') will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

Pool 1 Senior
Available Funds Cap:
The "Pool 1 Senior Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and the Fixed-Rate Certificates, (A)(1)(a) the total amount of interest collected or advanced for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not paid from collections on the Pool 2 Mortgage Loans and (y) the interest accrued on the Class A-IO(1) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate and LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Fixed-Rate Certificates immediately prior to that Distribution Date, multiplied by (B) 12.

Pool 2 Senior
Available Funds Cap:
The "Pool 2 Senior Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and the Senior LIBOR Certificates, (A)(1)(a) the total amount of interest collected or advanced for the related Due Period on all the Pool 2 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) the interest accrued on the Class A-IO(2) Component, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate and LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Senior LIBOR Certificates immediately prior to that Distribution Date, multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Subordinate Available
Funds Cap:
The "Subordinate Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and each class of Subordinate Certificates, (A)(1)(a) the total of interest collected or advanced for the related Due Period on all Mortgage Loans at the applicable Net Mortgage Rates minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) the total of interest accrued for the related Accrual Period on the Senior Certificates (excluding any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls), divided by (2) the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates immediately prior to that Distribution Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

Basis Risk Shortfall:
To the extent that, for any Distribution Date, (a) the amount of interest payable to a class of certificates exceeds (b) the amount of interest accrued at its applicable Available Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall, plus interest thereon at the applicable Interest Rate (calculated without regard to the applicable Available Funds Cap), before the Class X, Class R and Class RL Certificates are entitled to any distributions.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Cap Agreement:
The Fixed-Rate and LIBOR Certificate holders will benefit from a series of interest rate cap payments pursuant to a cap agreement (the “Cap Agreement”), which is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on the Fixed-Rate and LIBOR Certificates and the weighted average coupon of the fixed rate Mortgage Loans.

Cap Notional Balance
On each Distribution Date, payments under the Cap Agreement will be made based upon a notional balance, (the “Cap Notional Balance”) equal to an amount initially equal to the sum of the aggregate principal balance of (i) approximately 13% of the Pool 1 Mortgage Loans, (ii) the Pool 2 Fixed-Rate Mortgage Loans and (iii) any Pool 2 Adjustable Rate Mortgage loan that as of the Cut-Off Date has a months to roll greater than or equal to five years (the “Long ARMs”), which will decline each month on the basis of assumed prepayments of principal at a rate no greater than 18% CPR and the assumption that no defaults or losses occur.

The Cap Agreement will have a strike rate pursuant to the following 10-year schedule:

Distribution Date	Strike Rate	Cap Ceiling
December 2006 through November 2009 (Distribution Dates 1 to 36)	5.32%	N/A
December 2009 through November 2014 (Distribution Dates 37 to 96)	7.32%	12.32%
December 2014 through November 2016 (Distribution Dates 97 to 120)	9.32%	12.32%

During the first three years following the Closing Date, the Offered Certificates will have some protection against any increases in LIBOR greater than the initial strike rate. Any movement in LIBOR between the initial strike rate +2% will not be covered under the Cap Agreement after the 36th Distribution Date. Beginning on the 37th Distribution Date the Trust will have some protection for the next five years against any increases in LIBOR between the initial strike rate +2% and the initial strike rate +7%. This will represent a 500 basis point corridor of coverage. Any movement in LIBOR between the initial strike rate +4% will not be covered under the Cap Agreement after the 96th Distribution Date. Beginning on the 97th Distribution Date the Trust will have some protection for the next two years against any increases in LIBOR between the initial strike rate +4% and the initial strike rate +7%. This will represent a 300 basis point corridor of coverage.

After the 120th Distribution Date the Cap Agreement expires.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Cap Agreement (Cont):	On each Distribution Date occurring during the periods set forth below, the Cap Agreement will have the following scheduled notional amounts and accrue interest at the following interest rates:

Dist Period	Notional ($)	Strike (%)	Corridor (%)	Dist Period	Notional ($)	Strike (%)	Corridor (%)	Dist Period	Notional ($)	Strike (%)	Corridor (%)
1	62,302,248.02	5.32%	N/A	42	31,625,280.02	7.32%	12.32%	83	16,053,326.62	7.32%	12.32%
2	61,280,392.51	5.32%	N/A	43	31,106,575.36	7.32%	12.32%	84	15,790,026.65	7.32%	12.32%
3	60,275,297.06	5.32%	N/A	44	30,596,378.28	7.32%	12.32%	85	15,531,045.21	7.32%	12.32%
4	59,286,686.76	5.32%	N/A	45	30,094,549.24	7.32%	12.32%	86	15,276,311.48	7.32%	12.32%
5	58,314,291.23	5.32%	N/A	46	29,600,950.98	7.32%	12.32%	87	15,025,755.79	7.32%	12.32%
6	57,357,844.53	5.32%	N/A	47	29,115,448.52	7.32%	12.32%	88	14,779,309.61	7.32%	12.32%
7	56,417,085.08	5.32%	N/A	48	28,637,909.07	7.32%	12.32%	89	14,536,905.53	7.32%	12.32%
8	55,491,755.56	5.32%	N/A	49	28,168,202.02	7.32%	12.32%	90	14,298,477.27	7.32%	12.32%
9	54,581,602.92	5.32%	N/A	50	27,706,198.92	7.32%	12.32%	91	14,063,959.60	7.32%	12.32%
10	53,686,378.22	5.32%	N/A	51	27,251,773.39	7.32%	12.32%	92	13,833,288.40	7.32%	12.32%
11	52,805,836.62	5.32%	N/A	52	26,804,801.16	7.32%	12.32%	93	13,606,400.57	7.32%	12.32%
12	51,939,737.29	5.32%	N/A	53	26,365,159.99	7.32%	12.32%	94	13,383,234.06	7.32%	12.32%
13	51,087,843.37	5.32%	N/A	54	25,932,729.62	7.32%	12.32%	95	13,163,727.83	7.32%	12.32%
14	50,249,921.86	5.32%	N/A	55	25,507,391.80	7.32%	12.32%	96	12,947,821.85	7.32%	12.32%
15	49,425,743.59	5.32%	N/A	56	25,089,030.19	7.32%	12.32%	97	12,735,457.08	9.32%	12.32%
16	48,615,083.14	5.32%	N/A	57	24,677,530.37	7.32%	12.32%	98	12,526,575.42	9.32%	12.32%
17	47,817,718.81	5.32%	N/A	58	24,272,779.81	7.32%	12.32%	99	12,321,119.75	9.32%	12.32%
18	47,033,432.52	5.32%	N/A	59	23,874,667.79	7.32%	12.32%	100	12,119,033.88	9.32%	12.32%
19	46,262,009.76	5.32%	N/A	60	23,483,085.44	7.32%	12.32%	101	11,920,262.54	9.32%	12.32%
20	45,503,239.56	5.32%	N/A	61	23,097,925.66	7.32%	12.32%	102	11,724,751.36	9.32%	12.32%
21	44,756,914.39	5.32%	N/A	62	22,719,083.11	7.32%	12.32%	103	11,532,446.87	9.32%	12.32%
22	44,022,830.14	5.32%	N/A	63	22,346,454.18	7.32%	12.32%	104	11,343,296.49	9.32%	12.32%
23	43,300,786.03	5.32%	N/A	64	21,979,936.95	7.32%	12.32%	105	11,157,248.47	9.32%	12.32%
24	42,590,584.58	5.32%	N/A	65	21,619,431.19	7.32%	12.32%	106	10,974,251.93	9.32%	12.32%
25	41,892,031.57	5.32%	N/A	66	21,264,838.29	7.32%	12.32%	107	10,794,256.82	9.32%	12.32%
26	41,204,935.93	5.32%	N/A	67	20,916,061.27	7.32%	12.32%	108	10,617,213.92	9.32%	12.32%
27	40,529,109.74	5.32%	N/A	68	20,573,004.76	7.32%	12.32%	109	10,443,074.80	9.32%	12.32%
28	39,864,368.18	5.32%	N/A	69	20,235,574.91	7.32%	12.32%	110	10,271,791.84	9.32%	12.32%
29	39,210,529.42	5.32%	N/A	70	19,903,679.44	7.32%	12.32%	111	10,103,318.19	9.32%	12.32%
30	38,567,414.66	5.32%	N/A	71	19,577,227.59	7.32%	12.32%	112	9,937,607.78	9.32%	12.32%
31	37,934,848.00	5.32%	N/A	72	19,256,130.06	7.32%	12.32%	113	9,774,615.28	9.32%	12.32%
32	37,312,656.44	5.32%	N/A	73	18,940,299.04	7.32%	12.32%	114	9,614,296.11	9.32%	12.32%
33	36,700,669.80	5.32%	N/A	74	18,629,648.15	7.32%	12.32%	115	9,456,606.44	9.32%	12.32%
34	36,098,720.71	5.32%	N/A	75	18,324,092.43	7.32%	12.32%	116	9,301,503.12	9.32%	12.32%
35	35,506,644.54	5.32%	N/A	76	18,023,548.30	7.32%	12.32%	117	9,148,943.74	9.32%	12.32%
36	34,924,279.36	5.32%	N/A	77	17,727,933.57	7.32%	12.32%	118	8,998,886.58	9.32%	12.32%
37	34,351,465.88	7.32%	12.32%	78	17,437,167.40	7.32%	12.32%	119	8,851,290.59	9.32%	12.32%
38	33,788,047.46	7.32%	12.32%	79	17,151,170.25	7.32%	12.32%	120	8,706,115.41	9.32%	12.32%
39	33,233,869.99	7.32%	12.32%	80	16,869,863.90	7.32%	12.32%	121	0.00	0.00%	0.00%
40	32,688,781.90	7.32%	12.32%	81	16,593,171.42	7.32%	12.32%
41	32,152,634.13	7.32%	12.32%	82	16,321,017.14	7.32%	12.32%

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Swap Agreement:
Each class of Offered Certificates will represent an undivided beneficial ownership interest in the Supplemental Interest Trust. The Supplemental Interest Trust will hold an interest rate swap agreement pursuant to a 4-year schedule for the benefit of the Certificateholders. Amounts received under the Swap Agreement are intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on the Fixed-Rate and LIBOR Certificates and the weighted average coupon of the adjustable rate Mortgage Loans which are still in their respective initial fixed rate periods.

The Swap Agreement will terminate immediately following the Distribution Date in November 2010 unless terminated earlier upon the occurrence of a swap default or swap early termination, each as defined in the pooling and servicing agreement (“PSA”).

Under the Swap Agreement, one Business Day prior to each Distribution Date, commencing in December 2006 and ending in November 2010, the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount of interest equal to the product of (a) 4.721% and (b) $98,500,000 (the “Swap Notional Amount”), calculated on the basis of a 360-day year consisting of twelve 30-day months (other than the first period, which is calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable calculation period), and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, a floating amount of interest equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement) and (y) the Swap Notional Amount, calculated on the basis of a 360 day year and the actual number of days elapsed in the applicable calculation period. A net swap payment will be required to be made for the related Distribution Date (each such net swap payment, a “Net Swap Payment”) either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

Net Swap Payment:
On any Distribution Date before December 2010, a Net Swap Payment will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that LIBOR for such Distribution Date is less than 4.721%, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that LIBOR for such Distribution Date is in excess of 4.721%.

To the extent that the Supplemental Interest Trust is a receiver of the Net Swap Payment for any Distribution Date, all proceeds will be paid out as illustrated in the Supplemental Interest Trust Payment Priority. To the extent that the Supplemental Interest Trust is a payer of the Net Swap Payment for any Distribution Date, all funds necessary to make the payment to the Swap Counterparty will be taken from first, interest collected or advanced and second, principal collected or advanced from the Mortgage Loans, thereby reducing amounts otherwise available to the Certificateholders.

Swap Notional Amount:
For each Distribution Date on or prior to the Distribution Date in November 2010, the Swap Notional Amount will be equal to $98,500,000. Following the Distribution Date in November 2010 the Swap Notional Amount will be equal to zero.

Note:
Prior to the Distribution Date in December 2010, to the extent that LIBOR relating to any such Distribution Date is less than 4.721%, a Net Swap Payment will become an obligation of the Supplemental Interest Trust to Swap Counterparty and will reduce amounts otherwise available to the Certificateholders, particularly the Pool 2 Senior Certificates and the Subordinate Certificates; as such, the Net Swap Payment, in each case for such Distribution Date, will first reduce the Pool 2 Senior Available Funds Cap and Subordinate Available Funds Cap, as described on pages 19 and 20 above.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Interest-Only Class:
The Class A-IO Certificates are “Interest-Only” Senior Certificates that accrue interest based on their component notional amounts (“Component Notional Amounts”) as described below. The amount payable by the Trustee to the Class A-IO Certificates on any Distribution Date will reduce amounts that would otherwise be available for distribution to holders of the Class A and the Subordinate Certificates.

Class A-IO Components:
Solely for the purpose of determining distributions of interest on the Class A-IO Certificates from each Mortgage Pool, the Class A-IO Certificates will be comprised of two components, the ‘‘A-IO(1) Component’’ relating to Pool 1 and the ‘‘A-IO(2) Component’’ relating to Pool 2. The ‘‘Class Notional Amount’’ of the Class A-IO Certificates as of any Distribution Date will equal the sum of the A-IO(1) and A-IO(2) Component Notional Amounts. On each Distribution Date occurring during the periods set forth below, the A-IO(1) Component and the A-IO(2) Component will have the following scheduled notional amounts and accrue interest at the following interest rates:

	A-IO(1)		A-IO(2)		A-IO
Dist Period	Notional ($)	Rate (%)	Notional ($)	Rate (%)	Notional ($)	Wtd. Avg Rate
1	21,218,088.68	1.887%	157,173,108.90	3.500%	178,391,197.58	3.308%
2	20,146,426.00	2.067%	149,234,761.80	3.500%	169,381,187.80	3.330%
3	19,128,863.44	2.143%	141,697,161.50	3.500%	160,826,024.94	3.339%
4	18,162,474.41	1.850%	131,666,014.40	3.500%	149,828,488.81	3.300%
5	17,244,799.20	2.160%	130,613,560.20	3.500%	147,858,359.40	3.344%
6	16,373,382.72	1.322%	118,152,161.00	3.500%	134,525,543.72	3.235%
7	15,545,684.79	1.552%	107,581,488.20	3.500%	123,127,172.99	3.254%
8	14,759,168.81	1.477%	102,016,513.50	3.500%	116,775,682.31	3.244%
9	14,012,327.41	1.152%	98,573,456.22	3.500%	112,585,783.63	3.208%
10	13,303,146.45	1.439%	93,320,194.44	3.500%	106,623,340.89	3.243%
11	12,629,697.26	1.541%	88,592,762.54	3.500%	101,222,459.80	3.256%
12	11,990,185.55	1.450%	84,900,163.30	3.500%	96,890,348.85	3.246%
13	11,382,918.40	2.815%	84,319,030.75	4.060%	95,701,949.15	3.912%
14	10,731,982.32	2.084%	80,047,839.89	4.060%	90,779,822.21	3.826%
15	9,970,295.53	1.120%	75,992,107.13	4.060%	85,962,402.66	3.719%
16	9,262,563.96	2.914%	72,140,511.77	4.060%	81,403,075.73	3.930%
17	8,604,972.06	1.890%	70,311,507.17	4.060%	78,916,479.23	3.823%
18	7,993,973.72	3.211%	65,011,106.57	4.060%	73,005,080.29	3.967%
19	7,426,273.30	3.150%	61,713,854.19	4.060%	69,140,127.49	3.962%
20	6,898,807.82	2.300%	58,583,233.12	4.060%	65,482,040.94	3.875%
21	6,408,730.70	3.950%	57,438,798.75	4.060%	63,847,529.45	4.049%
22	5,953,396.47	4.714%	52,288,349.43	4.060%	58,241,745.90	4.127%
23	5,530,346.52	4.817%	49,108,209.97	4.060%	54,638,556.49	4.137%
24	5,137,295.92	4.922%	45,763,642.42	4.060%	50,900,938.34	4.147%
25	4,772,121.25	4.540%	42,147,945.49	4.060%	46,920,066.74	4.109%
26	4,432,849.14	5.139%	38,654,085.93	4.060%	43,086,935.07	4.171%
27	4,117,645.70	5.176%	35,390,838.87	4.060%	39,508,484.57	4.176%
28	3,824,806.61	5.175%	33,231,316.14	4.060%	37,056,122.75	4.175%
29	3,552,748.11	5.544%	29,924,209.61	4.060%	33,476,957.72	4.217%
30	3,299,998.37	5.172%	28,104,201.05	4.060%	31,404,199.42	4.177%
thereafter	0.00	0.00%	0.00	0.00%	0.00	0.00%

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Class A-IO Notional Amount:
The class notional amount of the Class A-IO Certificates for each Distribution Date up to the Distribution Date in May 2009 will equal the sum of the Component Notional Amounts of the A-IO(1) and A-IO(2) Components for such date and thereafter will equal zero.

The Component Notional Amount of the Class A-IO(1) Component will be equal to the lesser of (i) the Pool Balance for Pool 1 and (ii) the scheduled notional amount identified in the table above. The Component Notional Amount of the Class A-IO(2) Component will be equal to the lesser of (i) the Pool Balance for Pool 2 and (ii) the scheduled notional amount identified in the table above.

The holder of a Class A-IO Certificate will not have a severable interest in any component, but rather will have an undivided interest in the entire related class. Any amount of interest distributed in respect of any component for a Class A-IO Certificate will be distributed proportionately to all holders of Certificates of such class.

Interest Rates:
The "Interest Rate'' for each class of Certificates (other than the Class X, Class P, Class R and Class RL Certificates) will be the applicable per annum rate as described below under “Offered Certificate Interest Rates”.

•
The Class P Certificates will be entitled to any prepayment premiums paid by borrowers in connection with certain voluntary prepayments of mortgage loans, to the extent such prepayment fees are not payable to the related servicer as additional servicing compensation;

•
The Class X Certificate represents the entitlement to certain remaining cash flows in respect of the mortgage loans following payment of interest and principal (where applicable) in respect of the Offered Certificates, the Class P Certificates and required deposits into the Reserve Account, as described herein.

Offered Certificate
Interest Rates:
Class A-IO will bear interest at a per annum rate equal to the coupon as described on page 24 under the Class A-IO Components; provided, however, that the coupon on the (A) Class A-IO(1) Component will be equal to the lesser of (1) its scheduled rate and (2) a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for the applicable Distribution Date and (y) 12, and the denominator of which is the A-IO(1) Component Notional Balance for that Distribution Date and (b) Class A-IO(2) Component will be the lesser of (1) its scheduled rate and (2) the Net WAC for pool 2, adjusted for any Net Swap Payments and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) . The Class A-IO will bear interest based on the Component Notional Amounts of its two components as described above. Following the Distribution Date in May 2009 (30th Distribution Date) the Class A-IO will no longer be entitled to distributions of any kind.

Class 1-A1, 1-A2, 1-A3, 1-A4 and 1-A5 will each bear interest at a rate equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Call Date, their respective per annum coupon, and for any Distribution Date thereafter, the initial stated coupon for such class plus 0.50% per annum, and (y) the Pool 1 Senior Available Funds Cap.

Class 2-A1, 2-A2, 2-A3 and 2-A4 will bear interest at a rate equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Call Date, One-Month LIBOR plus the initial stated margin for such class, and for any Distribution Date thereafter, One-Month LIBOR plus 1.5x the initial stated margin for such class, and (y) the Pool 2 Senior Available Funds Cap.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Offered Certificate
Interest Rates (cont.):
Class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 will bear interest at a rate equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Call Date, One Month LIBOR plus the initial stated margin for such class, and for any Distribution Date thereafter, One Month LIBOR plus 1.5x the initial stated margin for such class, and (y) the Subordinate Available Funds Cap.

The “Optimal Interest Remittance Amount” will be equal, for each Distribution Date, to (a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not paid from collections on the Pool 2 Mortgage Loans.

For any Distribution Date, there will be no delay days on the LIBOR Certificates and interest will accrue on the LIBOR Certificates at their respective Certificate Interest Rates (as described above) from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date, in each case on an Actual /360 basis except for the Class A-IO, which will accrue interest on a 30/360 basis. The Fixed-Rate Certificates will have a 27 day delay and interest will accrue over the calendar month immediately preceding such Distribution Date on a 30/360 basis.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan and the net liquidation proceeds relating thereto and allocated to principal are less than the principal balance on such Mortgage Loan, the amount of such insufficiency is a “Realized Loss”. Realized Losses will, in effect, be absorbed by (1) Excess Interest, (2) reduction of Reserve Fund, (3) reduction of Overcollateralization and (4) reduction of the amounts distributable to the Subordinate Certificates in reverse order of seniority.

Following the reduction of any O/C to zero, all allocable Realized Losses will be applied in reverse sequential order, beginning with the Class B-3 Certificates and ending with the Class M-1 Certificates. The balances of the Class A Certificates will not be reduced by Realized Losses.

Deferred Principal Amount:
The “Deferred Principal Amount” with respect to each Class of Subordinate Certificates and each Distribution Date will be equal to the amount by which (x) the aggregate of applied Realized Losses previously applied in reduction of the Class Principal Balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (y) the aggregate of amounts previously distributed in reimbursement of such Realized Losses, plus accrued interest.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Class 1-A5 Lockout Percentage:	The Class 1-A5 Lockout Percentage for any Distribution Date will be equal to the following applicable percentages with respect to such Distribution Date:

Distribution Date	Lockout Pct%
December 2006 through November 2009 (Distribution Dates 1 to 36)	0%
December 2009 through November 2011 (Distribution Dates 37 to 60)	45%
December 2011 through November 2012 (Distribution Dates 61 to 72)	80%
December 2012 through November 2013 (Distribution Dates 73 to 84)	100%
November 2013 and thereafter (Distribution Dates 85+)	300%

Class 1-A5 Principal Payment:
The Class 1-A5 Principal Payment for any Distribution Date will be equal to the product of (i) the Class 1-A5 Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the Class 1-A5 Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the balances of the Fixed-Rate Certificates immediately prior to that Distribution Date and (iii) principal received from the Pool 1 Mortgage Loans allocable to the Fixed-Rate Certificates.

Limited Cross-Collateralization:
If the Senior Certificates relating to one Mortgage Pool have been retired, then principal payments on the mortgage loans in that Mortgage Pool will be distributed to the remaining Senior Certificates relating to the other Mortgage Pool, if any, before being distributed to the Subordinate Certificates, in accordance to the Principal Payment Priority listed below.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

PRIORITY OF DISTRIBUTIONS

Interest Payment Priority:
On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for each Mortgage Pool (and, where specified, amounts received under the Cap Agreement) for such date will be distributed concurrently as follows:

A.
On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

1.
To deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the swap agreement, to the extent not paid pursuant to clause (B) (1) below;

2.	to pay the Custodian Fee and the Trustee Fee for Pool 1;
3.	to pay Current Interest and Carryforward Interest to the A-IO(1) Component;
4.	to pay Current Interest and Carryforward Interest to the Fixed-Rate Certificates, pro-rata;
5.	to pay Current Interest and Carryforward Interest to the Senior LIBOR Certificates, pro-rata;
6.	for application in clause C below;

B.
On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

1.
To deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the swap agreement;

2.	to pay the Custodian Fee and the Trustee Fee for Pool 2;
3.	to pay Current Interest and Carryforward Interest to the A-IO(2) Component;
4.	to pay Current Interest and Carryforward Interest to the Senior LIBOR Certificates, pro-rata;
5.	to pay Current Interest and Carryforward Interest to the Fixed-Rate Certificates, pro-rata,
6.	for application in clause (C) below;

C.	On each Distribution Date, the remaining amounts of the Interest Remittance Amounts from Pool 1 and Pool 2 for such date will be distributed in the following order of priority:

1.	to pay Current Interest and Carryforward Interest to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order;
2.	to pay to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Pooling and Servicing Agreement;
3.
Any interest remaining after the applications pursuant to priority clause (C) (2) above will be deemed “Excess Interest” for such Distribution Date. “Excess Interest” will be distributed as principal in the following order of priority:

(i) prior to the Stepdown Date or on any Distribution Date for which a Trigger Event is in effect, sequentially as follows:
(a)	to the Fixed-Rate and Senior LIBOR Certificates, as described under “Principal Payment Priority”, until reduced to zero;

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

PRIORITY OF DISTRIBUTIONS (CONT.)

Interest Payment Priority (cont.):
(b)	sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until reduced to zero to build and maintain the O/C Target;
(ii)   on or after the Stepdown Date and on any Distribution Date for which a Trigger Event is not in effect, concurrently in proportion to their respective class principal amounts after giving effect to distributions already made on such Distribution Date, pro-rata to the Class A Certificates, as described under “Principal Payment Priority”, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates to build and maintain O/C Target;
4.	to pay to the Class A Certificates, in proportion to their respective shortfall amounts, any unpaid Carryforward Interest, to the extent of amounts received under the Cap Agreement (1);
5.
to pay sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates any unpaid Carryforward Interest, to the extent of amounts received under the Cap Agreement (1);

6.	to the extent of any remaining amounts received under the Cap Agreement, the amount of any losses on the Mortgage Loans in the priority specified pursuant to priority clause (3) above (1);
7.
to pay to the Class A Certificates, in proportion to their respective shortfall amounts, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent of Excess Interest and any remaining amounts received under the Cap Agreement (1);

8.
to pay sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent of Excess Interest and any remaining amounts received under the Cap Agreement (1);

9.
to pay sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, any Deferred Principal Amounts, to the extent of Excess Interest and any amounts received under the Cap Agreement (1);

10.	to the Reserve Fund any remaining cap payments received under the Cap Agreement up to an amount necessary to achieve the Reserve Fund Requirement (1);
11.	to pay to the Swap Counterparty, any swap termination payment to the extent the termination is due to a default on the part of the Swap Counterparty;
12.	to the Supplemental Interest Trust, for distribution pursuant to priority (12) under Supplemental Interest Trust Payment Priority (1).

(1) Cap payments received under the Cap Agreement will be allocated pursuant to priority clauses (4), (5), (6), (7), (8), (9), (10) and (12), in that order of priority.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

PRIORITY OF DISTRIBUTIONS (CONT.)

Supplemental Interest
Trust Payment Priority:
On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), all payments due under the interest rate swap agreement and any swap termination payment (other than swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the interest rate swap agreement will generally be distributed in the following order of priority after making payments described under Interest Payment Priority above:

1.	to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the interest rate swap agreement;
2.	to pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;
3.	to pay Carryforward Interest to the Senior Certificates, pro-rata, to the extent unpaid;
4.	to pay Carryforward Interest to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, to the extent unpaid;
5.	to the extent of the amount of any losses on the Mortgage Loans in the priority specified pursuant to priority clause (C)(3) of the Interest Payment Priority;
6.	to pay to the Class A Certificates, in proportion to their respective shortfall amounts, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;
7.
to pay sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extend unpaid;

8.	to pay sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, any Deferred Principal Amounts, to the extent unpaid;
9.	if applicable, for application to the purchase of a replacement interest rate swap agreement;
10.	to the Reserve Fund, any amounts necessary to achieve the Reserve Fund Requirement;
11.	to pay to the Swap Counterparty, any swap termination payment to the extent the termination is due to a default on the part of the Swap Counterparty; and
12.	Any remaining funds remaining on deposit in the Supplemental Interest Trust will be distributed to the Class X Certificates.
Following the Distribution Date in November 2010 the Swap Notional Amount will be equal to zero.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

PRIORITY OF DISTRIBUTIONS (CONT.)

Principal Payment Priority:
Distributions of principal on the Fixed-Rate and LIBOR Certificates will be made on each Distribution Date in an aggregate amount equal to the Principal Distribution Amount for each Mortgage Pool for such Distribution Date. The Class A-IO Certificates will not be entitled to receive any distributions of principal. To the extent that any Net Swap Payments owed by the Supplemental Interest Trust to the Swap Counterparty cannot be covered by interest received or advanced from the Mortgage Loans, principal available for payment to the Certificateholders, particularly to the Certificateholders of the Pool 2 Senior Certificates and the Subordinate Certificates, will be reduced to the extent necessary to fulfill the obligations to the Swap Counterparty.

The Fixed-Rate Certificates will be allocated principal primarily from the Pool 1 Mortgage Loans. The Senior LIBOR Certificates will be allocated principal primarily from the Pool 2 Mortgage Loans. The Subordinate Certificates will be allocated principal from all the Mortgage Loans. Within the Fixed-Rate Certificates, the Class 1-A5 Certificates will receive principal in the amount of the Class 1-A5 Principal Payment, to the extent principal is available from the Pool 1 Mortgage Loans.

Within the Fixed-Rate Certificates, Pool 1 principal will be allocated sequentially as follows:

1.	To pay the Class 1-A5 Certificates, up to the Class 1-A5 Principal Payment;
2.	To pay the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5, in that order, until reduced to zero;

Within the Senior LIBOR Certificates, Pool 2 principal will be allocated concurrently, pro rata, to clause 1. and 2. below, as follows:
1.	to pay the Class 2-A1, Class 2-A2 and Class 2-A3, in that order, until reduced to zero;
2.	to pay the Class 2-A4 Certificate, until reduced to zero;

I. On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, concurrently, as follows:

A.
Pool 1. Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

1.
To deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment, owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not previously paid under Interest Payment Priority or from the Principal Distribution Amount from Pool 2;

2.	to the Fixed-Rate Certificates, pursuant to the paydown rules described above until their principal balances are reduced to zero;
3.	to the Senior LIBOR Certificates, pursuant to the paydown rules described above until their principal balances are reduced to zero;
4.
to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, in reduction of their respective principal balances, until their principal balances are reduced to zero; and

5.	for application pursuant to priority clause (C) of Interest Payment Priority on page 28.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

PRIORITY OF DISTRIBUTIONS (CONT.)

Principal Payment Priority
(cont.)

B.
Pool 2. Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

1.
To deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not previously paid under Interest Payment Priority;

2.	to the Senior LIBOR Certificates, pursuant to the paydown rules described above until their principal balances are reduced to zero;
3.	to the Fixed-Rate Certificates, pursuant to the paydown rules described above until their principal balances are reduced to zero;
4.
to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, in reduction of their respective principal balances, until their principal balances are reduced to zero; and

5.	for application pursuant to priority clause (C) of Interest Payment Priority on page 28.

II. On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, as follows:

1.
For Pool 2, to deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not previously paid under Interest Payment Priority;

2.
for Pool 1, to deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty), to the extent not previously paid under Interest Payment Priority or pursuant to priority clause 1. above;

3.
concurrently, to the Fixed-Rate Certificates, as a group, the Senior LIBOR Certificates, as a group and the Subordinate Certificates, pro rata, in reduction of their respective principal balances, until their principal balances have been reduced to zero; provided, that distributions between the Fixed-Rate Certificates and the Senior LIBOR Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively, and will be made in accordance with the paydown rules described above on page 31 through 32; and

4.	for application pursuant to priority clause (C) of the Interest Payment Priority on page 27.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Group 1 Senior Principal
Distribution Percentage:
The Group 1 Senior Principal Distribution Percentage will equal, for any Distribution Date and the Fixed-Rate Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 1 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

Group 2 Senior Principal
Distribution Percentage:
The Group 2 Senior Principal Distribution Percentage will equal, for any Distribution Date and the Senior LIBOR Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 2 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

SUMMARY OF TERMS (CONT.)

Reps and Warrants:
The seller will be obligated to repurchase any mortgage loan if any effort to enforce the related mortgage loan or the related mortgage, deed of trust or other security instrument is materially impaired by a documentation defect. However, no mortgage loan with respect to which a copy of the original mortgage is missing will be required to be repurchased unless and until the mortgage loan is to be foreclosed upon and the mortgage is unenforceable because the original mortgage cannot be obtained from the public recording office. Seller will be required to repurchase any mortgage loan that was more than 59 days delinquent as of the cut-off date.

Prospectus:
The Certificates will be offered pursuant to a Prospectus which includes a Prospectus Supplement (together, the "Prospectus"). Complete information with respect to the Certificates and the Mortgage Loans is contained in the Prospectus. This Free Writing Prospectus is qualified in its entirety by the information appearing in the Prospectus. To the extent that the Free Writing Prospectus is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Certificates may not be consummated unless the purchaser has received the Prospectus

Mortgage Loan Tables:
The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

In addition, the mortgage loans can be summarized below in four categories based on the following characteristics (see collateral table on page 43 below):

1) A/Alt A
Current mortgage loans that are insured and uninsured with FICO Scores greater than 640. Loans that fall within the A/Alt A category have a maximum of two-times 30 days late over the prior 12 months, and have not been 60 days past due over the prior 12 months, as of the Cut-Off Date.

2) Insured	Insured mortgage loans that do not fall within the definition of A/Alt A (as defined above).

3) Sub-Prime	Uninsured mortgage loans that do not fall within the definition of A/Alt A or Insured (as defined above).

NOTE: The information related to the Mortgage Loans described herein is preliminary and is meant to reflect information as of the Cut-off Date. It is expected that on or prior to the Closing Date, unscheduled principal payments will reduce the principal balance of the Mortgage Loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to an increase or decrease of up to 10% from amounts shown on page 4 hereof under “Bond Summary”.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

PREPAYMENT SENSITIVITY ANALYSIS

Sensitivity Analysis - To 10% Call

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class 1-A1
Avg. Life (yrs)	1.92	1.32	1.00	0.79	0.65
Principal Window	Dec06 - Apr11	Dec06 - Nov09	Dec06 - Feb09	Dec06 - Sep08	Dec06 - May08
Principal # Months	53	36	27	22	18

Class 1-A2
Avg. Life (yrs)	6.18	4.18	3.00	2.29	1.87
Principal Window	Apr11 - May16	Nov09 - Oct12	Feb09 - Feb11	Sep08 - Oct09	May08 - Apr09
Principal # Months	62	36	25	14	12

Class 1-A3
Avg. Life (yrs)	11.48	7.32	4.95	3.41	2.59
Principal Window	May16 - Sep20	Oct12 - Jun16	Feb11 - Oct12	Oct09 - Jan11	Apr09 - Oct09
Principal # Months	53	45	21	16	7

Class 1-A4
Avg. Life (yrs)	14.98	10.97	7.93	5.62	3.82
Principal Window	Sep20 - Jan22	Jun16 - Feb18	Oct12 - Jul15	Jan11 - Nov13	Oct09 - Sep12
Principal # Months	17	21	34	35	36

Class 1-A5
Avg. Life (yrs)	7.58	6.91	6.42	5.82	5.17
Principal Window	Dec09 - Jan22	Dec09 - Feb18	Dec09 - Jul15	Dec09 - Nov13	Dec09 - Sep12
Principal # Months	146	99	68	48	34

Class 2-A1
Avg. Life (yrs)	1.91	1.33	1.00	0.79	0.65
Principal Window	Dec06 - Mar11	Dec06 - Dec09	Dec06 - Mar09	Dec06 - Sep08	Dec06 - May08
Principal # Months	52	37	28	22	18

Class 2-A2
Avg. Life (yrs)	5.76	4.03	3.00	2.31	1.88
Principal Window	Mar11 - Aug14	Dec09 - May12	Mar09 - Dec10	Sep08 - Nov09	May08 - Apr09
Principal # Months	42	30	22	15	12

Class 2-A3
Avg. Life (yrs)	12.06	8.79	6.67	5.11	3.98
Principal Window	Aug14 - Jan22	May12 - Feb18	Dec10 - Jul15	Nov09 - Nov13	Apr09 - Sep12
Principal # Months	90	70	56	49	42

Class 2-A4
Avg. Life (yrs)	5.49	3.93	2.97	2.29	1.82
Principal Window	Dec06 - Jan22	Dec06 - Feb18	Dec06 - Jul15	Dec06 - Nov13	Dec06 - Sep12
Principal # Months	182	135	104	84	70

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

PREPAYMENT SENSITIVITY ANALYSIS (cont’d)

Sensitivity Analysis - To 10% Call

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class M-1
Avg. Life (yrs)	10.14	7.38	5.88	5.20	4.69
Principal Window	Jan12 - Jan22	Jul10 - Feb18	Dec09 - Jul15	Dec09 - Nov13	Dec09 - Sep12
Principal # Months	121	92	68	48	34

Class M-2
Avg. Life (yrs)	10.14	7.38	5.88	5.20	4.69
Principal Window	Jan12 - Jan22	Jul10 - Feb18	Dec09 - Jul15	Dec09 - Nov13	Dec09 - Sep12
Principal # Months	121	92	68	48	34

Class M-3
Avg. Life (yrs)	10.14	7.38	5.88	5.20	4.69
Principal Window	Jan12 - Jan22	Jul10 - Feb18	Dec09 - Jul15	Dec09 - Nov13	Dec09 - Sep12
Principal # Months	121	92	68	48	34

Class M-4
Avg. Life (yrs)	10.14	7.38	5.88	5.20	4.69
Principal Window	Jan12 - Jan22	Jul10 - Feb18	Dec09 - Jul15	Dec09 - Nov13	Dec09 - Sep12
Principal # Months	121	92	68	48	34

Class B-1
Avg. Life (yrs)	10.14	7.38	5.88	5.20	4.69
Principal Window	Jan12 - Jan22	Jul10 - Feb18	Dec09 - Jul15	Dec09 - Nov13	Dec09 - Sep12
Principal # Months	121	92	68	48	34

Class B-2
Avg. Life (yrs)	10.14	7.38	5.88	5.20	4.69
Principal Window	Jan12 - Jan22	Jul10 - Feb18	Dec09 - Jul15	Dec09 - Nov13	Dec09 - Sep12
Principal # Months	121	92	68	48	34

Class B-3
Avg. Life (yrs)	10.14	7.38	5.88	5.20	4.69
Principal Window	Jan12 - Jan22	Jul10 - Feb18	Dec09 - Jul15	Dec09 - Nov13	Dec09 - Sep12
Principal # Months	121	92	68	48	34

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

PREPAYMENT SENSITIVITY ANALYSIS

Sensitivity Analysis - To Maturity

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class 1-A1
Avg. Life (yrs)	1.92	1.32	1.00	0.79	0.65
Principal Window	Dec06 - Apr11	Dec06 - Nov09	Dec06 - Feb09	Dec06 - Sep08	Dec06 - May08
Principal # Months	53	36	27	22	18

Class 1-A2
Avg. Life (yrs)	6.18	4.18	3.00	2.29	1.87
Principal Window	Apr11 - May16	Nov09 - Oct12	Feb09 - Feb11	Sep08 - Oct09	May08 - Apr09
Principal # Months	62	36	25	14	12

Class 1-A3
Avg. Life (yrs)	11.48	7.32	4.95	3.41	2.59
Principal Window	May16 - Sep20	Oct12 - Jun16	Feb11 - Oct12	Oct09 - Jan11	Apr09 - Oct09
Principal # Months	53	45	21	16	7

Class 1-A4
Avg. Life (yrs)	18.31	13.83	9.99	6.73	3.91
Principal Window	Sep20 - Jun33	Jun16 - Dec29	Oct12 - Aug25	Jan11 - Feb22	Oct09 - Jun19
Principal # Months	154	163	155	134	117

Class 1-A5
Avg. Life (yrs)	7.60	6.96	6.54	6.26	6.15
Principal Window	Dec09 - Mar33	Dec09 - Oct29	Dec09 - Jun25	Dec09 - Dec21	Dec09 - Apr19
Principal # Months	280	239	187	145	113

Class 2-A1
Avg. Life (yrs)	1.91	1.33	1.00	0.79	0.65
Principal Window	Dec06 - Mar11	Dec06 - Dec09	Dec06 - Mar09	Dec06 - Sep08	Dec06 - May08
Principal # Months	52	37	28	22	18

Class 2-A2
Avg. Life (yrs)	5.76	4.03	3.00	2.31	1.88
Principal Window	Mar11 - Aug14	Dec09 - May12	Mar09 - Dec10	Sep08 - Nov09	May08 - Apr09
Principal # Months	42	30	22	15	12

Class 2-A3
Avg. Life (yrs)	13.27	9.78	7.50	5.72	4.40
Principal Window	Aug14 - Nov33	May12 - Jul29	Dec10 - Aug25	Nov09 - Mar22	Apr09 - Aug19
Principal # Months	232	207	177	149	125

Class 2-A4
Avg. Life (yrs)	5.82	4.20	3.19	2.46	1.93
Principal Window	Dec06 - Nov33	Dec06 - Jul29	Dec06 - Aug25	Dec06 - Mar22	Dec06 - Aug19
Principal # Months	324	272	225	184	153

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

PREPAYMENT SENSITIVITY ANALYSIS (cont’d)

Sensitivity Analysis - To Maturity

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class M-1
Avg. Life (yrs)	10.96	8.08	6.50	5.81	5.32
Principal Window	Jan12 - Nov33	Jul10 - Dec29	Dec09 - Aug25	Dec09 - Mar22	Dec09 - Aug19
Principal # Months	263	234	189	148	117

Class M-2
Avg. Life (yrs)	10.96	8.08	6.50	5.81	5.32
Principal Window	Jan12 - Nov33	Jul10 - Dec29	Dec09 - Aug25	Dec09 - Mar22	Dec09 - Aug19
Principal # Months	263	234	189	148	117

Class M-3
Avg. Life (yrs)	10.96	8.08	6.50	5.81	5.32
Principal Window	Jan12 - Nov33	Jul10 - Dec29	Dec09 - Aug25	Dec09 - Mar22	Dec09 - Aug19
Principal # Months	263	234	189	148	117

Class M-4
Avg. Life (yrs)	10.96	8.08	6.50	5.81	5.32
Principal Window	Jan12 - Nov33	Jul10 - Dec29	Dec09 - Aug25	Dec09 - Mar22	Dec09 - Aug19
Principal # Months	263	234	189	148	117

Class B-1
Avg. Life (yrs)	10.96	8.08	6.50	5.81	5.32
Principal Window	Jan12 - Nov33	Jul10 - Dec29	Dec09 - Aug25	Dec09 - Mar22	Dec09 - Aug19
Principal # Months	263	234	189	148	117

Class B-2
Avg. Life (yrs)	10.96	8.08	6.50	5.81	5.32
Principal Window	Jan12 - Nov33	Jul10 - Dec29	Dec09 - Aug25	Dec09 - Mar22	Dec09 - Aug19
Principal # Months	263	234	189	148	117

Class B-3
Avg. Life (yrs)	10.96	8.08	6.50	5.81	5.32
Principal Window	Jan12 - Nov33	Jul10 - Dec29	Dec09 - Aug25	Dec09 - Mar22	Dec09 - Aug19
Principal # Months	263	234	189	148	117

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed as defined on page 10.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

A-IO SENSITIVITY ANALYSIS(1)

Price (%)	Yield (%)
4.003160	8.36
4.013160	8.09
4.023160	7.82
4.033160	7.56
4.043160	7.30
4.053160	7.03
4.063160	6.77
4.073160	6.51
4.083160	6.25
4.093160	6.00
4.103160	5.74
4.113160	5.49
4.123160	5.23
4.133160	4.98
4.143160	4.73
4.153160	4.48
4.163160	4.23
4.173160	3.98
4.183160	3.74
4.193160	3.49
4.203160	3.25
WAL	1.21
Mod Durn	0.95

(1)	Assumes prepayments occur at 21% CPR.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

POOL 1 SENIOR AVAILABLE FUNDS CAP

Distribution Period	Pool 1 Senior Available Funds Cap (%) (1)(2)	Distribution Period	Pool 1 Senior Available Funds Cap (%) (1)(2)	Distribution Period	Pool 1 Senior Available Funds Cap (%) (1)(2)
1	7.70	37	20.71	73	10.38
2	8.61	38	21.59	74	10.47
3	9.38	39	21.87	75	10.53
4	9.71	40	20.24	76	10.67
5	11.00	41	22.45	77	10.93
6	11.70	42	22.08	78	10.97
7	12.78	43	23.06	79	11.09
8	13.39	44	22.69	80	11.02
9	14.63	45	23.71	81	11.13
10	15.56	46	24.04	82	11.33
11	16.15	47	23.64	83	11.26
12	17.54	48	24.73	84	11.37
13	17.21	49	9.82	85	11.32
14	17.86	50	9.90	86	11.43
15	18.10	51	9.92	87	11.46
16	17.27	52	9.73	88	11.40
17	18.42	53	9.96	89	11.71
18	18.07	54	9.91	90	11.65
19	18.73	55	10.00	91	11.77
20	18.49	56	9.94	92	11.71
21	19.09	57	10.04	93	11.84
22	19.27	58	10.06	94	11.91
23	18.97	59	10.00	95	11.84
24	19.69	60	10.09	96	11.98
25	19.41	61	10.04	97	10.73
26	20.14	62	10.13	98	10.82
27	20.37	63	10.16	99	10.85
28	18.94	64	10.03	100	10.70
29	20.86	65	10.20	101	10.91
30	20.54	66	10.14	102	10.87
31	21.53	67	10.23	103	10.96
32	21.18	68	10.17	104	10.93
33	22.04	69	10.26	105	11.02
34	22.30	70	10.28	106	11.05
35	21.93	71	10.35
36	22.85	72	10.44

1.
Assumes no losses, 10% cleanup call, 21% CPR, 4.721% swap rate, all indices ramp from their initial values to 15% over the first 12 months. The values indicated include proceeds received under the Cap and Swap Agreements, although such proceeds are excluded from the calculation of the Pool 1 Senior Available Funds Cap defined herein.

2.
The Pool 1 Senior Available Funds Cap is calculated as (A)(1)(a) the total of interest collected for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates plus any amounts received under the Cap and Swap Agreements, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) interest accrued on the Class A-IO(1) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate and LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Fixed-Rate Certificates immediately prior to that Distribution Date, multiplied by (B) 12.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

POOL 2 SENIOR AVAILABLE FUNDS CAP

Distribution Period	Pool 2 Senior Available Funds Cap (%) (1)(2)	Distribution Period	Pool 2 Senior Available Funds Cap (%) (1)(2)	Distribution Period	Pool 2 Senior Available Funds Cap (%) (1)(2)
1	16.43	37	21.83	73	15.46
2	6.67	38	21.74	74	15.03
3	7.32	39	21.95	75	15.04
4	8.48	40	23.11	76	16.49
5	8.57	41	22.37	77	15.07
6	9.80	42	22.92	78	15.53
7	10.61	43	23.06	79	15.09
8	11.60	44	23.70	80	15.55
9	12.13	45	23.63	81	15.11
10	12.90	46	23.88	82	15.12
11	13.85	47	24.39	83	15.59
12	14.49	48	24.37	84	15.15
13	14.59	49	14.73	85	15.61
14	14.58	50	14.32	86	15.17
15	14.81	51	14.38	87	15.19
16	15.36	52	15.78	88	16.66
17	15.22	53	14.47	89	15.25
18	15.84	54	14.93	90	15.72
19	16.06	55	14.53	91	15.31
20	16.81	56	15.06	92	15.78
21	17.02	57	14.64	93	15.36
22	17.33	58	14.69	94	15.38
23	17.84	59	15.16	95	15.86
24	17.94	60	14.74	96	15.44
25	18.38	61	15.21	97	15.18
26	18.57	62	14.78	98	14.75
27	18.99	63	14.81	99	14.78
28	20.12	64	15.77	100	16.27
29	19.55	65	14.87	101	14.83
30	20.09	66	15.34	102	15.31
31	21.00	67	14.90	103	14.88
32	21.74	68	15.36	104	15.36
33	21.82	69	14.92	105	14.93
34	22.03	70	14.96	106	14.96
35	22.64	71	15.41
36	22.58	72	14.98

1.
Assumes no losses, 10% cleanup call, 21% CPR, 4.721% swap rate, all indices ramp from their initial values to 15% over the first 12 months. The values indicated include proceeds received under the Cap and Swap Agreements, although such proceeds are excluded from the calculation of the Pool 2 Senior Available Funds Cap defined herein.

2.
The Pool 2 Senior Available Funds Cap is calculated as (A)(1)(a) the total of interest collected for the related Due Period on all the Pool 2 Mortgage Loans at the applicable Net Mortgage Rates plus any amounts received under the Cap and Swap Agreements, minus (b) ) the sum of (x) any Net Swap Payment and any swap termination payment due to Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y)  interest accrued on the Class A-IO(2) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate and LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Senior LIBOR Certificates immediately prior to that Distribution Date, the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

PER ANNUM EXCESS INTEREST

Distribution Period	Excess Interest (%) (1) (2)	Distribution Period	Excess Interest (%) (1) (2)	Distribution Period	Excess Interest (%) (1) (2)
1	3.55	37	2.71	73	2.76
2	0.72	38	2.54	74	2.62
3	0.76	39	2.54	75	2.62
4	1.21	40	2.96	76	3.13
5	0.82	41	2.54	77	2.71
6	1.16	42	2.68	78	2.87
7	1.14	43	2.57	79	2.74
8	1.38	44	2.71	80	2.88
9	1.31	45	2.57	81	2.74
10	1.35	46	2.57	82	2.75
11	1.52	47	2.70	83	2.89
12	1.43	48	2.56	84	2.75
13	1.38	49	2.70	85	2.90
14	1.32	50	2.56	86	2.76
15	1.38	51	2.56	87	2.77
16	1.61	52	2.98	88	3.20
17	1.40	53	2.57	89	2.79
18	1.57	54	2.71	90	2.94
19	1.47	55	2.58	91	2.81
20	1.67	56	2.71	92	2.96
21	1.56	57	2.58	93	2.83
22	1.63	58	2.58	94	2.84
23	1.81	59	2.72	95	2.99
24	1.72	60	2.58	96	2.86
25	1.90	61	2.72	97	3.01
26	1.88	62	2.58	98	2.88
27	1.93	63	2.59	99	2.89
28	2.36	64	2.87	100	3.33
29	1.99	65	2.59	101	2.92
30	2.17	66	2.73	102	3.07
31	2.56	67	2.59	103	2.94
32	2.70	68	2.73	104	3.10
33	2.56	69	2.60
34	2.56	70	2.60
35	2.70	71	2.75
36	2.57	72	2.61

1.
Assumes no losses, 10% cleanup call, 21% CPR, 4.721% swap rate and 1 month LIBOR, 6 month LIBOR, Prime, COFI 11th District, 3 month CMT, 6 month CMT, 1 year CMT, and 5 year CMT are 5.349%, 5.348%, 8.250%, 4.382%, 5.042%, 5.134% 4.988%, and 4.517% respectively.

2.
Excess Interest is equal to (A) the product of (1) interest remaining after payment of the Net Swap Payment owed to the Swap Counterparty to the extent that the Supplemental Interest Trust is a payer of such payment, and Current Interest on the Senior and Subordinate Certificates and (2) 12, divided by (B) the principal balance of Fixed-Rate and LIBOR Certificates.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

MORTGAGE LOAN CHARACTERISTICS - AGGREGATE

Aggregate Mortgage Loan Characteristics
Aggregate Outstanding Principal Balance	$487,110,611.04
Aggregate Original Principal Balance	$575,159,562.67
Number of Mortgage Loans	4,441
	Minimum	Maximum	Average(1)
Original Principal Balance	$9,024	$2,150,000	$129,511
Outstanding Principal Balance	$4,180	$1,986,964	$109,685
	Minimum	Maximum	Weighted Average (2)
Original Term (months)	12	480	333
Remaining Term (months)	0	478	277
Loan Age (months)	0	352	56
Current Interest Rate	1.875%	18.250%	8.249%
Periodic Rate Cap(3)(4)	0.500%	10.000%	1.688%
Gross Margin(3)	0.000%	11.400%	3.705%
Maximum Mortgage Rate(3)(4)	5.000%	25.000%	13.919%
Minimum Mortgage Rate(3)(4)	0.250%	14.900%	5.329%
Months to Next Rate Adjustment(3)	1	83	18
Current Loan-to-Value	0.59%	124.69%	66.97%
Credit Score(4)	415	844	653
	Earliest	Latest
Maturity Date	09/26/2006	09/01/2046
	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	1.47%
		1985	0.69%
	Percent of	1986	0.54%
Loan Type	Mortgage Pool	1987	1.46%
Adjustable-Rate	58.66%	1988	2.89%
Fixed-Rate	41.34%	1989	1.38%
		1990	1.14%
	Percent of	1991	0.68%
Occupancy	Mortgage Pool	1992	1.00%
Primary	82.95%	1993	3.24%
Investment	13.50%	1994	1.63%
Second Home	3.55%	1995	0.66%
		1996	0.74%
	Percent of	1997	0.88%
Property Type	Mortgage Pool	1998	2.60%
Single Family	75.88%	1999	4.90%
PUD	7.78%	2000	1.10%
Condo	6.57%	2001	2.07%
2 to 4 Family	5.23%	2002	8.30%
Single Family (Other)(5)	4.55%	2003	10.83%
		2004	6.07%
		2005	11.40%
		2006	34.32%

		Loan Purpose	Percent of Mortgage Pool
		Purchase	45.87%
		Refinance With Cash Out	32.81%
		Refinance No Cash Out	21.31%

(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage loans only.
(4) Minimum, Maximum and Weighting only for loans with values.
(5) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Aggregate Mortgage Loan Characteristics (Cont.)
Category	A/Alt A	Insured	Subprime	Total
% of Total	46.61%	1.77%	51.62%	100.00%
Fixed	38.51%	81.32%	42.52%	41.34%
ARM	61.49%	18.68%	57.48%	58.66%
Current Balance	$227,042,372	$8,634,827	$251,433,413	$487,110,611
No. of Loans	1,884	96	2,461	4,441
Average Current Balance	$120,511	$89,946	$102,167	$109,685
% => $200K	55.83%	26.10%	35.95%	45.04%
% => $500K	18.77%	0.00%	9.91%	13.86%
WAC	7.166%	7.557%	9.251%	8.249%
WAM	257	293	296	277
WA AGE	73	60	40	56
WA OTERM	330	353	336	333
Balloon	4.58%	0.00%	4.24%	4.32%
Fully Amortizing	95.42%	100.00%	95.76%	95.68%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	733	583	576	653
% below 640	0.00%	86.88%	85.14%	45.49%
WA Current LTV	64.38%	84.99%	68.68%	66.97%
wa MARGIN	2.992%	3.035%	4.402%	3.705%
wa Lifetime Cap (non-zero)	12.765%	13.445%	15.290%	13.919%
wa MTR	23	25	13	18
Property Type:
Single Family	69.91%	71.06%	81.44%	75.88%
PUD	9.10%	9.11%	6.54%	7.78%
Condo	9.19%	5.43%	4.24%	6.57%
2-4 Family	5.56%	12.22%	4.69%	5.23%
Single Family (Other)(1)	6.24%	2.17%	3.10%	4.55%
Occupancy Status:
Owner Occupied	75.83%	99.62%	88.81%	82.95%
Investment	19.19%	0.38%	8.81%	13.50%
Second Home	4.98%	0.00%	2.38%	3.55%
Loan Purpose:
Purchase	51.36%	76.50%	39.86%	45.87%
Refinance With Cash Out	22.42%	11.73%	42.92%	32.81%
Refinance No Cash Out	26.21%	11.77%	17.22%	21.31%
Insurance:
Conventional Insured	4.40%	100.00%	0.00%	3.83%
Non-MI	95.60%	0.00%	100.00%	96.17%
States > 10% of Total:
California	23.21%	0.00%	16.55%	19.36%
Florida	9.68%	8.97%	20.54%	15.28%
Texas	9.73%	11.99%	15.84%	12.92%
Other	57.38%	79.04%	47.07%	52.44%
Delinquency Status:
Current (2)	100.00%	90.86%	83.66%	91.40%
1 Month Delinquent (2)	0.00%	9.14%	16.34%	8.60%

(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.
(2) As of the Delinquency Determination Date

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Aggregate Mortgage Loan Characteristics (cont.)
Index:(1)	A/Alt A	Insured	Subprime	Total
30 YR CMT	0.02%	0.00%	0.00%	0.01%
1 MO LIBOR	0.96%	0.00%	1.19%	1.07%
1 YR CMT	38.33%	35.51%	17.28%	27.66%
1 YR LIBOR	9.75%	30.40%	2.07%	5.98%
FNMA 30 YR FIX	0.01%	3.51%	0.03%	0.04%
3 MO CMT	0.09%	0.00%	0.00%	0.04%
3 YR CMT	1.58%	0.00%	0.64%	1.09%
5 YR CMT	0.25%	0.00%	0.22%	0.23%
6 MO CMT	0.16%	0.86%	0.19%	0.18%
6 MO LIBOR	32.84%	25.10%	51.06%	42.01%
COFI	9.68%	4.61%	1.79%	5.66%
3 MO FNMA	0.02%	0.00%	0.00%	0.01%
PRIME	5.95%	0.00%	25.32%	15.71%
OTHER	0.35%	0.00%	0.21%	0.28%

(1) Adjustable Rate Mortgage loans only.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Mortgage Loan Characteristics
As of the Cut-off Date

Original Principal Balances ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
9,024.00 - 49,999.99	1,153	$29,024,769.06	5.96%	9.310%	$25,173.26	626	66.85%
50,000.00 - 99,999.99	1,494	89,471,154.81	18.37	8.775	59,886.98	625	73.50
100,000.00 - 149,999.99	686	73,261,687.44	15.04	8.433	106,795.46	626	70.34
150,000.00 - 199,999.99	352	54,387,158.87	11.17	8.792	154,508.97	625	68.02
200,000.00 - 249,999.99	216	40,704,082.97	8.36	8.247	188,444.83	651	65.24
250,000.00 - 299,999.99	130	30,047,779.66	6.17	8.427	231,136.77	654	63.22
300,000.00 - 349,999.99	95	26,738,260.72	5.49	8.495	281,455.38	663	61.14
350,000.00 - 399,999.99	66	22,062,872.27	4.53	7.255	334,285.94	703	65.06
400,000.00 - 449,999.99	64	22,462,899.65	4.61	7.427	350,982.81	681	66.93
450,000.00 - 499,999.99	46	18,406,313.13	3.78	6.993	400,137.24	705	66.57
500,000.00 - 549,999.99	35	14,542,246.37	2.99	7.087	415,492.75	711	64.07
550,000.00 - 599,999.99	22	11,115,382.91	2.28	6.683	505,244.68	720	65.21
600,000.00 - 649,999.99	24	11,797,232.26	2.42	7.329	491,551.34	683	66.51
650,000.00 - 699,999.99	12	7,632,664.19	1.57	7.550	636,055.35	712	62.76
700,000.00 - 749,999.99	9	6,565,165.03	1.35	8.798	729,462.78	648	64.67
750,000.00 - 799,999.99	6	3,514,273.44	0.72	8.545	585,712.24	671	52.44
800,000.00 - 849,999.99	3	1,914,396.03	0.39	8.595	638,132.01	651	57.21
850,000.00 - 899,999.99	3	2,220,693.31	0.46	9.377	740,231.10	694	55.76
900,000.00 - 949,999.99	5	2,359,808.09	0.48	6.403	471,961.62	749	41.25
950,000.00 - 999,999.99	7	4,873,442.57	1.00	7.952	696,206.08	702	51.73
1,000,000.00 - 1,049,999.99	2	965,479.55	0.20	6.633	482,739.78	752	35.42
1,050,000.00 - 1,099,999.99	2	1,237,816.26	0.25	7.625	618,908.13	537	68.02
1,100,000.00 - 1,149,999.99	2	2,249,036.51	0.46	6.060	1,124,518.26	803	66.06
1,150,000.00 - 1,199,999.99	1	893,747.80	0.18	6.155	893,747.80	809	55.86
1,200,000.00 - 1,249,999.99	1	1,196,724.50	0.25	6.500	1,196,724.50	589	46.03
1,400,000.00 - 1,449,999.99	1	1,192,550.44	0.24	7.375	1,192,550.44	604	42.33
1,450,000.00 - 1,499,999.99	1	1,495,000.00	0.31	6.375	1,495,000.00	768	63.62
1,650,000.00 - 1,699,999.99	1	1,081,792.94	0.22	6.375	1,081,792.94	710	41.21
1,750,000.00 - 1,799,999.99	1	1,709,216.27	0.35	5.250	1,709,216.27	NA	63.90
2,000,000.00 - 2,150,000.00	1	1,986,963.99	0.41	9.010	1,986,963.99	572	56.77
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

The minimum and the maximum Original Principal Balances of the Mortgage Loans are approximately $9,024.00 and $2,150,000.00 respectively, and the average is approximately $129,511.27.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Current Principal Balance ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
4,179.97 - 49,999.99	1,656	$45,959,877.74	9.44%	8.670%	$27,753.55	648	59.35%
50,000.00 - 99,999.99	1,249	90,678,161.08	18.62	8.693	72,600.61	627	73.70
100,000.00 - 149,999.99	599	73,156,764.72	15.02	8.466	122,131.49	628	69.76
150,000.00 - 199,999.99	337	57,901,323.26	11.89	8.619	171,814.02	635	66.75
200,000.00 - 249,999.99	179	39,791,972.54	8.17	8.367	222,301.52	653	65.00
250,000.00 - 299,999.99	109	29,844,057.87	6.13	8.348	273,798.70	662	61.16
300,000.00 - 349,999.99	77	24,680,702.65	5.07	8.326	320,528.61	665	62.15
350,000.00 - 399,999.99	64	24,010,192.66	4.93	7.117	375,159.26	694	66.62
400,000.00 - 449,999.99	39	16,566,924.93	3.40	7.580	424,792.95	678	69.67
450,000.00 - 499,999.99	36	16,986,510.37	3.49	7.133	471,847.51	697	72.28
500,000.00 - 549,999.99	22	11,418,408.96	2.34	7.309	519,018.59	694	67.54
550,000.00 - 599,999.99	23	13,251,783.82	2.72	6.573	576,164.51	729	66.12
600,000.00 - 649,999.99	12	7,499,121.27	1.54	7.891	624,926.77	651	71.34
650,000.00 - 699,999.99	7	4,751,660.09	0.98	8.420	678,808.58	710	62.88
700,000.00 - 749,999.99	8	5,850,768.40	1.20	8.418	731,346.05	655	70.95
750,000.00 - 799,999.99	6	4,682,547.91	0.96	8.699	780,424.65	674	55.89
800,000.00 - 849,999.99	2	1,628,188.06	0.33	9.249	814,094.03	627	63.07
850,000.00 - 899,999.99	3	2,619,645.13	0.54	7.833	873,215.04	720	56.38
900,000.00 - 949,999.99	1	943,733.19	0.19	10.750	943,733.19	582	30.44
950,000.00 - 999,999.99	3	2,919,864.75	0.60	7.087	973,288.25	738	60.78
1,050,000.00 - 1,099,999.99	2	2,138,909.93	0.44	6.993	1,069,454.97	620	59.40
1,100,000.00 - 1,149,999.99	2	2,249,036.51	0.46	6.060	1,124,518.26	803	66.06
1,150,000.00 - 1,199,999.99	2	2,389,274.94	0.49	6.937	1,194,637.47	596	44.18
1,450,000.00 - 1,499,999.99	1	1,495,000.00	0.31	6.375	1,495,000.00	768	63.62
1,700,000.00 - 1,749,999.99	1	1,709,216.27	0.35	5.250	1,709,216.27	NA	63.90
1,950,000.00 - 1,986,963.99	1	1,986,963.99	0.41	9.010	1,986,963.99	572	56.77
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

The minimum and the maximum Current Principal Balances of the Mortgage Loans are approximately $4,179.97 and $1,986,963.99, respectively, and the average is approximately $109,684.89.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Credit Score	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
NA	254	$20,477,078.49	4.20%	8.905%	$80,618.42	NA	70.83%
415 - 520	329	30,169,296.36	6.19	9.432	91,699.99	498	70.72
521 - 540	284	28,218,966.33	5.79	9.452	99,362.56	531	67.91
541 - 560	362	36,929,123.88	7.58	9.750	102,014.15	550	69.08
561 - 580	351	34,212,511.53	7.02	9.294	97,471.54	571	68.87
581 - 600	330	36,825,124.41	7.56	9.372	111,591.29	590	67.11
601 - 620	278	30,440,474.76	6.25	9.328	109,498.11	610	68.47
621 - 640	236	26,259,333.05	5.39	8.399	111,268.36	631	72.00
641 - 660	251	27,512,120.64	5.65	8.353	109,610.04	651	69.62
661 - 680	244	31,314,690.76	6.43	8.227	128,338.90	670	70.67
681 - 700	226	23,883,708.33	4.90	7.470	105,680.13	691	66.06
701 - 720	206	23,998,955.63	4.93	6.924	116,499.78	710	68.53
721 - 740	202	24,643,854.53	5.06	7.389	121,999.28	730	68.19
741 - 760	233	29,713,315.31	6.10	6.793	127,524.96	751	64.11
761 - 780	202	28,749,154.83	5.90	6.479	142,322.55	771	61.65
781 - 800	234	30,685,011.56	6.30	6.601	131,132.53	790	58.25
801 - 820	198	21,276,415.94	4.37	6.614	107,456.65	809	55.35
821 - 844	21	1,801,474.70	0.37	6.343	85,784.51	828	51.03
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

The minimum and the maximum Credit Scores of the Mortgage Loans with Credit Scores are approximately 415 and 844, respectively, and the weighted average is approximately 653.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.875 - 3.999	39	$2,561,314.53	0.53%	3.539%	$65,674.73	662	69.03%
4.000 - 4.999	86	11,908,977.95	2.44	4.544	138,476.49	718	63.58
5.000 - 5.999	332	57,678,372.76	11.84	5.568	173,730.04	727	65.31
6.000 - 6.999	717	86,793,902.53	17.82	6.383	121,051.47	701	65.52
7.000 - 7.999	798	84,985,076.07	17.45	7.445	106,497.59	673	64.85
8.000 - 8.999	539	60,482,501.52	12.42	8.323	112,212.43	655	73.14
9.000 - 9.999	672	65,637,379.17	13.47	9.425	97,674.67	592	68.37
10.000 - 10.999	556	49,335,552.74	10.13	10.615	88,733.01	593	72.14
11.000 - 11.999	490	48,759,206.49	10.01	11.501	99,508.58	580	62.61
12.000 - 12.999	159	15,031,472.78	3.09	12.330	94,537.56	595	62.95
13.000 - 13.999	27	2,203,877.72	0.45	13.474	81,625.10	610	61.45
14.000 - 14.999	15	1,342,973.68	0.28	14.321	89,531.58	563	66.27
15.000 - 15.999	4	237,430.43	0.05	15.123	59,357.61	676	58.40
16.000 - 16.999	2	60,057.58	0.01	16.839	30,028.79	540	92.40
17.000 - 18.250	5	92,515.09	0.02	17.258	18,503.02	665	84.26
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

The minimum and the maximum Current Interest Rates of the Mortgage Loans are approximately 1.875% and 18.250%, respectively, and the weighted average is approximately 8.249%

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.23 - 10.00	10	$216,921.83	0.04%	7.005%	$21,692.18	701	4.05%
10.01 - 20.00	26	1,735,706.02	0.36	7.189	66,757.92	687	11.90
20.01 - 30.00	56	6,138,806.52	1.26	8.046	109,621.55	714	22.80
30.01 - 40.00	96	11,002,353.90	2.26	9.242	114,607.85	629	30.53
40.01 - 50.00	209	31,513,881.80	6.47	8.657	150,784.12	657	42.25
50.01 - 60.00	359	53,091,948.08	10.90	9.241	147,888.43	627	53.77
60.01 - 70.00	629	93,143,611.61	19.12	9.078	148,082.05	631	60.57
70.01 - 80.00	1,094	145,162,753.22	29.80	7.292	132,689.90	686	69.06
80.01 - 90.00	728	58,370,020.75	11.98	8.125	80,178.60	651	77.77
90.01 - 95.00	678	45,608,629.33	9.36	8.695	67,269.36	629	87.03
95.01 - 100.00	434	30,130,347.11	6.19	7.630	69,424.76	631	88.97
100.01 - 105.00	56	5,121,822.50	1.05	7.048	91,461.12	619	93.56
105.01 - 110.00	25	2,873,348.20	0.59	7.670	114,933.93	661	99.01
110.01 - 115.00	9	958,967.18	0.20	8.029	106,551.91	645	101.88
115.01 - 120.00	19	1,201,608.86	0.25	9.957	63,242.57	622	107.90
120.01 - 125.00	8	735,614.96	0.15	8.335	91,951.87	716	109.12
125.01 - 130.00	1	44,302.83	0.01	7.375	44,302.83	768	80.55
135.01 - 140.00	1	11,062.42	0.00	9.000	11,062.42	615	63.21
140.01 - 198.00	3	48,903.92	0.01	8.921	16,301.31	707	85.94
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

The minimum and the maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately 1.23% and 198.00%, respectively, and the weighted average is approximately 73.76%.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Current Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0.59 - 10.00	75	$2,474,242.87	0.51%	7.189%	$32,989.90	709	6.64%
10.01 - 20.00	147	5,464,576.44	1.12	7.028	37,173.99	730	14.84
20.01 - 30.00	219	13,486,363.68	2.77	7.378	61,581.57	719	25.47
30.01 - 40.00	299	20,603,916.68	4.23	8.233	68,909.42	670	35.26
40.01 - 50.00	538	53,155,056.89	10.91	8.062	98,801.22	677	45.64
50.01 - 60.00	539	73,571,906.00	15.10	8.807	136,497.04	648	55.95
60.01 - 70.00	717	101,284,804.59	20.79	8.890	141,261.93	632	64.97
70.01 - 80.00	666	93,324,288.42	19.16	7.387	140,126.56	671	76.34
80.01 - 90.00	539	60,700,359.56	12.46	8.150	112,616.62	641	85.11
90.01 - 95.00	471	39,402,180.66	8.09	8.763	83,656.43	618	93.27
95.01 - 100.00	173	18,306,814.50	3.76	7.600	105,819.74	634	97.63
100.01 - 105.00	18	1,943,143.59	0.40	7.421	107,952.42	633	101.73
105.01 - 110.00	14	1,541,923.62	0.32	8.885	110,137.40	635	107.06
110.01 - 115.00	15	944,145.82	0.19	10.773	62,943.05	615	111.95
115.01 - 120.00	7	561,954.13	0.12	10.117	80,279.16	593	117.24
120.01 - 124.69	4	344,933.59	0.07	9.826	86,233.40	712	122.11
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

The minimum and the maximum Current Loan-to-Value Ratios of the Mortgage Loans are approximately 0.59% and 124.69%, respectively, and the weighted average is approximately 66.97%.

Delinquency Status (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Current	4,067	$445,241,025.55	91.40%	8.197%	$109,476.52	659	66.67%
1 Month	374	41,869,585.49	8.60	8.796	111,950.76	590	70.11
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Number of 30-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	3,101	$352,652,706.61	72.40%	8.113%	$113,722.25	674	65.41%
1	451	51,996,502.49	10.67	8.621	115,291.58	626	70.23
2	157	17,733,604.70	3.64	8.414	112,952.90	592	69.87
3	142	12,041,917.62	2.47	8.473	84,802.24	588	72.97
4	111	10,664,212.72	2.19	8.802	96,073.99	575	70.78
5	82	5,890,212.32	1.21	8.336	71,831.86	566	73.89
6	81	9,239,679.92	1.90	8.407	114,070.12	593	71.40
7	56	4,827,522.62	0.99	9.424	86,205.76	587	67.70
8	58	5,736,100.83	1.18	9.013	98,898.29	568	69.42
9	55	4,159,719.93	0.85	9.160	75,631.27	567	72.28
10	57	4,443,100.71	0.91	8.243	77,949.14	559	75.50
11	61	5,367,787.49	1.10	8.257	87,996.52	566	74.56
12	29	2,357,543.08	0.48	8.744	81,294.59	579	72.19
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Number of 60-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	4,002	$445,453,049.60	91.45%	8.220%	$111,307.61	659	66.57%
1	154	15,164,877.66	3.11	8.363	98,473.23	604	68.67
2	70	5,594,590.94	1.15	9.445	79,922.73	552	70.53
3	74	6,019,303.48	1.24	8.688	81,341.94	587	72.02
4	26	2,749,831.20	0.56	8.106	105,762.74	577	78.62
5	39	4,395,149.03	0.90	8.151	112,696.13	563	69.69
6	24	1,735,894.67	0.36	8.513	72,328.94	572	65.31
7	21	2,664,529.14	0.55	8.517	126,882.34	575	74.98
8	13	1,417,484.01	0.29	9.457	109,037.23	539	79.20
9	11	1,209,236.96	0.25	8.049	109,930.63	554	84.46
10	5	507,382.84	0.10	8.396	101,476.57	620	59.47
11	2	199,281.51	0.04	8.664	99,640.76	570	78.82
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Number of 90-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	4,259	$468,719,971.24	96.22%	8.240%	$110,054.00	656	66.69%
1	67	6,543,999.38	1.34	8.264	97,671.63	576	75.03
2	26	2,292,155.20	0.47	7.647	88,159.82	581	75.50
3	37	3,589,148.33	0.74	9.281	97,004.01	550	76.07
4	19	2,443,612.90	0.50	7.908	128,611.21	586	69.70
5	9	1,270,376.44	0.26	9.700	141,152.94	573	66.59
6	10	814,171.76	0.17	8.687	81,417.18	576	78.68
7	7	746,294.61	0.15	8.146	106,613.52	549	80.76
8	3	220,675.19	0.05	10.889	73,558.40	525	80.37
9	3	400,842.70	0.08	8.128	133,614.23	624	55.53
10	1	69,363.29	0.01	8.990	69,363.29	625	80.65
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Number of 120-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	4,350	$477,566,863.59	98.04%	8.238%	$109,785.49	654	66.86%
1	45	4,234,412.02	0.87	8.782	94,098.04	560	75.00
2	11	1,043,551.11	0.21	8.916	94,868.28	564	82.69
3	12	2,130,346.09	0.44	8.964	177,528.84	602	60.64
4	6	612,464.95	0.13	8.480	102,077.49	566	68.49
5	7	583,058.58	0.12	7.669	83,294.08	556	81.27
6	3	249,033.52	0.05	9.458	83,011.17	542	81.58
7	3	220,675.19	0.05	10.889	73,558.40	525	80.37
8	3	400,842.70	0.08	8.128	133,614.23	624	55.53
9	1	69,363.29	0.01	8.990	69,363.29	625	80.65
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Number of 150-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	4,400	$481,944,366.29	98.94%	8.244%	$109,532.81	653	66.93%
1	14	1,966,426.24	0.40	9.380	140,459.02	569	76.97
2	8	1,446,264.95	0.30	7.927	180,783.12	609	58.87
3	7	753,919.65	0.15	7.658	107,702.81	561	72.11
4	2	59,719.21	0.01	8.389	29,859.61	582	80.65
5	4	361,804.56	0.07	10.134	90,451.14	536	79.58
6	2	107,904.15	0.02	10.120	53,952.08	527	85.80
7	3	400,842.70	0.08	8.128	133,614.23	624	55.53
8	1	69,363.29	0.01	8.990	69,363.29	625	80.65
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Number of 180-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	4,416	$484,136,698.02	99.39%	8.249%	$109,632.40	653	66.98%
1	9	1,663,945.05	0.34	7.598	184,882.78	602	62.05
2	4	310,334.06	0.06	8.722	77,583.52	584	61.92
3	4	228,585.46	0.05	10.688	57,146.37	545	70.68
4	3	249,033.52	0.05	9.458	83,011.17	542	81.58
5	2	107,904.15	0.02	10.120	53,952.08	527	85.80
6	2	344,747.49	0.07	7.621	172,373.75	636	56.27
7	1	69,363.29	0.01	8.990	69,363.29	625	80.65
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Original Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
12 - 59	22	$4,246,625.78	0.87%	8.794%	$193,028.44	622	62.78%
60 - 119	126	10,557,395.66	2.17	7.282	83,788.85	680	72.78
120 - 179	186	10,625,053.85	2.18	8.627	57,123.95	646	61.79
180 - 239	428	28,964,480.51	5.95	7.611	67,674.02	685	57.25
240 - 299	178	11,338,033.28	2.33	8.911	63,696.82	647	67.46
300 - 359	208	16,988,165.08	3.49	7.943	81,673.87	656	63.55
360 - 419	3,269	398,338,727.02	81.78	8.315	121,853.39	649	67.78
420 - 480	24	6,052,129.86	1.24	7.190	252,172.08	701	70.27
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

The minimum and the maximum Original Terms to Maturity of the Mortgage Loans are approximately 12 months and 480 months, respectively, and the weighted average is approximately 333 months.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Stated Remaining Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 60	355	$20,136,643.83	4.13%	7.847%	$56,722.94	670	55.93%
61 - 120	693	26,582,826.86	5.46	7.963	38,359.06	671	51.96
121 - 180	623	55,981,440.28	11.49	7.264	89,857.85	710	52.07
181 - 240	337	39,521,673.17	8.11	7.985	117,274.99	676	58.71
241 - 300	507	43,301,452.63	8.89	8.930	85,407.20	631	72.78
301 - 360	1,905	295,700,540.76	60.71	8.445	155,223.38	639	72.08
361 - 478	21	5,886,033.51	1.21	7.208	280,287.31	704	70.04
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

The minimum and the maximum Stated Remaining Terms to Maturity of the Mortgage Loans are approximately 0 months and 478 months, respectively, and the weighted average is approximately 277 months.

The Stated Remaining Term to Maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Cut-off Date.

Seasoning (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 59	2,499	$354,941,787.60	72.87%	8.357%	$142,033.53	644	71.21%
60 - 119	706	51,123,428.96	10.50	8.817	72,412.79	632	70.18
120 - 179	381	34,622,668.17	7.11	7.746	90,873.14	688	51.30
180 - 239	415	34,830,631.89	7.15	7.154	83,929.23	722	44.25
240 - 299	382	10,651,128.87	2.19	7.145	27,882.54	704	38.70
300 - 352	58	940,965.55	0.19	8.277	16,223.54	691	29.74
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

The minimum and the maximum Seasoning of the Mortgage Loans are approximately 0 months and 352 months, respectively, and the weighted average is approximately 56 months.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Geographic Distribution (Jurisdiction)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
California	498	$94,317,212.96	19.36%	7.852%	$189,391.99	671	61.36%
Florida	597	74,407,671.86	15.28	9.061	124,635.97	610	65.26
Texas	1,008	62,943,757.93	12.92	9.030	62,444.20	631	79.64
New York	294	45,772,340.15	9.40	8.128	155,688.23	675	61.48
New Jersey	203	30,497,012.81	6.26	8.980	150,231.59	656	59.93
Georgia	161	14,132,874.12	2.90	7.345	87,781.83	655	71.13
Maryland	68	11,899,871.13	2.44	8.354	174,998.10	639	67.58
Massachusetts	64	11,137,130.00	2.29	7.879	174,017.66	668	62.52
Pennsylvania	141	10,135,381.80	2.08	7.695	71,882.14	647	70.38
Illinois	86	9,998,017.67	2.05	7.139	116,256.02	661	69.61
Virginia	65	9,693,124.56	1.99	7.524	149,124.99	685	65.88
Arizona	87	9,688,436.94	1.99	8.238	111,361.34	672	72.12
North Carolina	89	8,597,234.92	1.76	8.285	96,598.15	633	70.13
Michigan	80	8,246,206.61	1.69	8.122	103,077.58	668	69.07
Connecticut	38	6,423,813.20	1.32	7.795	169,047.72	703	61.03
Colorado	43	6,226,031.46	1.28	6.807	144,791.43	710	72.28
Ohio	73	5,752,530.54	1.18	8.378	78,801.79	660	72.26
Washington	36	5,465,923.55	1.12	7.321	151,831.21	664	73.37
Louisiana	106	5,142,011.06	1.06	7.109	48,509.54	668	56.59
Nevada	27	4,894,737.94	1.00	7.640	181,286.59	660	74.36
Indiana	76	4,642,253.54	0.95	7.437	61,082.28	658	77.09
South Carolina	62	4,565,322.45	0.94	7.047	73,634.23	639	60.46
Tennessee	80	4,416,066.25	0.91	8.509	55,200.83	598	68.84
Alabama	59	3,917,289.52	0.80	7.477	66,394.74	648	76.09
Oregon	29	3,747,037.76	0.77	7.599	129,208.20	710	66.05
Missouri	41	3,507,475.20	0.72	7.573	85,548.18	655	71.47
Minnesota	18	2,904,322.56	0.60	6.303	161,351.25	693	74.34
New Mexico	19	2,871,875.15	0.59	8.193	151,151.32	689	66.23
Utah	25	2,570,497.52	0.53	8.395	102,819.90	638	77.23
District of Columbia	11	2,027,844.39	0.42	8.574	184,349.49	666	45.16
Wisconsin	15	1,566,333.66	0.32	9.114	104,422.24	647	78.86
Kentucky	28	1,493,307.83	0.31	8.025	53,332.42	626	71.69
New Hampshire	13	1,428,094.63	0.29	7.999	109,853.43	663	69.88
Arkansas	30	1,386,434.10	0.28	8.004	46,214.47	635	79.47
Oklahoma	34	1,269,275.59	0.26	8.576	37,331.64	642	69.47
Kansas	17	1,172,354.91	0.24	6.374	68,962.05	684	73.74
Mississippi	27	1,143,736.74	0.23	8.948	42,360.62	618	71.14
Rhode Island	9	1,034,555.79	0.21	8.450	114,950.64	668	49.46
Delaware	10	1,014,057.02	0.21	6.648	101,405.70	707	68.75
Idaho	8	927,820.21	0.19	8.297	115,977.53	629	76.06
Maine	9	807,291.81	0.17	8.550	89,699.09	623	70.49
Hawaii	6	727,010.00	0.15	8.751	121,168.33	643	51.25
Vermont	4	478,704.02	0.10	7.843	119,676.01	760	46.61
Iowa	7	412,252.16	0.08	6.336	58,893.17	576	75.49
Alaska	5	398,698.84	0.08	8.918	79,739.77	624	71.85
Montana	6	348,706.60	0.07	10.367	58,117.77	601	60.92
West Virginia	4	328,635.80	0.07	6.167	82,158.95	538	91.84
Nebraska	18	275,747.96	0.06	8.800	15,319.33	746	51.75
North Dakota	2	140,347.14	0.03	5.093	70,173.57	559	73.57
Virgin Islands	2	106,668.08	0.02	6.931	53,334.04	796	48.47
South Dakota	2	86,398.52	0.02	4.000	43,199.26	672	73.19
Wyoming	1	22,874.08	0.00	6.500	22,874.08	823	54.92
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%
No more than approximately .59% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Loan Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Purchase	2,615	$223,443,996.29	45.87%	7.924%	$85,447.03	665	74.17%
Refinance With Cash Out	1,079	159,843,938.85	32.81	9.214	148,140.81	622	60.14
Refinance No Cash Out	747	103,822,675.90	21.31	7.462	138,986.18	675	61.97
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Amortization Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Fully Amortizing	4,264	$466,051,674.60	95.68%	8.278%	$109,299.17	652	66.78%
Balloon	177	21,058,936.44	4.32	7.603	118,977.04	665	71.17
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Adjustment Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Adjustable-Rate	2,084	$285,753,340.99	58.66%	8.398%	$137,117.73	656	62.05%
Fixed-Rate	2,357	201,357,270.05	41.34	8.038	85,429.47	648	73.94
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Loan Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Conventional Uninsured	4,239	$466,482,434.38	95.77%	8.295%	$110,045.40	653	66.16%
Conventional Insured	178	18,633,540.19	3.83	7.262	104,682.81	655	84.88
Uninsured FHA	21	1,899,765.53	0.39	6.755	90,465.03	617	88.49
Uninsured VA	3	94,870.94	0.02	7.148	31,623.65	561	73.53
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Single Family	3,500	$369,630,273.64	75.88%	8.252%	$105,608.65	647	67.06%
PUD	180	37,890,119.49	7.78	7.525	210,500.66	658	72.33
Condo	317	31,985,795.69	6.57	7.841	100,901.56	691	64.57
2 to 4 Family	177	25,459,063.95	5.23	8.951	143,836.52	655	67.53
Single Family (Other)*	267	22,145,358.27	4.55	9.211	82,941.42	678	59.04
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

* Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Occupancy Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Owner Occupied	3,669	$404,054,372.06	82.95%	8.318%	$110,126.57	645	66.90%
Investment	684	65,764,785.30	13.50	8.110	96,147.35	685	69.15
Second Home	88	17,291,453.68	3.55	7.171	196,493.79	704	60.19
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Documentation Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Stated Documentation	1,203	$171,963,176.33	35.30%	9.210%	$142,945.28	622	68.77%
Limited Documentation	1,193	128,792,590.43	26.44	7.999	107,956.91	659	67.59
Full Documentation	1,414	110,085,827.59	22.60	7.560	77,854.19	686	58.30
Alternative	529	62,754,364.10	12.88	7.153	118,628.29	664	77.02
No Income Verified	64	11,151,985.08	2.29	9.156	174,249.77	648	61.29
No Assets Verified	38	2,362,667.51	0.49	8.865	62,175.46	655	64.21
Total:	4,441	$487,110,611.04	100.00%	8.249%	$109,684.89	653	66.97%

Index Type for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 YR CMT	662	$79,053,041.65	27.66%	7.525%	$119,415.47	695	61.35%
6 MO LIBOR	648	120,054,076.19	42.01	9.187	185,268.64	637	64.71
PRIME	343	44,898,544.62	15.71	9.877	130,899.55	584	60.21
COFI	245	16,183,089.68	5.66	6.316	66,053.43	736	45.75
3 YR CMT	56	3,123,998.43	1.09	6.365	55,785.69	706	40.73
1 YR LIBOR	50	17,099,890.40	5.98	5.556	341,997.81	711	73.17
OTHER	24	802,891.53	0.28	7.576	33,453.81	699	43.75
6 MO CMT	20	509,381.69	0.18	8.573	25,469.08	661	49.83
5 YR CMT	17	660,794.15	0.23	6.821	38,870.24	663	39.15
1 MO LIBOR	10	3,069,572.51	1.07	7.920	306,957.25	648	62.08
3 MO CMT	4	123,840.74	0.04	6.421	30,960.19	759	33.37
FNMA 30 YR FIX	3	119,030.81	0.04	7.517	39,676.94	623	51.99
3 MO FNMA	1	28,825.44	0.01	7.500	28,825.44	710	41.78
30 YR CMT	1	26,363.15	0.01	7.375	26,363.15	690	50.31
Total:	2,084	$285,753,340.99	100.00%	8.398%	$137,117.73	656	62.05%

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Rate Adjustment Period (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1	83	$26,975,585.99	9.44%	7.973%	$325,007.06	675	74.05%
3	7	208,922.30	0.07	7.318	29,846.04	662	42.24
6	778	135,182,320.84	47.31	9.017	173,756.20	645	62.71
7	1	113,706.87	0.04	10.990	113,706.87	564	59.85
12	1,075	117,701,629.44	41.19	7.869	109,489.89	662	59.68
24	13	331,150.08	0.12	6.149	25,473.08	725	30.29
36	96	3,947,591.45	1.38	6.386	41,120.74	708	37.79
60	29	1,193,355.30	0.42	7.273	41,150.18	664	43.57
84	2	99,078.72	0.03	7.269	49,539.36	587	51.46
Total:	2,084	$285,753,340.99	100.00%	8.398%	$137,117.73	656	62.05%

Gross Margin (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Margin	146	$4,163,880.21	1.46%	6.453%	$28,519.73	696	40.99%
0.250 - 1.000	22	2,876,747.12	1.01	7.628	130,761.23	670	58.52
1.001 - 2.000	208	29,287,672.25	10.25	7.323	140,806.12	688	64.51
2.001 - 3.000	956	122,513,494.88	42.87	7.089	128,152.19	690	58.94
3.001 - 4.000	198	36,153,649.39	12.65	8.548	182,594.19	649	70.21
4.001 - 5.000	99	21,038,764.98	7.36	9.565	212,512.78	626	62.70
5.001 - 6.000	135	20,929,271.75	7.32	10.629	155,031.64	597	62.33
6.001 - 7.000	233	36,073,271.27	12.62	10.949	154,820.91	589	63.04
7.001 - 8.000	59	9,474,527.25	3.32	11.026	160,585.21	588	64.33
8.001 - 9.000	20	2,109,182.36	0.74	10.571	105,459.12	634	78.97
9.001 - 10.000	2	224,567.17	0.08	13.497	112,283.59	646	62.14
10.001 - 11.400	6	908,312.36	0.32	11.471	151,385.39	549	60.92
Total:	2,084	$285,753,340.99	100.00%	8.398%	$137,117.73	656	62.05%

The minimum and the maximum Gross Margins of the Adjustable Rate Mortgage Loans are approximately 0.000% and 11.400%, respectively, and the weighted average is approximately 3.705%.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Maximum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Maximum Rate	421	$37,647,205.26	13.17%	9.133%	$89,423.29	585	59.42%
5.000 - 7.999	3	761,580.17	0.27	6.228	253,860.06	718	75.63
8.000 - 8.999	4	1,313,878.80	0.46	7.713	328,469.70	672	72.37
9.000 - 9.999	54	19,565,862.11	6.85	7.484	362,330.78	676	78.26
10.000 - 10.999	92	28,043,232.87	9.81	5.898	304,817.75	732	68.95
11.000 - 11.999	113	23,711,775.17	8.30	6.457	209,838.72	715	64.25
12.000 - 12.999	210	35,810,935.11	12.53	6.883	170,528.26	691	65.93
13.000 - 13.999	216	29,379,694.45	10.28	7.365	136,017.10	706	55.33
14.000 - 14.999	183	19,133,742.03	6.70	8.101	104,555.97	658	57.53
15.000 - 15.999	199	18,142,010.21	6.35	9.066	91,165.88	644	56.37
16.000 - 16.999	210	21,193,135.99	7.42	10.216	100,919.70	615	60.66
17.000 - 17.999	214	29,974,238.23	10.49	11.135	140,066.53	579	56.50
18.000 - 18.999	107	14,467,159.03	5.06	11.796	135,207.09	603	58.31
19.000 - 19.999	28	4,560,067.42	1.60	11.523	162,859.55	594	64.81
20.000 - 25.000	30	2,048,824.14	0.72	9.845	68,294.14	684	60.79
Total:	2,084	$285,753,340.99	100.00%	8.398%	$137,117.73	656	62.05%

The minimum and the maximum Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans with a Maximum Rate are approximately 5.000% and 25.000%, respectively, and the weighted average is approximately 13.919%.

Minimum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Minimum Rate	105	$2,970,635.67	1.04%	6.136%	$28,291.77	715	38.18%
0.250 - 0.999	9	375,976.85	0.13	7.079	41,775.21	657	64.78
1.000 - 1.999	20	2,035,474.49	0.71	6.318	101,773.72	747	58.63
2.000 - 2.999	761	110,937,756.35	38.82	6.570	145,778.92	721	60.58
3.000 - 3.999	223	32,376,642.64	11.33	7.899	145,186.74	682	66.90
4.000 - 4.999	36	5,641,392.52	1.97	8.596	156,705.35	668	63.80
5.000 - 5.999	72	15,250,139.92	5.34	9.626	211,807.50	593	60.75
6.000 - 6.999	158	27,397,960.69	9.59	10.313	173,404.81	592	60.37
7.000 - 7.999	108	19,281,792.12	6.75	10.028	178,535.11	585	62.24
8.000 - 8.999	96	10,577,041.62	3.70	9.420	110,177.52	603	70.01
9.000 - 9.999	224	23,290,012.18	8.15	9.929	103,973.27	592	64.57
10.000 - 14.900	272	35,618,515.94	12.46	10.648	130,950.43	588	61.83
Total:	2,084	$285,753,340.99	100.00%	8.398%	$137,117.73	656	62.05%

The minimum and the maximum Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans with a Minimum Rate are approximately 0.250% and 14.900%, respectively, and the weighted average is approximately 5.329%.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Months to Next Rate Adjustment (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 - 6	931	$107,325,734.14	37.56%	8.328%	$115,280.06	659	61.71%
7 - 12	605	62,509,927.89	21.88	8.446	103,322.19	649	59.22
13 - 18	169	30,142,297.91	10.55	8.789	178,356.79	621	63.54
19 - 24	178	33,080,746.17	11.58	10.499	185,846.89	598	58.44
25 - 30	27	4,461,935.37	1.56	7.115	165,256.87	685	66.43
31 - 36	40	5,820,759.93	2.04	8.584	145,519.00	658	66.40
37 - 42	11	3,466,823.17	1.21	5.610	315,165.74	712	77.83
43 - 48	12	1,689,748.72	0.59	7.168	140,812.39	672	87.32
49 - 54	25	4,977,084.54	1.74	7.245	199,083.38	656	79.30
55 - 60	21	5,920,945.49	2.07	10.252	281,949.79	630	59.82
61 - 66	4	1,442,625.58	0.50	5.536	360,656.40	778	73.96
67 - 72	2	1,109,213.00	0.39	6.084	554,606.50	780	50.59
73 - 78	54	23,492,832.25	8.22	5.899	435,052.45	758	64.77
79 - 83	5	312,666.83	0.11	7.160	62,533.37	663	75.68
Total:	2,084	$285,753,340.99	100.00%	8.398%	$137,117.73	656	62.05%

The minimum and the maximum Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans are approximately 1 month and 83 months, respectively, and the weighted average is approximately 18 months.

Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Periodic Cap	543	$66,723,794.96	23.35%	8.596%	$122,879.92	620	65.51%
0.500 - 0.749	17	945,125.40	0.33	5.885	55,595.61	750	41.88
0.750 - 0.999	1	45,995.48	0.02	6.000	45,995.48	769	59.73
1.000 - 1.249	465	76,483,708.93	26.77	8.243	164,481.09	661	64.38
1.500 - 1.749	202	15,068,494.32	5.27	10.545	74,596.51	615	67.36
1.750 - 1.999	2	81,818.31	0.03	6.424	40,909.16	728	42.68
2.000 - 2.249	790	121,177,497.51	42.41	8.119	153,389.24	675	58.45
2.250 - 2.499	1	36,269.67	0.01	6.500	36,269.67	666	48.36
2.500 - 2.749	18	747,984.57	0.26	6.998	41,554.70	745	28.53
2.750 - 2.999	1	23,954.11	0.01	6.500	23,954.11	802	46.07
3.000 - 3.249	21	990,498.59	0.35	8.429	47,166.60	695	55.61
5.000 - 5.249	8	531,415.38	0.19	7.224	66,426.92	754	58.40
6.000 - 6.249	11	2,062,213.20	0.72	10.737	187,473.93	597	61.02
7.750 - 10.000	4	834,570.56	0.29	7.879	208,642.64	651	67.12
Total:	2,084	$285,753,340.99	100.00%	8.398%	$137,117.73	656	62.05%

The minimum and the maximum Periodic Caps of the Adjustable Rate Mortgage Loans with Periodic Caps are approximately 0.500% and 10.000%, respectively, and the weighted average is approximately 1.688%.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Initial Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Initial Periodic Cap	3	$1,105,827.94	0.39%	8.963%	$368,609.31	588	76.57%
0.500 - 0.749	17	945,125.40	0.33	5.885	55,595.61	750	41.88
0.750 - 0.999	1	45,995.48	0.02	6.000	45,995.48	769	59.73
1.000 - 1.249	804	103,118,202.05	36.09	8.175	128,256.47	653	63.34
1.500 - 1.749	87	3,897,314.92	1.36	9.313	44,796.72	652	52.67
1.750 - 1.999	2	81,818.31	0.03	6.424	40,909.16	728	42.68
2.000 - 2.249	709	94,303,482.50	33.00	8.576	133,009.14	665	56.27
2.250 - 2.499	1	36,269.67	0.01	6.500	36,269.67	666	48.36
2.500 - 2.749	18	747,984.57	0.26	6.998	41,554.70	745	28.53
2.750 - 2.999	1	23,954.11	0.01	6.500	23,954.11	802	46.07
3.000 - 3.249	275	36,100,263.45	12.63	9.825	131,273.69	595	69.24
4.000 - 4.249	2	1,200,620.30	0.42	6.088	600,310.15	787	58.22
5.000 - 10.000	164	44,146,482.29	15.45	7.425	269,185.87	686	67.12
Total:	2,084	$285,753,340.99	100.00%	8.398%	$137,117.73	656	62.05%

The minimum and the maximum Initial Periodic Caps of the Adjustable Rate Mortgage Loans with Initial Periodic Caps are approximately 0.500 % and 10.000%, respectively, and the weighted average is approximately 2.360%.

Original Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
6 - 19	14	$4,310,055.15	5.23%	9.986%	$307,861.08	575	60.43%
20 - 25	72	16,878,894.72	20.47	10.594	234,429.09	589	58.87
32 - 37	17	5,512,960.12	6.68	7.538	324,291.77	669	65.26
44 - 49	2	112,000.00	0.14	10.000	56,000.00	747	71.68
50 - 55	1	48,000.00	0.06	10.000	48,000.00	673	80.00
56 - 61	73	19,703,276.39	23.89	8.894	269,907.90	624	68.24
80 - 85	2	308,625.02	0.37	5.856	154,312.51	622	59.19
92 - 97	1	150,000.00	0.18	7.000	150,000.00	769	80.21
116 - 121	101	35,251,748.79	42.75	6.523	349,027.22	728	67.74
182 - 360	2	193,250.00	0.23	11.464	96,625.00	576	66.03
Total:	285	$82,468,810.19	100.00%	8.188%	$289,364.25	662	65.50%

The minimum and the maximum Original Interest Only Terms of the Mortgage Loans with Interest Only Terms are approximately 6 months and 360 months, respectively, and the weighted average is approximately 75 months.

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The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
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Remaining Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Expired IO Term	9	$3,438,879.80	4.17%	7.733%	$382,097.76	693	63.02%
1 - 6	4	1,146,224.69	1.39	10.917	286,556.17	570	45.39
7 - 12	22	5,713,132.49	6.93	9.778	259,687.84	610	57.44
13 - 18	44	10,570,500.77	12.82	10.070	240,238.65	590	60.73
19 - 24	20	4,499,760.53	5.46	10.802	224,988.03	591	58.70
25 - 30	8	2,509,517.78	3.04	7.755	313,689.72	693	63.88
31 - 36	5	1,636,217.77	1.98	8.701	327,243.55	651	64.23
37 - 42	1	32,000.00	0.04	15.000	32,000.00	678	84.21
43 - 48	15	4,738,367.40	5.75	6.982	315,891.16	642	68.94
49 - 54	26	6,316,342.79	7.66	7.742	242,936.26	644	75.06
55 - 60	31	8,801,319.92	10.67	10.716	283,913.55	604	61.25
61 - 66	2	181,763.10	0.22	6.383	90,881.55	678	40.54
67 - 72	7	1,802,050.76	2.19	6.138	257,435.82	751	61.55
73 - 78	47	21,439,032.24	26.00	5.918	456,149.62	757	66.81
79 - 84	1	749,993.94	0.91	5.875	749,993.94	752	75.00
97 - 102	2	400,522.57	0.49	7.011	200,261.29	504	77.76
103 - 108	8	1,532,948.33	1.86	7.193	191,618.54	642	82.68
109 - 114	17	4,548,207.70	5.52	7.833	267,541.63	635	75.21
115 - 120	14	2,218,777.61	2.69	8.820	158,484.12	651	76.98
121 - 354	2	193,250.00	0.23	11.464	96,625.00	576	66.03
Total:	285	$82,468,810.19	100.00%	8.188%	$289,364.25	662	65.50%

The minimum and the maximum Remaining Interest Only Term of the Mortgage Loans with Interest Only Terms are approximately 1 month and 354 months, respectively, and the weighted average is approximately 53 months.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Pool 1 Mortgage Loan characteristics

Pool 1 Mortgage Loan Characteristics
Aggregate Outstanding Principal Balance	$202,667,618.82
Aggregate Original Principal Balance	$233,330,739.42
Number of Mortgage Loans	2,230
	Minimum	Maximum	Average(1)
Original Principal Balance	$9,024	$1,495,000	$104,633
Outstanding Principal Balance	$4,654	$1,495,000	$90,882
	Minimum	Maximum	Weighted Average (2)
Original Term (months)	12	480	321
Remaining Term (months)	0	478	276
Loan Age (months)	0	352	44
Current Interest Rate	5.250%	18.250%	8.116%
Periodic Rate Cap(3)(4)	1.000%	2.000%	1.424%
Gross Margin(3)	0.000%	2.750%	2.115%
Maximum Mortgage Rate(3)(4)	10.250%	13.000%	11.390%
Minimum Mortgage Rate(3)(4)	1.000%	2.750%	2.120%
Months to Next Rate Adjustment(3)	62	83	74
Current Loan-to-Value	1.22%	124.69%	74.20%
Credit Score(4)	418	832	657
	Earliest	Latest
Maturity Date	09/26/2006	09/01/2046
	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	0.37%
		1985	0.27%
	Percent of	1986	0.36%
Loan Type	Mortgage Pool	1987	0.27%
Adjustable-Rate	13.01%	1988	0.40%
Fixed-Rate	86.99%	1989	0.30%
		1990	0.52%
	Percent of	1991	0.37%
Occupancy	Mortgage Pool	1992	0.21%
Primary	80.36%	1993	3.92%
Investment	15.66%	1994	1.46%
Second Home	3.98%	1995	0.88%
		1996	1.03%
	Percent of	1997	1.33%
Property Type	Mortgage Pool	1998	2.78%
Single Family	78.34%	1999	3.61%
PUD	6.85%	2000	1.26%
Single Family (Other)(5)	5.12%	2001	3.50%
Condo	4.95%	2002	15.27%
2 to 4 Family	4.73%	2003	18.35%
		2004	6.02%
		2005	9.65%
		2006	27.90%

		Loan Purpose	Percent of Mortgage Pool
		Purchase	61.83%
		Refinance With Cash Out	20.63%
		Refinance No Cash Out	17.53%

(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage loans only.
(4) Minimum, Maximum and Weighting only for loans with values.
(5) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

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Free Writing Prospectus for
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Pool 1 Mortgage Loan Characteristics (Cont.)
Category	A/Alt A	Insured	Subprime	Total
% of Total	46.95%	3.21%	49.84%	100.00%
Fixed	73.85%	99.13%	98.60%	86.99%
ARM	26.15%	0.87%	1.40%	13.01%
Current Balance	$95,153,108	$6,510,462	$101,004,048	$202,667,619
No. of Loans	818	74	1,338	2,230
Average Current Balance	$116,324	$87,979	$75,489	$90,882
% => $200K	53.47%	20.19%	19.32%	35.38%
% => $500K	21.95%	0.00%	5.36%	12.98%
WAC	7.039%	7.551%	9.167%	8.116%
WAM	274	296	278	276
WA AGE	46	60	42	44
WA OTERM	319	356	319	321
Balloon	7.09%	0.00%	5.98%	6.31%
Fully Amortizing	92.91%	100.00%	94.02%	93.69%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	735	575	579	657
% below 640	0.00%	93.12%	81.19%	43.45%
WA Current LTV	69.64%	86.28%	77.73%	74.20%
wa MARGIN	2.117%	0.000%	2.182%	2.115%
wa Lifetime Cap (non-zero)	11.342%	0.000%	12.262%	11.390%
wa MTR	74	83	74	74
Property Type:
Single Family	72.75%	72.63%	83.98%	78.34%
PUD	8.24%	11.03%	5.27%	6.85%
Single Family (Other)(1)	6.11%	2.17%	4.37%	5.12%
Condo	6.84%	7.20%	3.03%	4.95%
2-4 Family	6.05%	6.96%	3.34%	4.73%
Occupancy Status:
Owner Occupied	70.60%	99.70%	88.31%	80.36%
Investment	22.68%	0.30%	10.03%	15.66%
Second Home	6.71%	0.00%	1.66%	3.98%
Loan Purpose:
Purchase	55.85%	77.97%	66.43%	61.83%
Refinance With Cash Out	20.63%	11.05%	21.26%	20.63%
Refinance No Cash Out	23.52%	10.98%	12.31%	17.53%
Insurance:
Conventional Insured	5.18%	100.00%	0.00%	5.64%
Non-MI	94.82%	0.00%	100.00%	94.36%
States > 10% of Total:
Texas	14.08%	15.27%	35.74%	24.91%
California	15.86%	0.00%	5.52%	10.20%
Florida	10.27%	7.37%	12.71%	11.39%
New York	12.27%	11.62%	9.47%	10.86%
Other	47.52%	65.74%	36.56%	42.64%
Delinquency Status:
Current (2)	100.00%	95.95%	83.13%	91.46%
1 Month Delinquent (2)	0.00%	4.05%	16.87%	8.54%

(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.
(2) As of the Delinquency Determination Date.

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Free Writing Prospectus for
BAYV 2006-D

Pool 1 Mortgage Loan Characteristics (cont.)
Index:(1)	A/Alt A	Insured	Subprime	Total
30 YR CMT	0.00%	0.00%	0.00%	0.00%
1 MO LIBOR	0.00%	0.00%	0.00%	0.00%
1 YR CMT	2.40%	0.00%	0.00%	2.27%
1 YR LIBOR	11.46%	0.00%	0.00%	10.82%
FNMA 30 YR FIX	0.00%	100.00%	3.00%	0.38%
3 MO CMT	0.00%	0.00%	0.00%	0.00%
3 YR CMT	0.00%	0.00%	0.00%	0.00%
5 YR CMT	0.00%	0.00%	0.00%	0.00%
6 MO CMT	0.00%	0.00%	0.00%	0.00%
6 MO LIBOR	86.13%	0.00%	97.00%	86.53%
COFI	0.00%	0.00%	0.00%	0.00%
3 MO FNMA	0.00%	0.00%	0.00%	0.00%
PRIME	0.00%	0.00%	0.00%	0.00%
OTHER	0.00%	0.00%	0.00%	0.00%

(1) Adjustable Rate Mortgage loans only.

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Free Writing Prospectus for
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Pool 1 Mortgage Loan Characteristics
As of the Cut-off Date

Original Principal Balances ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
9,024.00 - 49,999.99	742	$19,713,297.51	9.73%	9.767%	$26,567.79	612	74.40%
50,000.00 - 99,999.99	854	55,227,927.35	27.25	8.987	64,669.70	620	82.51
100,000.00 - 149,999.99	292	32,637,519.75	16.10	8.171	111,772.33	627	79.48
150,000.00 - 199,999.99	120	18,880,924.17	9.32	8.288	157,341.03	638	76.70
200,000.00 - 249,999.99	47	9,344,729.38	4.61	7.515	198,824.03	666	75.58
250,000.00 - 299,999.99	35	8,130,804.19	4.01	7.576	232,308.69	650	67.74
300,000.00 - 349,999.99	27	7,701,419.65	3.80	7.966	285,237.76	672	64.40
350,000.00 - 399,999.99	15	5,525,501.23	2.73	6.442	368,366.75	746	64.72
400,000.00 - 449,999.99	21	6,912,703.89	3.41	6.746	329,176.38	732	69.87
450,000.00 - 499,999.99	16	6,415,330.20	3.17	6.449	400,958.14	720	68.29
500,000.00 - 549,999.99	15	5,438,708.92	2.68	6.132	362,580.59	715	61.53
550,000.00 - 599,999.99	11	5,380,257.36	2.65	6.587	489,114.31	731	66.93
600,000.00 - 649,999.99	14	7,079,374.02	3.49	7.346	505,669.57	704	69.93
650,000.00 - 699,999.99	5	3,169,218.16	1.56	7.203	633,843.63	732	52.01
700,000.00 - 749,999.99	1	719,725.00	0.36	7.625	719,725.00	724	71.58
750,000.00 - 799,999.99	2	1,099,228.34	0.54	6.766	549,614.17	749	39.81
900,000.00 - 949,999.99	2	675,116.71	0.33	6.074	337,558.36	761	20.20
950,000.00 - 999,999.99	5	2,955,844.63	1.46	6.507	591,168.93	753	54.19
1,000,000.00 - 1,049,999.99	2	965,479.55	0.48	6.633	482,739.78	752	35.42
1,100,000.00 - 1,149,999.99	1	1,109,036.51	0.55	6.250	1,109,036.51	812	74.93
1,150,000.00 - 1,199,999.99	1	893,747.80	0.44	6.155	893,747.80	809	55.86
1,200,000.00 - 1,249,999.99	1	1,196,724.50	0.59	6.500	1,196,724.50	589	46.03
1,450,000.00 - 1,495,000.00	1	1,495,000.00	0.74	6.375	1,495,000.00	768	63.62
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

The minimum and the maximum Original Principal Balances of the Pool 1 Mortgage Loans are approximately $9,024.00 and $1,495,000.00 respectively, and the average is approximately $104,632.62.

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Free Writing Prospectus for
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Current Principal Balance ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
4,654.25 - 49,999.99	900	$25,276,067.21	12.47%	9.466%	$28,084.52	621	70.83%
50,000.00 - 99,999.99	776	55,884,345.23	27.57	8.908	72,015.91	624	81.91
100,000.00 - 149,999.99	253	30,306,995.98	14.95	8.207	119,790.50	623	80.29
150,000.00 - 199,999.99	116	19,498,222.93	9.62	8.116	168,088.13	640	74.03
200,000.00 - 249,999.99	49	10,764,577.90	5.31	7.569	219,685.26	670	72.50
250,000.00 - 299,999.99	24	6,542,704.48	3.23	7.682	272,612.69	644	70.50
300,000.00 - 349,999.99	23	7,428,407.47	3.67	7.883	322,974.24	700	65.28
350,000.00 - 399,999.99	24	9,009,733.17	4.45	6.507	375,405.55	738	63.06
400,000.00 - 449,999.99	14	5,976,558.49	2.95	6.785	426,897.04	708	70.88
450,000.00 - 499,999.99	12	5,672,625.56	2.80	6.259	472,718.80	729	73.72
500,000.00 - 549,999.99	9	4,672,723.56	2.31	6.091	519,191.51	734	59.71
550,000.00 - 599,999.99	13	7,579,093.87	3.74	6.360	583,007.22	733	68.08
600,000.00 - 649,999.99	5	3,107,366.57	1.53	8.624	621,473.31	678	69.00
650,000.00 - 699,999.99	3	2,004,032.04	0.99	7.163	668,010.68	712	60.59
700,000.00 - 749,999.99	1	719,725.00	0.36	7.625	719,725.00	724	71.58
750,000.00 - 799,999.99	2	1,583,930.55	0.78	7.248	791,965.28	715	49.09
850,000.00 - 899,999.99	1	893,747.80	0.44	6.155	893,747.80	809	55.86
950,000.00 - 999,999.99	2	1,946,000.00	0.96	5.817	973,000.00	775	58.70
1,100,000.00 - 1,149,999.99	1	1,109,036.51	0.55	6.250	1,109,036.51	812	74.93
1,150,000.00 - 1,199,999.99	1	1,196,724.50	0.59	6.500	1,196,724.50	589	46.03
1,450,000.00 - 1,495,000.00	1	1,495,000.00	0.74	6.375	1,495,000.00	768	63.62
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

The minimum and the maximum Current Principal Balances of the Pool 1 Mortgage Loans are approximately $4,654.25 and $1,495,000.00, respectively, and the average is approximately $90,882.34.

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Free Writing Prospectus for
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Credit Score	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
NA	143	$11,167,574.32	5.51%	9.916%	$78,094.93	NA	84.64%
418 - 520	186	13,327,371.42	6.58	9.315	71,652.53	498	77.63
521 - 540	157	10,909,793.71	5.38	9.452	69,489.13	531	76.91
541 - 560	190	14,926,450.52	7.36	9.436	78,560.27	550	78.42
561 - 580	193	11,978,745.91	5.91	9.075	62,066.04	571	76.58
581 - 600	178	13,982,016.79	6.90	8.878	78,550.66	591	77.73
601 - 620	155	11,579,743.56	5.71	9.035	74,708.02	610	78.25
621 - 640	140	11,853,015.72	5.85	8.337	84,664.40	630	80.77
641 - 660	124	9,409,234.76	4.64	8.184	75,880.93	650	81.22
661 - 680	132	11,515,430.15	5.68	7.940	87,238.11	671	70.38
681 - 700	116	9,808,917.03	4.84	7.721	84,559.63	690	72.25
701 - 720	95	10,565,436.11	5.21	7.057	111,215.12	709	74.93
721 - 740	95	11,141,057.01	5.50	7.177	117,274.28	730	76.78
741 - 760	106	14,103,509.30	6.96	6.824	133,051.97	750	67.41
761 - 780	79	15,136,370.15	7.47	6.473	191,599.62	771	63.74
781 - 800	81	12,075,045.83	5.96	6.508	149,074.64	789	64.19
801 - 820	56	8,809,036.05	4.35	6.356	157,304.22	809	60.65
821 - 832	4	378,870.48	0.19	5.910	94,717.62	824	69.00
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

The minimum and the maximum Credit Scores of the Pool 1 Mortgage Loans with Credit Scores are approximately 418 and 832, respectively, and the weighted average is approximately 657.

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
5.250 - 5.999	80	$21,877,600.10	10.79%	5.723%	$273,470.00	752	68.15%
6.000 - 6.999	359	53,825,754.31	26.56	6.327	149,932.46	698	71.61
7.000 - 7.999	344	33,141,688.05	16.35	7.353	96,342.12	658	71.58
8.000 - 8.999	321	26,005,938.81	12.83	8.348	81,015.39	635	77.05
9.000 - 9.999	330	21,049,476.62	10.39	9.349	63,786.29	610	81.75
10.000 - 10.999	421	27,520,363.61	13.58	10.625	65,369.03	587	81.77
11.000 - 11.999	255	13,490,408.58	6.66	11.460	52,903.56	577	69.76
12.000 - 12.999	84	3,662,876.86	1.81	12.163	43,605.68	583	72.76
13.000 - 13.999	16	895,331.26	0.44	13.778	55,958.20	590	62.21
14.000 - 18.250	20	1,198,180.62	0.59	14.715	59,909.03	565	69.28
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

The minimum and the maximum Current Interest Rates of the Pool 1 Mortgage Loans are approximately 5.250% and 18.250%, respectively, and the weighted average is approximately 8.116%.

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The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
11.37 - 20.00	9	$1,009,125.25	0.50%	6.796%	$112,125.03	752	14.44%
20.01 - 30.00	16	1,520,264.22	0.75	7.864	95,016.51	738	25.95
30.01 - 40.00	29	2,461,530.66	1.21	8.668	84,880.37	654	27.08
40.01 - 50.00	62	10,560,977.07	5.21	7.650	170,338.34	686	41.64
50.01 - 60.00	104	13,205,596.77	6.52	7.707	126,976.89	685	52.50
60.01 - 70.00	170	22,545,284.56	11.12	8.642	132,619.32	668	60.46
70.01 - 80.00	456	54,057,431.35	26.67	7.372	118,547.00	682	71.21
80.01 - 90.00	474	31,862,636.13	15.72	8.483	67,220.75	639	80.88
90.01 - 95.00	508	36,084,100.26	17.80	9.118	71,031.69	617	90.68
95.01 - 100.00	332	22,984,416.30	11.34	7.939	69,230.17	627	91.30
100.01 - 105.00	40	3,853,164.54	1.90	7.034	96,329.11	619	94.38
105.01 - 110.00	17	1,817,921.27	0.90	6.964	106,936.55	686	101.07
110.01 - 115.00	3	263,688.84	0.13	10.214	87,896.28	588	111.60
115.01 - 120.00	7	370,900.73	0.18	10.390	52,985.82	609	107.22
120.01 - 150.00	3	70,580.87	0.03	9.720	23,526.96	700	116.92
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

The minimum and the maximum Original Loan-to-Value Ratios of the Pool 1 Mortgage Loans are approximately 11.37% and 150.00%, respectively, and the weighted average is approximately 79.75%.

Current Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.22 - 10.00	30	$1,144,223.92	0.56%	7.335%	$38,140.80	766	6.49%
10.01 - 20.00	62	2,260,979.85	1.12	7.353	36,467.42	737	14.77
20.01 - 30.00	65	3,555,700.05	1.75	7.680	54,703.08	707	25.81
30.01 - 40.00	80	3,818,573.32	1.88	8.491	47,732.17	679	35.21
40.01 - 50.00	131	14,918,980.31	7.36	7.778	113,885.35	676	45.59
50.01 - 60.00	177	19,276,215.76	9.51	7.870	108,905.17	678	56.08
60.01 - 70.00	277	30,530,869.20	15.06	8.279	110,219.74	658	65.30
70.01 - 80.00	388	42,206,663.61	20.83	7.486	108,780.06	684	76.24
80.01 - 90.00	408	32,883,689.88	16.23	8.426	80,597.28	630	86.12
90.01 - 95.00	430	33,986,318.74	16.77	8.994	79,037.95	612	93.39
95.01 - 100.00	145	15,146,422.84	7.47	7.638	104,458.09	637	97.63
100.01 - 105.00	12	1,363,432.83	0.67	7.181	113,619.40	637	101.69
105.01 - 110.00	9	596,112.01	0.29	9.107	66,234.67	621	106.46
110.01 - 115.00	10	589,592.27	0.29	10.645	58,959.23	620	112.32
115.01 - 124.69	6	389,844.23	0.19	9.531	64,974.04	597	117.27
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

The minimum and the maximum Current Loan-to-Value Ratios of the Pool 1 Mortgage Loans are approximately 1.22% and 124.69%, respectively, and the weighted average is approximately 74.20%.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Delinquency Status (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Current	2,022	$185,366,690.56	91.46%	8.072%	$91,674.92	662	74.09%
1 Month	208	17,300,928.26	8.54	8.590	83,177.54	599	75.39
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Number of 30-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,451	$142,325,869.04	70.23%	7.951%	$98,088.12	683	73.44%
1	222	20,658,812.67	10.19	8.215	93,057.71	632	75.87
2	100	7,715,320.04	3.81	8.518	77,153.20	591	74.78
3	89	5,788,873.16	2.86	8.335	65,043.52	593	74.41
4	76	5,121,524.33	2.53	9.041	67,388.48	572	75.44
5	53	3,457,069.92	1.71	8.614	65,227.73	555	76.30
6	49	3,562,131.85	1.76	8.323	72,696.57	597	82.07
7	33	2,615,050.79	1.29	9.191	79,243.96	580	73.91
8	35	2,805,050.96	1.38	8.422	80,144.31	568	75.72
9	30	1,918,976.70	0.95	9.689	63,965.89	556	73.50
10	38	2,710,812.88	1.34	8.680	71,337.18	556	80.57
11	37	2,964,301.57	1.46	8.203	80,116.26	567	78.02
12	17	1,023,824.91	0.51	9.490	60,224.99	568	70.30
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Number of 60-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,964	$182,824,950.08	90.21%	8.062%	$93,088.06	666	73.97%
1	96	6,483,678.67	3.20	8.423	67,538.32	592	75.35
2	42	2,379,341.84	1.17	9.494	56,651.00	547	77.20
3	48	3,008,686.65	1.48	9.053	62,680.97	573	75.83
4	18	2,020,527.19	1.00	7.876	112,251.51	581	79.37
5	23	2,256,296.77	1.11	8.877	98,099.86	552	74.51
6	8	518,108.67	0.26	8.354	64,763.58	575	72.55
7	12	1,350,718.29	0.67	8.440	112,559.86	581	75.33
8	9	706,170.27	0.35	8.481	78,463.36	542	87.55
9	6	623,264.95	0.31	7.561	103,877.49	543	87.19
10	2	296,593.93	0.15	7.996	148,296.97	639	53.44
11	2	199,281.51	0.10	8.664	99,640.76	570	78.82
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Number of 90-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,122	$193,192,585.19	95.32%	8.094%	$91,042.69	661	74.05%
1	45	3,654,231.33	1.80	8.661	81,205.14	566	79.73
2	15	980,187.72	0.48	8.471	65,345.85	593	70.73
3	22	1,971,990.85	0.97	9.667	89,635.95	549	78.54
4	7	946,101.08	0.47	6.881	135,157.30	582	74.41
5	5	511,834.81	0.25	8.459	102,366.96	590	68.09
6	6	430,745.54	0.21	7.097	71,790.92	569	89.60
7	4	528,093.64	0.26	8.093	132,023.41	526	80.72
8	2	107,904.15	0.05	10.120	53,952.08	527	85.80
9	1	274,581.22	0.14	7.875	274,581.22	647	54.92
10	1	69,363.29	0.03	8.990	69,363.29	625	80.65
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Number of 120-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,181	$197,853,428.17	97.62%	8.104%	$90,716.84	659	74.17%
1	25	2,176,897.21	1.07	9.328	87,075.89	553	77.79
2	7	634,284.24	0.31	7.931	90,612.03	566	83.17
3	4	645,385.51	0.32	7.673	161,346.38	627	57.35
4	3	302,946.32	0.15	7.531	100,982.11	580	82.08
5	3	353,795.19	0.17	7.255	117,931.73	525	82.10
6	3	249,033.52	0.12	9.458	83,011.17	542	81.58
7	2	107,904.15	0.05	10.120	53,952.08	527	85.80
8	1	274,581.22	0.14	7.875	274,581.22	647	54.92
9	1	69,363.29	0.03	8.990	69,363.29	625	80.65
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Number of 150-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,208	$200,077,016.75	98.72%	8.118%	$90,614.59	658	74.20%
1	8	794,388.28	0.39	8.074	99,298.54	578	79.60
2	3	606,799.27	0.30	6.899	202,266.42	611	67.73
3	3	439,875.55	0.22	7.529	146,625.18	547	76.15
4	1	48,656.79	0.02	8.250	48,656.79	574	84.62
5	3	249,033.52	0.12	9.458	83,011.17	542	81.58
6	2	107,904.15	0.05	10.120	53,952.08	527	85.80
7	1	274,581.22	0.14	7.875	274,581.22	647	54.92
8	1	69,363.29	0.03	8.990	69,363.29	625	80.65
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Number of 180-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,217	$201,013,535.92	99.18%	8.117%	$90,669.16	657	74.24%
1	3	743,728.50	0.37	7.014	247,909.50	586	66.86
2	2	160,815.43	0.08	8.664	80,407.72	608	69.54
3	1	48,656.79	0.02	8.250	48,656.79	574	84.62
4	3	249,033.52	0.12	9.458	83,011.17	542	81.58
5	2	107,904.15	0.05	10.120	53,952.08	527	85.80
6	1	274,581.22	0.14	7.875	274,581.22	647	54.92
7	1	69,363.29	0.03	8.990	69,363.29	625	80.65
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Original Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
12 - 59	19	$2,426,204.53	1.20%	8.143%	$127,694.98	655	70.91%
60 - 119	93	6,350,842.96	3.13	8.443	68,288.63	643	77.40
120 - 179	165	6,901,985.11	3.41	8.933	41,830.21	650	63.70
180 - 239	362	19,215,041.45	9.48	8.100	53,080.23	672	59.04
240 - 299	124	6,782,995.79	3.35	8.938	54,701.58	617	72.98
300 - 359	101	7,337,637.80	3.62	7.834	72,649.88	635	80.38
360 - 419	1,347	148,882,058.13	73.46	8.082	110,528.63	656	76.33
420 - 480	19	4,770,853.05	2.35	6.885	251,097.53	712	73.64
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

The minimum and the maximum Original Terms to Maturity of the Pool 1 Mortgage Loans are approximately 12 months and 480 months, respectively, and the weighted average is approximately 321 months.

Stated Remaining Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 60	240	$10,822,808.95	5.34%	8.276%	$45,095.04	675	57.03%
61 - 120	307	13,824,819.76	6.82	9.017	45,031.99	639	63.05
121 - 180	232	14,733,010.58	7.27	8.148	63,504.36	663	66.64
181 - 240	173	16,241,328.53	8.01	8.433	93,880.51	633	63.42
241 - 300	228	14,366,910.89	7.09	8.881	63,012.77	595	79.99
301 - 360	1,033	128,030,238.66	63.17	7.920	123,940.21	664	78.48
361 - 478	17	4,648,501.45	2.29	6.903	273,441.26	716	73.31
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

The minimum and the maximum Stated Remaining Terms to Maturity of the Pool 1 Mortgage Loans are approximately 0 months and 478 months, respectively, and the weighted average is approximately 276 months.

The Stated Remaining Term to Maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Cut-off Date.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Seasoning (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 60	1,519	$164,853,903.98	81.34%	7.965%	$108,527.92	663	77.16%
61 - 120	405	20,346,978.50	10.04	8.994	50,239.45	611	71.12
121 - 180	205	14,498,045.08	7.15	8.244	70,722.17	659	49.68
181 - 240	43	1,585,715.50	0.78	9.711	36,877.10	612	57.57
241 - 300	25	829,094.91	0.41	10.942	33,163.80	608	50.73
301 - 352	33	553,880.85	0.27	8.778	16,784.27	701	33.60
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

The minimum and the maximum Seasoning of the Pool 1 Mortgage Loans are approximately 0 months and 352 months, respectively, and the weighted average is approximately 44 months.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Geographic Distribution (Jurisdiction)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Texas	843	$50,490,307.45	24.91%	9.412%	$59,893.60	616	84.03%
Florida	184	23,088,413.99	11.39	8.770	125,480.51	639	69.63
New York	174	22,004,669.55	10.86	7.506	126,463.62	680	71.51
California	109	20,667,252.42	10.20	7.145	189,607.82	701	61.18
Maryland	34	5,718,244.07	2.82	7.049	168,183.65	680	74.08
New Jersey	39	5,333,761.80	2.63	7.176	136,763.12	703	68.03
North Carolina	69	5,281,944.43	2.61	8.463	76,549.92	633	76.47
Pennsylvania	83	5,113,172.98	2.52	7.600	61,604.49	635	76.60
Georgia	51	5,029,957.73	2.48	7.783	98,626.62	652	83.43
Michigan	36	4,954,241.89	2.44	7.803	137,617.83	670	72.20
Arizona	56	4,647,382.20	2.29	7.678	82,988.97	700	74.06
Illinois	38	4,268,483.48	2.11	7.604	112,328.51	647	72.28
Indiana	50	3,128,872.77	1.54	7.320	62,577.46	648	79.76
Connecticut	14	3,047,644.65	1.50	7.452	217,688.90	719	68.74
Ohio	33	3,027,351.30	1.49	7.399	91,737.92	636	71.10
Virginia	32	2,964,903.85	1.46	7.331	92,653.25	684	70.67
South Carolina	23	2,736,871.37	1.35	7.416	118,994.41	622	64.27
New Mexico	16	2,718,724.54	1.34	8.044	169,920.28	695	65.65
Missouri	24	2,430,153.41	1.20	7.349	101,256.39	644	74.76
Massachusetts	13	2,429,751.84	1.20	6.493	186,903.99	726	69.72
Nevada	15	2,307,223.59	1.14	7.010	153,814.91	670	75.89
Minnesota	10	2,114,266.19	1.04	6.506	211,426.62	717	77.54
Oregon	13	2,049,883.20	1.01	6.973	157,683.32	755	60.71
Tennessee	46	1,944,536.27	0.96	9.361	42,272.53	594	77.76
Washington	14	1,724,298.89	0.85	7.632	123,164.21	618	73.50
Louisiana	19	1,659,329.54	0.82	7.086	87,333.13	613	64.52
Alabama	28	1,441,555.43	0.71	9.036	51,484.12	621	81.21
Arkansas	19	1,155,957.03	0.57	8.109	60,839.84	634	85.99
Colorado	8	1,094,988.01	0.54	6.640	136,873.50	665	80.43
Utah	12	939,047.77	0.46	7.882	78,253.98	636	77.18
Mississippi	23	891,418.82	0.44	9.277	38,757.34	616	74.83
Kentucky	13	793,843.41	0.39	8.907	61,064.88	598	77.88
Delaware	5	635,416.68	0.31	6.402	127,083.34	705	82.75
New Hampshire	5	594,766.81	0.29	7.988	118,953.36	696	72.52
Oklahoma	18	587,418.51	0.29	8.184	32,634.36	623	71.96
District of Columbia	4	572,613.14	0.28	6.219	143,153.29	751	58.22
Wisconsin	6	527,954.00	0.26	8.859	87,992.33	663	90.07
Kansas	7	480,730.38	0.24	7.466	68,675.77	666	81.28
Rhode Island	3	440,655.79	0.22	7.276	146,885.26	727	36.83
Idaho	4	338,537.67	0.17	7.317	84,634.42	654	80.87
Nebraska	18	275,747.96	0.14	8.800	15,319.33	746	51.75
Maine	3	225,019.42	0.11	6.674	75,006.47	669	77.49
West Virginia	3	205,710.29	0.10	6.864	68,570.10	585	89.12
Alaska	3	180,133.07	0.09	8.337	60,044.36	512	73.84
Iowa	4	148,384.99	0.07	7.480	37,096.25	596	89.13
Hawaii	2	145,942.37	0.07	7.030	72,971.19	572	69.59
North Dakota	1	50,609.89	0.02	7.250	50,609.89	640	81.63
Montana	2	36,649.90	0.02	8.668	18,324.95	744	37.55
Wyoming	1	22,874.08	0.01	6.500	22,874.08	823	54.92
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%
No more than approximately 1.31% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Loan Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Purchase	1,626	$125,314,210.44	61.83%	8.333%	$77,069.01	646	81.14%
Refinance With Cash Out	333	41,820,286.75	20.63	8.174	125,586.45	656	62.21
Refinance No Cash Out	271	35,533,121.63	17.53	7.283	131,118.53	693	63.87
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Amortization Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Fully Amortizing	2,089	$189,883,491.15	93.69%	8.105%	$90,896.84	657	74.06%
Balloon	141	12,784,127.67	6.31	8.285	90,667.57	655	76.27
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Adjustment Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Fixed-Rate	2,165	$176,310,281.16	86.99%	8.447%	$81,436.62	640	75.61%
Adjustable-Rate	65	26,357,337.66	13.01	5.902	405,497.50	759	64.80
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Loan Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Conventional Uninsured	2,088	$190,037,977.01	93.77%	8.168%	$91,014.36	658	73.40%
Conventional Insured	126	11,435,157.68	5.64	7.339	90,755.22	638	85.82
Uninsured FHA	14	1,176,337.64	0.58	7.246	84,024.12	629	91.97
Uninsured VA	2	18,146.49	0.01	12.000	9,073.25	639	37.07
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Single Family	1,769	$158,778,241.42	78.34%	8.140%	$89,755.93	649	74.86%
PUD	77	13,886,942.00	6.85	7.300	180,349.90	680	73.30
Single Family (Other)*	185	10,376,112.36	5.12	8.866	56,087.09	674	66.66
Condo	110	10,038,417.34	4.95	8.232	91,258.34	691	72.51
2 to 4 Family	89	9,587,905.70	4.73	7.972	107,729.28	678	74.55
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

*  Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

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The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Occupancy Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Owner Occupied	1,767	$162,872,903.66	80.36%	8.192%	$92,174.82	647	74.66%
Investment	427	31,732,094.10	15.66	8.122	74,314.04	683	74.96
Second Home	36	8,062,621.06	3.98	6.553	223,961.70	734	62.06
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Documentation Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Limited Documentation	724	$68,479,138.71	33.79%	7.847%	$94,584.45	666	74.26%
Stated Documentation	585	54,686,920.63	26.98	8.866	93,481.92	642	76.63
Full Documentation	470	40,209,855.60	19.84	7.823	85,552.88	664	65.63
Alternative	394	33,685,381.27	16.62	7.643	85,495.89	649	81.66
No Income Verified	30	4,288,073.19	2.12	8.813	142,935.77	667	62.30
No Assets Verified	27	1,318,249.42	0.65	9.732	48,824.05	587	80.37
Total:	2,230	$202,667,618.82	100.00%	8.116%	$90,882.34	657	74.20%

Index Type for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
6 MO LIBOR	51	$22,807,407.79	86.53%	5.929%	$447,204.07	759	64.25%
1 YR LIBOR	9	2,852,924.09	10.82	5.631	316,991.57	766	75.23
1 YR CMT	3	597,927.06	2.27	5.957	199,309.02	777	38.45
FNMA 30 YR FIX	2	99,078.72	0.38	7.269	49,539.36	587	51.46
Total:	65	$26,357,337.66	100.00%	5.902%	$405,497.50	759	64.80%

Rate Adjustment Period (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
6	51	$22,807,407.79	86.53%	5.929%	$447,204.07	759	64.25%
12	12	3,450,851.15	13.09	5.687	287,570.93	768	68.86
84	2	99,078.72	0.38	7.269	49,539.36	587	51.46
Total:	65	$26,357,337.66	100.00%	5.902%	$405,497.50	759	64.80%

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The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Gross Margin (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Margin	1	$56,666.83	0.21%	7.320%	$56,666.83	587	56.16%
1.000 - 1.999	1	42,411.89	0.16	7.200	42,411.89	588	45.17
2.000 - 2.750	63	26,258,258.94	99.62	5.897	416,797.76	760	64.85
Total:	65	$26,357,337.66	100.00%	5.902%	$405,497.50	759	64.80%

The minimum and the maximum Gross Margins of the Adjustable Rate Pool 1 Mortgage Loans are approximately 0.000% and 2.750%, respectively, and the weighted average is approximately 2.115%.

Maximum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Maximum Rate	2	$99,078.72	0.38%	7.269%	$49,539.36	587	51.46%
10.250 - 10.999	27	10,782,667.15	40.91	5.698	399,358.04	764	71.43
11.000 - 11.999	22	8,912,689.51	33.81	5.886	405,122.25	768	59.38
12.000 - 13.000	14	6,562,902.28	24.90	6.240	468,778.73	742	61.48
Total:	65	$26,357,337.66	100.00%	5.902%	$405,497.50	759	64.80%

The minimum and the maximum Maximum Mortgage Rates of the Adjustable Rate Pool 1 Mortgage Loans with a Maximum Rate are approximately 10.250% and 13.000%, respectively, and the weighted average is approximately 11.390%.

Minimum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Minimum Rate	1	$56,666.83	0.21%	7.320%	$56,666.83	587	56.16%
1.000 - 1.999	1	42,411.89	0.16	7.200	42,411.89	588	45.17
2.000 - 2.750	63	26,258,258.94	99.62	5.897	416,797.76	760	64.85
Total:	65	$26,357,337.66	100.00%	5.902%	$405,497.50	759	64.80%

The minimum and the maximum Minimum Mortgage Rates of the Adjustable Rate Pool 1 Mortgage Loans with a Minimum Rate are approximately 1.000% and 2.750%, respectively, and the weighted average is approximately 2.120%.

Months to Next Rate Adjustment (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
62 - 66	4	$1,442,625.58	5.47%	5.536%	$360,656.40	778	73.96%
67 - 72	2	1,109,213.00	4.21	6.084	554,606.50	780	50.59
73 - 78	54	23,492,832.25	89.13	5.899	435,052.45	758	64.77
79 - 83	5	312,666.83	1.19	7.160	62,533.37	663	75.68
Total:	65	$26,357,337.66	100.00%	5.902%	$405,497.50	759	64.80%

The minimum and the maximum Months to Next Rate Adjustment of the Adjustable Rate Pool 1 Mortgage Loans are approximately 62 months and 83 months, respectively, and the weighted average is approximately 74 months.

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Free Writing Prospectus for
BAYV 2006-D

Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Periodic Cap	2	$99,078.72	0.38%	7.269%	$49,539.36	587	51.46%
1.000 - 1.249	35	15,131,177.31	57.41	5.914	432,319.35	768	68.81
1.750 - 2.000	28	11,127,081.63	42.22	5.874	397,395.77	748	59.48
Total:	65	$26,357,337.66	100.00%	5.902%	$405,497.50	759	64.80%

The minimum and the maximum Periodic Caps of the Adjustable Rate Pool 1 Mortgage Loans with Periodic Caps are approximately 1.000% and 2.000%, respectively, and the weighted average is approximately 1.424%.

Initial Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.000 - 1.249	34	$13,994,285.40	53.09%	5.903%	$411,596.63	765	69.42%
2.000 - 2.249	2	387,927.12	1.47	5.934	193,963.56	759	25.84
5.000 - 5.249	12	3,405,146.86	12.92	5.703	283,762.24	768	74.15
6.000 - 6.845	17	8,569,978.28	32.51	5.979	504,116.37	747	55.32
Total:	65	$26,357,337.66	100.00%	5.902%	$405,497.50	759	64.80%

The minimum and the maximum Initial Periodic Caps of the Adjustable Rate Pool 1 Mortgage Loans with Initial Periodic Caps are approximately 1.000 % and 6.845%, respectively, and the weighted average is approximately 3.186%.

Original Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
6 - 19	3	$347,216.54	1.18%	10.629%	$115,738.85	575	81.29%
20 - 25	3	806,637.57	2.75	9.732	268,879.19	651	56.83
32 - 37	1	276,250.00	0.94	10.990	276,250.00	556	65.00
44 - 49	2	112,000.00	0.38	10.000	56,000.00	747	71.68
50 - 55	1	48,000.00	0.16	10.000	48,000.00	673	80.00
56 - 61	7	803,413.74	2.74	8.648	114,773.39	650	65.66
80 - 85	1	131,163.80	0.45	6.000	131,163.80	675	30.15
92 - 97	1	150,000.00	0.51	7.000	150,000.00	769	80.21
116 - 120	70	26,642,640.53	90.88	6.320	380,609.15	739	67.43
Total:	89	$29,317,322.18	100.00%	6.595%	$329,408.11	731	67.17%

The minimum and the maximum Original Interest Only Terms of the Pool 1 Mortgage Loans with Interest Only Terms are approximately 6 months and 120 months, respectively, and the weighted average is approximately 113 months.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Remaining Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Expired IO Term	1	$67,285.57	0.23%	9.500%	$67,285.57	660	106.44%
8 - 18	3	615,818.54	2.10	8.773	205,272.85	665	58.31
19 - 24	2	470,750.00	1.61	11.682	235,375.00	576	65.84
25 - 30	1	276,250.00	0.94	10.990	276,250.00	556	65.00
37 - 42	1	32,000.00	0.11	15.000	32,000.00	678	84.21
43 - 48	5	484,595.89	1.65	9.240	96,919.18	612	69.12
49 - 54	4	446,817.85	1.52	8.034	111,704.46	716	63.62
55 - 60	1	150,000.00	0.51	7.000	150,000.00	769	80.21
61 - 66	2	181,763.10	0.62	6.383	90,881.55	678	40.54
67 - 72	3	1,224,304.33	4.18	6.123	408,101.44	781	53.56
73 - 78	45	21,110,941.27	72.01	5.917	469,132.03	757	66.67
97 - 102	1	272,715.57	0.93	7.250	272,715.57	504	79.05
103 - 108	5	965,095.00	3.29	7.583	193,019.00	680	84.90
109 - 114	7	1,926,485.06	6.57	8.187	275,212.15	650	70.23
115 - 119	8	1,092,500.00	3.73	9.645	136,562.50	622	74.53
Total:	89	$29,317,322.18	100.00%	6.595%	$329,408.11	731	67.17%

The minimum and the maximum Remaining Interest Only Term of the Pool 1 Mortgage Loans with Interest Only Terms are approximately 8 months and 119 months, respectively, and the weighted average is approximately 76 months.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Pool 2 Mortgage Loan Characteristics

Pool 2 Mortgage Loan Characteristics
Aggregate Outstanding Principal Balance	$284,442,992.22
Aggregate Original Principal Balance	$341,828,823.25
Number of Mortgage Loans	2,211
	Minimum	Maximum	Average (1)
Original Principal Balance	$10,700	$2,150,000	$154,604
Outstanding Principal Balance	$4,180	$1,986,964	$128,649
	Minimum	Maximum	Weighted Average (2)
Original Term (months)	17	480	342
Remaining Term (months)	5	477	278
Loan Age (months)	0	326	64
Current Interest Rate	1.875%	15.000%	8.344%
Periodic Rate Cap(3)(4)	0.500%	10.000%	1.724%
Gross Margin(3)	0.000%	11.400%	3.867%
Maximum Mortgage Rate(3)(4)	5.000%	25.000%	14.218%
Minimum Mortgage Rate(3)(4)	0.250%	14.900%	5.658%
Months to Next Rate Adjustment(3)	1	60	12
Current Loan-to-Value	0.59%	122.19%	61.81%
Credit Score(4)	415	844	650
	Earliest	Latest
Maturity Date	04/01/2007	08/01/2046
	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	2.26%
		1985	0.99%
	Percent of	1986	0.67%
Loan Type	Mortgage Pool	1987	2.30%
Adjustable-Rate	91.19%	1988	4.66%
Fixed-Rate	8.81%	1989	2.16%
		1990	1.57%
	Percent of	1991	0.90%
Occupancy	Mortgage Pool	1992	1.57%
Primary	84.79%	1993	2.76%
Investment	11.96%	1994	1.75%
Second Home	3.24%	1995	0.51%
		1996	0.53%
	Percent of	1997	0.57%
Property Type	Mortgage Pool	1998	2.47%
Single Family	74.13%	1999	5.83%
PUD	8.44%	2000	0.99%
Condo	7.72%	2001	1.06%
2 to 4 Family	5.58%	2002	3.33%
Single Family (Other)(5)	4.14%	2003	5.47%
		2004	6.11%
		2005	12.65%
		2006	38.89%

		Loan Purpose	Percent of Mortgage Pool
		Purchase	34.50%
		Refinance With Cash Out	41.49%
		Refinance No Cash Out	24.01%

(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage loans only.
(4) Minimum, Maximum and Weighting only for loans with values.
(5) Single Family (Other) includes the following property types: Co-op, Land, and Town House/Row House.

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Free Writing Prospectus for
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Pool 2 Mortgage Loan Characteristics (Cont.)
Category	A/Alt A	Insured	Subprime	Total
% of Total	46.37%	0.75%	52.89%	100.00%
Fixed	13.02%	26.72%	4.86%	8.81%
ARM	86.98%	73.28%	95.14%	91.19%
Current Balance	$131,889,264	$2,124,364	$150,429,364	$284,442,992
No. of Loans	1,066	22	1,123	2,211
Average Current Balance	$123,724	$96,562	$133,953	$128,649
% => $200K	57.54%	44.20%	47.12%	51.93%
% => $500K	16.48%	0.00%	12.96%	14.49%
WAC	7.257%	7.577%	9.307%	8.344%
WAM	244	283	308	278
WA AGE	93	63	39	64
WA OTERM	337	345	347	342
Balloon	2.77%	0.00%	3.07%	2.91%
Fully Amortizing	97.23%	100.00%	96.93%	97.09%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	731	606	575	650
% below 640	0.00%	67.76%	87.80%	46.94%
WA Current LTV	60.59%	81.04%	62.60%	61.81%
wa MARGIN	3.182%	3.146%	4.424%	3.867%
wa Lifetime Cap (non-zero)	13.091%	13.445%	15.328%	14.218%
wa MTR	12	23	13	12
Property Type:
Single Family	67.86%	66.24%	79.74%	74.13%
PUD	9.72%	3.23%	7.39%	8.44%
Condo	10.89%	0.00%	5.04%	7.72%
2-4 Family	5.20%	28.35%	5.59%	5.58%
Single Family (Other)(1)	6.34%	2.18%	2.24%	4.14%
Occupancy Status:
Owner Occupied	79.59%	99.37%	89.14%	84.79%
Investment	16.68%	0.63%	7.99%	11.96%
Second Home	3.73%	0.00%	2.86%	3.24%
Loan Purpose:
Purchase	48.13%	72.02%	22.02%	34.50%
Refinance With Cash Out	23.71%	13.80%	57.47%	41.49%
Refinance No Cash Out	28.16%	14.18%	20.51%	24.01%
Insurance:
Conventional Insured	3.85%	100.00%	0.00%	2.53%
Non-MI	96.15%	0.00%	100.00%	97.47%
States > 10% of Total:
California	28.52%	0.00%	23.96%	25.89%
Florida	9.26%	13.87%	25.80%	18.04%
Other	62.22%	86.13%	50.24%	56.07%
Delinquency Status:
Current(2)	100.00%	75.26%	84.02%	91.36%
1 Month Delinquent(2)	0.00%	24.74%	15.98%	8.64%

(1) Single Family (Other) includes the following property types: Co-op, Land, and Town House/Row House.
(2) As of the Delinquency Determination Date.

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Free Writing Prospectus for
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Pool 2 Mortgage Loan Characteristics (cont.)
Index:(1)	A/Alt A	Insured	Subprime	Total
30 YR CMT	0.02%	0.00%	0.00%	0.01%
1 MO LIBOR	1.17%	0.00%	1.20%	1.18%
1 YR CMT	46.12%	36.81%	17.45%	30.25%
1 YR LIBOR	9.38%	31.51%	2.09%	5.49%
FNMA 30 YR FIX	0.02%	0.00%	0.00%	0.01%
3 MO CMT	0.11%	0.00%	0.00%	0.05%
3 YR CMT	1.92%	0.00%	0.64%	1.20%
5 YR CMT	0.30%	0.00%	0.22%	0.25%
6 MO CMT	0.20%	0.89%	0.19%	0.20%
6 MO LIBOR	21.28%	26.02%	50.61%	37.49%
COFI	11.78%	4.77%	1.81%	6.24%
3 MO FNMA	0.03%	0.00%	0.00%	0.01%
PRIME	7.24%	0.00%	25.57%	17.31%
OTHER	0.43%	0.00%	0.22%	0.31%

(1) Adjustable Rate Mortgage loans only.

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Pool 2 Mortgage Loan Characteristics
As of the Cut-off Date

Original Principal Balances ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
10,700.00 - 49,999.99	411	$9,311,471.55	3.27%	8.342%	$22,655.65	656	50.86%
50,000.00 - 99,999.99	640	34,243,227.46	12.04	8.432	53,505.04	633	58.97
100,000.00 - 149,999.99	394	40,624,167.69	14.28	8.643	103,107.02	625	63.00
150,000.00 - 199,999.99	232	35,506,234.70	12.48	9.060	153,044.12	618	63.40
200,000.00 - 249,999.99	169	31,359,353.59	11.02	8.465	185,558.31	646	62.16
250,000.00 - 299,999.99	95	21,916,975.47	7.71	8.743	230,705.00	655	61.55
300,000.00 - 349,999.99	68	19,036,841.07	6.69	8.709	279,953.55	660	59.82
350,000.00 - 399,999.99	51	16,537,371.04	5.81	7.526	324,262.18	689	65.18
400,000.00 - 449,999.99	43	15,550,195.76	5.47	7.729	361,632.46	657	65.62
450,000.00 - 499,999.99	30	11,990,982.93	4.22	7.284	399,699.43	697	65.65
500,000.00 - 549,999.99	20	9,103,537.45	3.20	7.657	455,176.87	709	65.59
550,000.00 - 599,999.99	11	5,735,125.55	2.02	6.772	521,375.05	709	63.59
600,000.00 - 649,999.99	10	4,717,858.24	1.66	7.303	471,785.82	648	61.37
650,000.00 - 699,999.99	7	4,463,446.03	1.57	7.797	637,635.15	698	70.39
700,000.00 - 749,999.99	8	5,845,440.03	2.06	8.943	730,680.00	639	63.82
750,000.00 - 799,999.99	4	2,415,045.10	0.85	9.354	603,761.28	636	58.18
800,000.00 - 849,999.99	3	1,914,396.03	0.67	8.595	638,132.01	651	57.21
850,000.00 - 899,999.99	3	2,220,693.31	0.78	9.377	740,231.10	694	55.76
900,000.00 - 949,999.99	3	1,684,691.38	0.59	6.535	561,563.79	744	49.69
950,000.00 - 999,999.99	2	1,917,597.94	0.67	10.179	958,798.97	624	47.95
1,050,000.00 - 1,099,999.99	2	1,237,816.26	0.44	7.625	618,908.13	537	68.02
1,100,000.00 - 1,149,999.99	1	1,140,000.00	0.40	5.875	1,140,000.00	794	57.43
1,400,000.00 - 1,449,999.99	1	1,192,550.44	0.42	7.375	1,192,550.44	604	42.33
1,650,000.00 - 1,699,999.99	1	1,081,792.94	0.38	6.375	1,081,792.94	710	41.21
1,750,000.00 - 1,799,999.99	1	1,709,216.27	0.60	5.250	1,709,216.27	NA	63.90
2,000,000.00 - 2,150,000.00	1	1,986,963.99	0.70	9.010	1,986,963.99	572	56.77
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

The minimum and the maximum Original Principal Balances of the Pool 2 Mortgage Loans are approximately $10,700.00 and $2,150,000.00 respectively, and the average is approximately $154,603.72.

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Free Writing Prospectus for
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Current Principal Balance ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
4,179.97 - 49,999.99	756	$20,683,810.53	7.27%	7.698%	$27,359.54	682	45.32%
50,000.00 - 99,999.99	473	34,793,815.85	12.23	8.349	73,559.86	632	60.51
100,000.00 - 149,999.99	346	42,849,768.74	15.06	8.650	123,843.26	631	62.32
150,000.00 - 199,999.99	221	38,403,100.33	13.50	8.874	173,769.68	632	63.06
200,000.00 - 249,999.99	130	29,027,394.64	10.20	8.663	223,287.65	646	62.21
250,000.00 - 299,999.99	85	23,301,353.39	8.19	8.535	274,133.57	666	58.54
300,000.00 - 349,999.99	54	17,252,295.18	6.07	8.517	319,486.95	651	60.80
350,000.00 - 399,999.99	40	15,000,459.49	5.27	7.483	375,011.49	667	68.76
400,000.00 - 449,999.99	25	10,590,366.44	3.72	8.028	423,614.66	660	68.98
450,000.00 - 499,999.99	24	11,313,884.81	3.98	7.571	471,411.87	680	71.56
500,000.00 - 549,999.99	13	6,745,685.40	2.37	8.153	518,898.88	667	72.96
550,000.00 - 599,999.99	10	5,672,689.95	1.99	6.859	567,269.00	723	63.51
600,000.00 - 649,999.99	7	4,391,754.70	1.54	7.373	627,393.53	632	73.00
650,000.00 - 699,999.99	4	2,747,628.05	0.97	9.337	686,907.01	709	64.55
700,000.00 - 749,999.99	7	5,131,043.40	1.80	8.530	733,006.20	646	70.86
750,000.00 - 799,999.99	4	3,098,617.36	1.09	9.440	774,654.34	653	59.37
800,000.00 - 849,999.99	2	1,628,188.06	0.57	9.249	814,094.03	627	63.07
850,000.00 - 899,999.99	2	1,725,897.33	0.61	8.701	862,948.67	674	56.65
900,000.00 - 949,999.99	1	943,733.19	0.33	10.750	943,733.19	582	30.44
950,000.00 - 999,999.99	1	973,864.75	0.34	9.625	973,864.75	664	64.92
1,050,000.00 - 1,099,999.99	2	2,138,909.93	0.75	6.993	1,069,454.97	620	59.40
1,100,000.00 - 1,149,999.99	1	1,140,000.00	0.40	5.875	1,140,000.00	794	57.43
1,150,000.00 - 1,199,999.99	1	1,192,550.44	0.42	7.375	1,192,550.44	604	42.33
1,700,000.00 - 1,749,999.99	1	1,709,216.27	0.60	5.250	1,709,216.27	NA	63.90
1,950,000.00 - 1,986,963.99	1	1,986,963.99	0.70	9.010	1,986,963.99	572	56.77
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

The minimum and the maximum Current Principal Balances of the Pool 2 Mortgage Loans are approximately $4,179.97 and $1,986,963.99, respectively, and the average is approximately $128,649.02.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Credit Score	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
NA	111	$9,309,504.17	3.27%	7.691%	$83,869.41	NA	54.26%
415 - 520	143	16,841,924.94	5.92	9.525	117,775.70	498	65.26
521 - 540	127	17,309,172.62	6.09	9.452	136,292.70	530	62.24
541 - 560	172	22,002,673.36	7.74	9.962	127,922.52	550	62.75
561 - 580	158	22,233,765.62	7.82	9.411	140,720.04	571	64.72
581 - 600	152	22,843,107.62	8.03	9.674	150,283.60	590	60.60
601 - 620	123	18,860,731.20	6.63	9.508	153,339.28	610	62.46
621 - 640	96	14,406,317.33	5.06	8.450	150,065.81	631	64.78
641 - 660	127	18,102,885.88	6.36	8.440	142,542.41	651	63.59
661 - 680	112	19,799,260.61	6.96	8.394	176,779.11	670	70.84
681 - 700	110	14,074,791.30	4.95	7.295	127,952.65	692	61.75
701 - 720	111	13,433,519.52	4.72	6.819	121,022.70	711	63.49
721 - 740	107	13,502,797.52	4.75	7.563	126,194.37	730	61.10
741 - 760	127	15,609,806.01	5.49	6.766	122,911.86	751	61.12
761 - 780	123	13,612,784.68	4.79	6.485	110,673.05	771	59.33
781 - 800	153	18,609,965.73	6.54	6.661	121,633.76	790	54.39
801 - 820	142	12,467,379.89	4.38	6.796	87,798.45	809	51.60
821 - 844	17	1,422,604.22	0.50	6.458	83,682.60	829	46.24
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

The minimum and the maximum Credit Scores of the Pool 2 Mortgage Loans with Credit Scores are approximately 415 and 844, respectively, and the weighted average is approximately 650

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.875 - 2.999	2	$39,666.41	0.01%	2.091%	$19,833.21	683	26.63%
3.000 - 3.999	37	2,521,648.12	0.89	3.562	68,152.65	662	69.69
4.000 - 4.999	86	11,908,977.95	4.19	4.544	138,476.49	718	63.58
5.000 - 5.999	252	35,800,772.66	12.59	5.474	142,066.56	711	63.57
6.000 - 6.999	358	32,968,148.22	11.59	6.475	92,089.80	705	55.59
7.000 - 7.999	454	51,843,388.02	18.23	7.504	114,192.48	683	60.55
8.000 - 8.999	218	34,476,562.71	12.12	8.304	158,149.37	670	70.19
9.000 - 9.999	342	44,587,902.55	15.68	9.462	130,373.98	584	62.05
10.000 - 10.999	135	21,815,189.13	7.67	10.603	161,593.99	598	59.99
11.000 - 11.999	235	35,268,797.91	12.40	11.517	150,079.99	581	59.87
12.000 - 12.999	75	11,368,595.92	4.00	12.383	151,581.28	599	59.80
13.000 - 13.999	11	1,308,546.46	0.46	13.266	118,958.77	624	60.94
14.000 - 15.000	6	534,796.16	0.19	14.586	89,132.69	623	62.08
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

The minimum and the maximum Current Interest Rates of the Pool 2 Mortgage Loans are approximately 1.875% and 15.000%, respectively, and the weighted average is approximately 8.344%.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.23 - 10.00	10	$216,921.83	0.08%	7.005%	$21,692.18	701	4.05%
10.01 - 20.00	17	726,580.77	0.26	7.734	42,740.05	606	8.38
20.01 - 30.00	40	4,618,542.30	1.62	8.106	115,463.56	705	21.76
30.01 - 40.00	67	8,540,823.24	3.00	9.408	127,474.97	622	31.53
40.01 - 50.00	147	20,952,904.73	7.37	9.164	142,536.77	642	42.55
50.01 - 60.00	255	39,886,351.31	14.02	9.749	156,417.06	609	54.20
60.01 - 70.00	459	70,598,327.05	24.82	9.217	153,808.99	619	60.61
70.01 - 80.00	638	91,105,321.87	32.03	7.244	142,798.31	688	67.78
80.01 - 90.00	254	26,507,384.62	9.32	7.695	104,359.78	665	74.04
90.01 - 95.00	170	9,524,529.07	3.35	7.096	56,026.64	670	73.23
95.01 - 100.00	102	7,145,930.81	2.51	6.635	70,058.15	643	81.51
100.01 - 105.00	16	1,268,657.96	0.45	7.091	79,291.12	619	91.07
105.01 - 110.00	8	1,055,426.93	0.37	8.884	131,928.37	619	95.45
110.01 - 115.00	6	695,278.34	0.24	7.200	115,879.72	666	98.19
115.01 - 120.00	12	830,708.13	0.29	9.764	69,225.68	626	108.20
120.01 - 198.00	10	769,303.26	0.27	8.200	76,930.33	718	104.62
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

The minimum and the maximum Original Loan-to-Value Ratios of the Pool 2 Mortgage Loans are approximately 1.23% and 198.00%, respectively, and the weighted average is approximately 69.49%.

Current Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0.59 - 10.00	45	$1,330,018.95	0.47%	7.062%	$29,555.98	659	6.78%
10.01 - 20.00	85	3,203,596.59	1.13	6.799	37,689.37	725	14.88
20.01 - 30.00	154	9,930,663.63	3.49	7.270	64,484.83	723	25.35
30.01 - 40.00	219	16,785,343.36	5.90	8.175	76,645.40	668	35.27
40.01 - 50.00	407	38,236,076.58	13.44	8.173	93,946.13	677	45.66
50.01 - 60.00	362	54,295,690.24	19.09	9.140	149,988.09	637	55.90
60.01 - 70.00	440	70,753,935.39	24.87	9.154	160,804.40	621	64.83
70.01 - 80.00	278	51,117,624.81	17.97	7.305	183,876.35	661	76.43
80.01 - 90.00	131	27,816,669.68	9.78	7.822	212,340.99	653	83.92
90.01 - 95.00	41	5,415,861.92	1.90	7.312	132,094.19	645	92.52
95.01 - 100.00	28	3,160,391.66	1.11	7.419	112,871.13	618	97.60
100.01 - 105.00	6	579,710.76	0.20	7.984	96,618.46	625	101.80
105.01 - 110.00	5	945,811.61	0.33	8.746	189,162.32	643	107.44
110.01 - 115.00	5	354,553.55	0.12	10.986	70,910.71	608	111.35
115.01 - 122.19	5	517,043.49	0.18	10.365	103,408.70	669	120.47
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

The minimum and the maximum Current Loan-to-Value Ratios of the Pool 2 Mortgage Loans are approximately 0.59% and 122.19%, respectively, and the weighted average is approximately 61.81%.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Delinquency Status (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Current	2,045	$259,874,334.99	91.36%	8.287%	$127,077.91	656	61.38%
1 Month	166	24,568,657.23	8.64	8.941	148,003.96	584	66.38
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Number of 30-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,650	$210,326,837.57	73.94%	8.223%	$127,470.81	668	59.98%
1	229	31,337,689.82	11.02	8.889	136,845.81	622	66.51
2	57	10,018,284.66	3.52	8.333	175,759.38	593	66.09
3	53	6,253,044.46	2.20	8.601	117,981.97	584	71.64
4	35	5,542,688.39	1.95	8.582	158,362.53	578	66.47
5	29	2,433,142.40	0.86	7.941	83,901.46	582	70.47
6	32	5,677,548.07	2.00	8.460	177,423.38	591	64.71
7	23	2,212,471.83	0.78	9.700	96,194.43	594	60.37
8	23	2,931,049.87	1.03	9.578	127,436.95	567	63.40
9	25	2,240,743.23	0.79	8.706	89,629.73	576	71.25
10	19	1,732,287.83	0.61	7.558	91,173.04	565	67.58
11	24	2,403,485.92	0.84	8.323	100,145.25	565	70.30
12	12	1,333,718.17	0.47	8.172	111,143.18	588	73.63
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Number of 60-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,038	$262,628,099.52	92.33%	8.329%	$128,865.60	655	61.42%
1	58	8,681,198.99	3.05	8.318	149,675.84	614	63.68
2	28	3,215,249.10	1.13	9.408	114,830.33	556	65.59
3	26	3,010,616.83	1.06	8.323	115,792.96	603	68.21
4	8	729,304.01	0.26	8.743	91,163.00	567	76.53
5	16	2,138,852.26	0.75	7.385	133,678.27	576	64.60
6	16	1,217,786.00	0.43	8.581	76,111.63	570	62.22
7	9	1,313,810.85	0.46	8.597	145,978.98	569	74.63
8	4	711,313.74	0.25	10.426	177,828.44	537	70.91
9	5	585,972.01	0.21	8.569	117,194.40	566	81.57
10	3	210,788.91	0.07	8.959	70,262.97	575	67.96
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Number of 90-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,137	$275,527,386.05	96.87%	8.342%	$128,931.86	652	61.52%
1	22	2,889,768.05	1.02	7.762	131,353.09	588	69.09
2	11	1,311,967.48	0.46	7.031	119,269.77	571	79.06
3	15	1,617,157.48	0.57	8.811	107,810.50	552	73.06
4	12	1,497,511.82	0.53	8.558	124,792.65	589	66.71
5	4	758,541.63	0.27	10.538	189,635.41	561	65.58
6	4	383,426.22	0.13	10.473	95,856.56	584	66.41
7	3	218,200.97	0.08	8.274	72,733.66	604	80.85
8	1	112,771.04	0.04	11.625	112,771.04	523	75.18
9	2	126,261.48	0.04	8.680	63,130.74	575	56.86
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Number of 120-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,169	$279,713,435.42	98.34%	8.333%	$128,959.63	651	61.69%
1	20	2,057,514.81	0.72	8.204	102,875.74	568	72.03
2	4	409,266.87	0.14	10.443	102,316.72	560	81.95
3	8	1,484,960.58	0.52	9.525	185,620.07	591	62.06
4	3	309,518.63	0.11	9.408	103,172.88	553	55.18
5	4	229,263.39	0.08	8.309	57,315.85	604	80.00
7	1	112,771.04	0.04	11.625	112,771.04	523	75.18
8	2	126,261.48	0.04	8.680	63,130.74	575	56.86
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Number of 150-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,192	$281,867,349.54	99.09%	8.334%	$128,589.12	651	61.77%
1	6	1,172,037.96	0.41	10.264	195,339.66	563	75.18
2	5	839,465.68	0.30	8.670	167,893.14	607	52.47
3	4	314,044.10	0.11	7.838	78,511.03	580	66.44
4	1	11,062.42	0.00	9.000	11,062.42	615	63.21
5	1	112,771.04	0.04	11.625	112,771.04	523	75.18
7	2	126,261.48	0.04	8.680	63,130.74	575	56.86
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Number of 180-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,199	$283,123,162.10	99.54%	8.343%	$128,750.87	650	61.82%
1	6	920,216.55	0.32	8.071	153,369.43	615	58.17
2	2	149,518.63	0.05	8.786	74,759.32	559	53.73
3	3	179,928.67	0.06	11.347	59,976.22	537	66.91
6	1	70,166.27	0.02	6.625	70,166.27	595	61.55
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Original Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
17 - 59	3	$1,820,421.25	0.64%	9.661%	$606,807.08	581	51.93%
60 - 119	33	4,206,552.70	1.48	5.529	127,471.29	734	65.80
120 - 179	21	3,723,068.74	1.31	8.058	177,288.99	640	58.25
180 - 239	66	9,749,439.06	3.43	6.647	147,718.77	715	53.73
240 - 299	54	4,555,037.49	1.60	8.870	84,352.55	688	59.26
300 - 359	107	9,650,527.28	3.39	8.025	90,191.84	671	50.75
360 - 419	1,922	249,456,668.89	87.70	8.455	129,790.15	645	62.68
420 - 480	5	1,281,276.81	0.45	8.327	256,255.36	660	57.72
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

The minimum and the maximum Original Terms to Maturity of the Pool 2 Mortgage Loans are approximately 17 months and 480 months, respectively, and the weighted average is approximately 342 months.

Stated Remaining Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
5 - 60	115	$9,313,834.88	3.27%	7.349%	$80,989.87	663	54.64%
61 - 120	386	12,758,007.10	4.49	6.820	33,051.83	708	39.94
121 - 180	391	41,248,429.70	14.50	6.949	105,494.71	728	46.87
181 - 240	164	23,280,344.64	8.18	7.672	141,953.32	703	55.42
241 - 300	279	28,934,541.74	10.17	8.954	103,708.03	649	69.20
301 - 360	872	167,670,302.10	58.95	8.846	192,282.46	620	67.19
361 - 477	4	1,237,532.06	0.44	8.353	309,383.02	662	57.78
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

The minimum and the maximum Stated Remaining Terms to Maturity of the Pool 2 Mortgage Loans are approximately 5 months and 477 months, respectively, and the weighted average is approximately 278 months.

The Stated Remaining Term to Maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Cut-off Date.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Seasoning (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 60	991	$191,106,321.22	67.19%	8.692%	$192,841.90	629	66.07%
61 - 120	292	29,810,287.08	10.48	8.724	102,090.02	646	69.46
121 - 180	176	20,128,218.36	7.08	7.395	114,364.88	708	52.51
181 - 240	375	33,465,209.79	11.77	7.021	89,240.56	727	43.50
241 - 300	352	9,545,871.07	3.36	6.846	27,118.95	713	37.79
301 - 326	25	387,084.70	0.14	7.561	15,483.39	675	24.20
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

The minimum and the maximum Seasoning of the Pool 2 Mortgage Loans are approximately 0 months and 326 months, respectively, and the weighted average is approximately 64 months.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Geographic Distribution (Jurisdiction)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
California	389	$73,649,960.54	25.89%	8.050%	$189,331.52	663	61.41%
Florida	413	51,319,257.87	18.04	9.192	124,259.70	597	63.29
New Jersey	164	25,163,251.01	8.85	9.362	153,434.46	645	58.21
New York	120	23,767,670.60	8.36	8.704	198,063.92	671	52.20
Texas	165	12,453,450.48	4.38	7.485	75,475.46	685	61.84
Georgia	110	9,102,916.39	3.20	7.104	82,753.79	656	64.33
Massachusetts	51	8,707,378.16	3.06	8.266	170,732.91	653	60.50
Virginia	33	6,728,220.71	2.37	7.609	203,885.48	686	63.78
Maryland	34	6,181,627.06	2.17	9.560	181,812.56	600	61.57
Illinois	48	5,729,534.19	2.01	6.793	119,365.30	672	67.62
Colorado	35	5,131,043.45	1.80	6.843	146,601.24	720	70.54
Arizona	31	5,041,054.74	1.77	8.754	162,614.67	648	70.33
Pennsylvania	58	5,022,208.82	1.77	7.791	86,589.81	660	64.04
Washington	22	3,741,624.66	1.32	7.178	170,073.85	683	73.31
Louisiana	87	3,482,681.52	1.22	7.119	40,030.82	697	52.81
Connecticut	24	3,376,168.55	1.19	8.105	140,673.69	687	54.07
North Carolina	20	3,315,290.49	1.17	8.001	165,764.52	634	60.03
Michigan	44	3,291,964.72	1.16	8.602	74,817.38	667	64.36
Ohio	40	2,725,179.24	0.96	9.465	68,129.48	687	73.54
Nevada	12	2,587,514.35	0.91	8.201	215,626.20	650	72.99
Alabama	31	2,475,734.09	0.87	6.569	79,862.39	665	73.11
Tennessee	34	2,471,529.98	0.87	7.839	72,692.06	601	61.82
South Carolina	39	1,828,451.08	0.64	6.494	46,883.36	665	54.76
Oregon	16	1,697,154.56	0.60	8.355	106,072.16	649	72.51
Utah	13	1,631,449.75	0.57	8.691	125,496.13	639	77.26
Indiana	26	1,513,380.77	0.53	7.679	58,206.95	676	71.58
District of Columbia	7	1,455,231.25	0.51	9.500	207,890.18	632	40.02
Missouri	17	1,077,321.79	0.38	8.078	63,371.87	680	64.06
Wisconsin	9	1,038,379.66	0.37	9.243	115,375.52	639	73.16
New Hampshire	8	833,327.82	0.29	8.007	104,165.98	640	67.99
Minnesota	8	790,056.37	0.28	5.759	98,757.05	620	65.76
Kentucky	15	699,464.42	0.25	7.023	46,630.96	657	64.67
Kansas	10	691,624.53	0.24	5.615	69,162.45	696	68.49
Oklahoma	16	681,857.08	0.24	8.915	42,616.07	658	67.33
Rhode Island	6	593,900.00	0.21	9.322	98,983.33	625	58.83
Idaho	4	589,282.54	0.21	8.860	147,320.64	614	73.30
Maine	6	582,272.39	0.20	9.275	97,045.40	606	67.79
Hawaii	4	581,067.63	0.20	9.184	145,266.91	660	46.65
Vermont	4	478,704.02	0.17	7.843	119,676.01	760	46.61
Delaware	5	378,640.34	0.13	7.061	75,728.07	711	45.25
Montana	4	312,056.70	0.11	10.567	78,014.18	585	63.66
Iowa	3	263,867.17	0.09	5.692	87,955.72	537	67.82
Mississippi	4	252,317.92	0.09	7.784	63,079.48	627	58.10
Arkansas	11	230,477.07	0.08	7.478	20,952.46	641	46.77
Alaska	2	218,565.77	0.08	9.396	109,282.89	717	70.21
New Mexico	3	153,150.61	0.05	10.830	51,050.20	606	76.47
West Virginia	1	122,925.51	0.04	5.000	122,925.51	507	96.41
Virgin Islands	2	106,668.08	0.04	6.931	53,334.04	796	48.47
North Dakota	1	89,737.25	0.03	3.876	89,737.25	514	69.03
South Dakota	2	86,398.52	0.03	4.000	43,199.26	672	73.19
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

No more than approximately .70% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Loan Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Refinance With Cash Out	746	$118,023,652.10	41.49%	9.582%	$158,208.65	610	59.40%
Purchase	989	98,129,785.85	34.50	7.403	99,221.22	689	65.28
Refinance No Cash Out	476	68,289,554.27	24.01	7.555	143,465.45	666	60.98
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Amortization Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Fully Amortizing	2,175	$276,168,183.45	97.09%	8.397%	$126,973.88	649	61.76%
Balloon	36	8,274,808.77	2.91	6.549	229,855.80	684	63.29
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Adjustment Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Adjustable-Rate	2,019	$259,396,003.33	91.19%	8.651%	$128,477.47	645	61.77%
Fixed-Rate	192	25,046,988.89	8.81	5.157	130,453.07	707	62.21
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Loan Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Conventional Uninsured	2,151	$276,444,457.37	97.19%	8.382%	$128,519.04	649	61.19%
Conventional Insured	52	7,198,382.51	2.53	7.140	138,430.43	682	83.38
Uninsured FHA	7	723,427.89	0.25	5.957	103,346.84	599	82.84
Uninsured VA	1	76,724.45	0.03	6.000	76,724.45	542	82.15
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Single Family	1,731	$210,852,032.22	74.13%	8.337%	$121,809.38	645	61.18%
PUD	103	24,003,177.49	8.44	7.655	233,040.56	645	71.78
Condo	207	21,947,378.35	7.72	7.662	106,025.98	691	60.94
2 to 4 Family	88	15,871,158.25	5.58	9.542	180,354.07	640	63.28
Single Family (Other)*	82	11,769,245.91	4.14	9.515	143,527.39	683	52.32
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

* Single Family (Other) includes the following property types: Co-op, Land, and Town House/Row House.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Occupancy Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Owner Occupied	1,902	$241,181,468.40	84.79%	8.402%	$126,804.14	644	61.66%
Investment	257	34,032,691.20	11.96	8.099	132,422.92	687	63.73
Second Home	52	9,228,832.62	3.24	7.711	177,477.55	672	58.56
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Documentation Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Stated Documentation	618	$117,276,255.70	41.23%	9.370%	$189,767.40	613	65.11%
Full Documentation	944	69,875,971.99	24.57	7.408	74,021.16	698	54.09
Limited Documentation	469	60,313,451.72	21.20	8.171	128,600.11	651	60.02
Alternative	135	29,068,982.83	10.22	6.585	215,325.80	681	71.65
No Income Verified	34	6,863,911.89	2.41	9.371	201,879.76	637	60.66
No Assets Verified	11	1,044,418.09	0.37	7.771	94,947.10	740	43.81
Total:	2,211	$284,442,992.22	100.00%	8.344%	$128,649.02	650	61.81%

Index Type for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 YR CMT	659	$78,455,114.59	30.25%	7.537%	$119,051.77	694	61.52%
6 MO LIBOR	597	97,246,668.40	37.49	9.951	162,892.24	607	64.82
PRIME	343	44,898,544.62	17.31	9.877	130,899.55	584	60.21
COFI	245	16,183,089.68	6.24	6.316	66,053.43	736	45.75
3 YR CMT	56	3,123,998.43	1.20	6.365	55,785.69	706	40.73
1 YR LIBOR	41	14,246,966.31	5.49	5.541	347,486.98	700	72.76
OTHER	24	802,891.53	0.31	7.576	33,453.81	699	43.75
6 MO CMT	20	509,381.69	0.20	8.573	25,469.08	661	49.83
5 YR CMT	17	660,794.15	0.25	6.821	38,870.24	663	39.15
1 MO LIBOR	10	3,069,572.51	1.18	7.920	306,957.25	648	62.08
3 MO CMT	4	123,840.74	0.05	6.421	30,960.19	759	33.37
3 MO FNMA	1	28,825.44	0.01	7.500	28,825.44	710	41.78
30 YR CMT	1	26,363.15	0.01	7.375	26,363.15	690	50.31
FNMA 30 YR FIX	1	19,952.09	0.01	8.750	19,952.09	797	54.66
Total:	2,019	$259,396,003.33	100.00%	8.651%	$128,477.47	645	61.77%
ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Rate Adjustment Period (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1	83	$26,975,585.99	10.40%	7.973%	$325,007.06	675	74.05%
3	7	208,922.30	0.08	7.318	29,846.04	662	42.24
6	727	112,374,913.05	43.32	9.644	154,573.47	621	62.40
7	1	113,706.87	0.04	10.990	113,706.87	564	59.85
12	1,063	114,250,778.29	44.04	7.935	107,479.57	659	59.40
24	13	331,150.08	0.13	6.149	25,473.08	725	30.29
36	96	3,947,591.45	1.52	6.386	41,120.74	708	37.79
60	29	1,193,355.30	0.46	7.273	41,150.18	664	43.57
Total:	2,019	$259,396,003.33	100.00%	8.651%	$128,477.47	645	61.77%

Gross Margin (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Margin	145	$4,107,213.38	1.58%	6.441%	$28,325.61	698	40.78%
0.250 - 1.000	21	2,834,335.23	1.09	7.634	134,968.34	671	58.72
1.001 - 2.000	173	14,156,494.94	5.46	8.828	81,829.45	599	59.92
2.001 - 3.000	928	111,386,413.25	42.94	7.210	120,028.46	684	58.88
3.001 - 4.000	198	36,153,649.39	13.94	8.548	182,594.19	649	70.21
4.001 - 5.000	99	21,038,764.98	8.11	9.565	212,512.78	626	62.70
5.001 - 6.000	135	20,929,271.75	8.07	10.629	155,031.64	597	62.33
6.001 - 7.000	233	36,073,271.27	13.91	10.949	154,820.91	589	63.04
7.001 - 8.000	59	9,474,527.25	3.65	11.026	160,585.21	588	64.33
8.001 - 9.000	20	2,109,182.36	0.81	10.571	105,459.12	634	78.97
9.001 - 10.000	2	224,567.17	0.09	13.497	112,283.59	646	62.14
10.001 - 11.400	6	908,312.36	0.35	11.471	151,385.39	549	60.92
Total:	2,019	$259,396,003.33	100.00%	8.651%	$128,477.47	645	61.77%

The minimum and the maximum Gross Margins of the Adjustable Rate Pool 2 Mortgage Loans are approximately 0.000% and 11.400%, respectively, and the weighted average is approximately 3.867%.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Maximum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Maximum Rate	419	$37,548,126.54	14.48%	9.138%	$89,613.67	585	59.45%
5.000 - 7.999	3	761,580.17	0.29	6.228	253,860.06	718	75.63
8.000 - 8.999	4	1,313,878.80	0.51	7.713	328,469.70	672	72.37
9.000 - 9.999	54	19,565,862.11	7.54	7.484	362,330.78	676	78.26
10.000 - 10.999	65	17,260,565.72	6.65	6.024	265,547.16	712	67.40
11.000 - 11.999	91	14,799,085.66	5.71	6.801	162,627.31	683	67.19
12.000 - 12.999	200	31,278,789.63	12.06	6.949	156,393.95	686	66.25
13.000 - 13.999	212	27,348,937.65	10.54	7.480	129,004.42	701	55.24
14.000 - 14.999	183	19,133,742.03	7.38	8.101	104,555.97	658	57.53
15.000 - 15.999	199	18,142,010.21	6.99	9.066	91,165.88	644	56.37
16.000 - 16.999	210	21,193,135.99	8.17	10.216	100,919.70	615	60.66
17.000 - 17.999	214	29,974,238.23	11.56	11.135	140,066.53	579	56.50
18.000 - 18.999	107	14,467,159.03	5.58	11.796	135,207.09	603	58.31
19.000 - 19.999	28	4,560,067.42	1.76	11.523	162,859.55	594	64.81
20.000 - 25.000	30	2,048,824.14	0.79	9.845	68,294.14	684	60.79
Total:	2,019	$259,396,003.33	100.00%	8.651%	$128,477.47	645	61.77%

The minimum and the maximum Maximum Mortgage Rates of the Adjustable Rate Pool 2 Mortgage Loans with a Maximum Rate are approximately 5.000% and 25.000%, respectively, and the weighted average is approximately 14.218%.

Minimum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Minimum Rate	104	$2,913,968.84	1.12%	6.113%	$28,018.93	718	37.83%
0.250 - 0.999	9	375,976.85	0.14	7.079	41,775.21	657	64.78
1.000 - 1.999	19	1,993,062.60	0.77	6.299	104,898.03	750	58.92
2.000 - 2.999	698	84,679,497.41	32.64	6.778	121,317.33	708	59.25
3.000 - 3.999	223	32,376,642.64	12.48	7.899	145,186.74	682	66.90
4.000 - 4.999	36	5,641,392.52	2.17	8.596	156,705.35	668	63.80
5.000 - 5.999	72	15,250,139.92	5.88	9.626	211,807.50	593	60.75
6.000 - 6.999	158	27,397,960.69	10.56	10.313	173,404.81	592	60.37
7.000 - 7.999	108	19,281,792.12	7.43	10.028	178,535.11	585	62.24
8.000 - 8.999	96	10,577,041.62	4.08	9.420	110,177.52	603	70.01
9.000 - 9.999	224	23,290,012.18	8.98	9.929	103,973.27	592	64.57
10.000 - 14.900	272	35,618,515.94	13.73	10.648	130,950.43	588	61.83
Total:	2,019	$259,396,003.33	100.00%	8.651%	$128,477.47	645	61.77%

The minimum and the maximum Minimum Mortgage Rates of the Adjustable Rate Pool 2 Mortgage Loans with a Minimum Rate are approximately 0.250% and 14.900%, respectively, and the weighted average is approximately 5.658%.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Months to Next Rate Adjustment (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 - 6	931	$107,325,734.14	41.38%	8.328%	$115,280.06	659	61.71%
7 - 12	605	62,509,927.89	24.10	8.446	103,322.19	649	59.22
13 - 18	169	30,142,297.91	11.62	8.789	178,356.79	621	63.54
19 - 24	178	33,080,746.17	12.75	10.499	185,846.89	598	58.44
25 - 30	27	4,461,935.37	1.72	7.115	165,256.87	685	66.43
31 - 36	40	5,820,759.93	2.24	8.584	145,519.00	658	66.40
37 - 42	11	3,466,823.17	1.34	5.610	315,165.74	712	77.83
43 - 48	12	1,689,748.72	0.65	7.168	140,812.39	672	87.32
49 - 54	25	4,977,084.54	1.92	7.245	199,083.38	656	79.30
55 - 60	21	5,920,945.49	2.28	10.252	281,949.79	630	59.82
Total:	2,019	$259,396,003.33	100.00%	8.651%	$128,477.47	645	61.77%

The minimum and the maximum Months to Next Rate Adjustment of the Adjustable Rate Pool 2 Mortgage Loans are approximately 1 months and 60 months, respectively, and the weighted average is approximately 12.

Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Periodic Cap	541	$66,624,716.24	25.68%	8.598%	$123,151.05	620	65.53%
0.500 - 0.999	18	991,120.88	0.38	5.890	55,062.27	751	42.71
1.000 - 1.249	430	61,352,531.62	23.65	8.818	142,680.31	635	63.29
1.500 - 1.749	202	15,068,494.32	5.81	10.545	74,596.51	615	67.36
1.750 - 1.999	2	81,818.31	0.03	6.424	40,909.16	728	42.68
2.000 - 2.249	762	110,050,415.88	42.43	8.346	144,423.12	668	58.35
2.250 - 2.499	1	36,269.67	0.01	6.500	36,269.67	666	48.36
2.500 - 2.749	18	747,984.57	0.29	6.998	41,554.70	745	28.53
2.750 - 2.999	1	23,954.11	0.01	6.500	23,954.11	802	46.07
3.000 - 3.249	21	990,498.59	0.38	8.429	47,166.60	695	55.61
5.000 - 5.249	8	531,415.38	0.20	7.224	66,426.92	754	58.40
6.000 - 6.249	11	2,062,213.20	0.80	10.737	187,473.93	597	61.02
7.750 - 10.000	4	834,570.56	0.32	7.879	208,642.64	651	67.12
Total:	2,019	$259,396,003.33	100.00%	8.651%	$128,477.47	645	61.77%

The minimum and the maximum Periodic Caps of the Adjustable Rate Pool 2 Mortgage Loans with Periodic Caps are approximately 0.500% and 10.000%, respectively, and the weighted average is approximately 1.724%.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Initial Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Initial Periodic Cap	3	$1,105,827.94	0.43%	8.963%	$368,609.31	588	76.57%
0.500 - 0.999	18	991,120.88	0.38	5.890	55,062.27	751	42.71
1.000 - 1.249	770	89,123,916.65	34.36	8.532	115,745.35	636	62.39
1.500 - 1.749	87	3,897,314.92	1.50	9.313	44,796.72	652	52.67
1.750 - 1.999	2	81,818.31	0.03	6.424	40,909.16	728	42.68
2.000 - 2.249	707	93,915,555.38	36.21	8.586	132,836.71	664	56.40
2.250 - 2.499	1	36,269.67	0.01	6.500	36,269.67	666	48.36
2.500 - 2.749	18	747,984.57	0.29	6.998	41,554.70	745	28.53
2.750 - 2.999	1	23,954.11	0.01	6.500	23,954.11	802	46.07
3.000 - 3.249	275	36,100,263.45	13.92	9.825	131,273.69	595	69.24
4.000 - 4.249	2	1,200,620.30	0.46	6.088	600,310.15	787	58.22
5.000 - 5.249	66	14,864,483.85	5.73	7.388	225,219.45	677	68.90
6.000 - 6.249	48	11,395,780.45	4.39	8.634	237,412.09	647	67.93
7.500 - 7.749	7	2,994,480.64	1.15	7.799	427,782.95	653	80.30
7.750 - 10.000	14	2,916,612.21	1.12	8.758	208,329.44	637	67.83
Total:	2,019	$259,396,003.33	100.00%	8.651%	$128,477.47	645	61.77%

The minimum and the maximum Initial Periodic Caps of the Adjustable Rate Pool 2 Mortgage Loans with Initial Periodic Caps are approximately 0.500 % and 10.000%, respectively, and the weighted average is approximately 2.276%.

Original Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
12 - 19	11	$3,962,838.61	7.46%	9.929%	$360,258.06	575	58.60%
20 - 25	69	16,072,257.15	30.24	10.637	232,931.26	586	58.97
32 - 37	16	5,236,710.12	9.85	7.356	327,294.38	675	65.27
56 - 61	66	18,899,862.65	35.56	8.904	286,361.56	622	68.35
80 - 85	1	177,461.22	0.33	5.750	177,461.22	583	80.66
116 - 121	31	8,609,108.26	16.20	7.149	277,713.17	691	68.69
122 - 360	2	193,250.00	0.36	11.464	96,625.00	576	66.03
Total:	196	$53,151,488.01	100.00%	9.067%	$271,181.06	624	64.57%

The minimum and the maximum Original Interest Only Terms of the Pool 2 Mortgage Loans with Interest Only Terms are approximately 12 months and 360 months, respectively, and the weighted average is approximately 54 months.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.

Free Writing Prospectus for
BAYV 2006-D

Remaining Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Expired IO Term	8	$3,371,594.23	6.34%	7.698%	$421,449.28	694	62.15%
1 - 6	4	1,146,224.69	2.16	10.917	286,556.17	570	45.39
7 - 12	19	5,097,313.95	9.59	9.899	268,279.68	604	57.34
13 - 18	44	10,570,500.77	19.89	10.070	240,238.65	590	60.73
19 - 24	18	4,029,010.53	7.58	10.700	223,833.92	592	57.87
25 - 30	7	2,233,267.78	4.20	7.355	319,038.25	710	63.74
31 - 36	5	1,636,217.77	3.08	8.701	327,243.55	651	64.23
43 - 48	10	4,253,771.51	8.00	6.725	425,377.15	646	68.92
49 - 54	22	5,869,524.94	11.04	7.720	266,796.59	638	75.93
55 - 60	30	8,651,319.92	16.28	10.780	288,377.33	601	60.92
67 - 72	4	577,746.43	1.09	6.170	144,436.61	687	78.48
73 - 78	2	328,090.97	0.62	6.006	164,045.49	727	75.77
79 - 84	1	749,993.94	1.41	5.875	749,993.94	752	75.00
97 - 102	1	127,807.00	0.24	6.500	127,807.00	NA	75.00
103 - 108	3	567,853.33	1.07	6.529	189,284.44	577	78.89
109 - 114	10	2,621,722.64	4.93	7.573	262,172.26	623	78.87
115 - 120	6	1,126,277.61	2.12	8.020	187,712.94	679	79.35
121 - 354	2	193,250.00	0.36	11.464	96,625.00	576	66.03
Total:	196	$53,151,488.01	100.00%	9.067%	$271,181.06	624	64.57%

The minimum and the maximum Remaining Interest Only Term of the Pool 2 Mortgage Loans with Interest Only Terms are approximately 1 month and 354 months, respectively, and the weighted average is approximately 40 months.

ABS Syndicate Desk (212) 834-4154
The information herein will be superseded in its entirety by the Prospectus relating to the securities.